As filed with the Securities and Exchange Commission on October 17, 1997


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


                                                   FORM 8 - K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported)   October 10, 1997


                     NIAGARA MOHAWK POWER CORPORATION
   (Exact name of registrant as specified in its charter)

                         New York

      (State or Other Jurisdiction of Incorporation)


       1-2987                             15-0265555
(Commission File Number)     (IRS Employer Identification No.)



300 Erie Boulevard West, Syracuse, NY           13202
(Address of Principal Executive Offices)      (Zip Code)


                         (315) 474-1511
          (Registrant's Telephone Number, Including Area Code)

                               N/A
   (Former Name or Former Address, if Changed Since Last Report)

     Items 1-4. Not Applicable.


     Item 5.    Other Events.

          On October 10, 1997, Niagara Mohawk Power Corporation ("Company") filed its PowerChoice settlement with the Public Service Commission of the State of New York ("PSC"), which incorporates the terms of the Master Restructuring Agreement
     (MRA). The settlement will be the subject of evidentiary and public statement hearings before an administrative law judge. The PSC will review the settlement and the judge's analysis in open session before voting on the agreement.
     The Company hopes to obtain approval from the PSC by early 1998 and to consummate the MRA in the first half of 1998. The foregoing is qualified in its entirety by the text of the PowerChoice settlement, a copy of which is filed as
     Exhibit 99.1 hereto and incorporated herein by reference.

     Item 6.   Not Applicable.

     Item 7.   Financial Statements, Pro Forma Financial
                    Information and Exhibits.

               (a)-(b)   Not Applicable.

               (c)  Exhibits Required by Item 601 of Regulation
                         S-K.



          EXHIBIT NUMBER                DESCRIPTION

               99.1      PowerChoice  settlement filed with the
                              PSC on October 10, 1997

               99.2      Press Release, dated October 10, 1997

     Items 8-9.     Not Applicable.

     NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES

                          SIGNATURE


               Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

                              NIAGARA MOHAWK POWER CORPORATION
                                        (Registrant)



                               BY:/s/ Steven W. Tasker
                               -----------------------
                               Steven W. Tasker
                               Vice President-Controller and
                               Principal Accounting Officer




     Date:  October 17, 1997

     EXHIBIT INDEX


     EXHIBIT NUMBER                     DESCRIPTION

          99.1           PowerChoice settlement filed with the
                         PSC on October 10, 1997

          99.2           Press Release, dated October 10, 1997

     EXHIBIT 99.1
     -------------

     NIAGARA MOHAWK POWER CORPORATION
     POWERCHOICE SETTLEMENT AGREEMENT
     Table of Contents



     1.0  BACKGROUND

     2.0  RATE PLAN

          2.1  Introduction/Summary

          2.2  Term and Effective Date of Rates

          2.3  Master Restructuring Agreement (MRA)

               2.3.1            Prudence of the MRA
               2.3.2            Reasonable Opportunity to Recover Costs
               2.3.3            Recovery of Costs Associated with
                                Termination of Related Gas
                                Transportation and Peak
                                Shaving Agreements
               2.3.4            SIPP Cost Recovery

          2.4  Overall Rate and Revenue Levels

               2.4.1            Average Prices

                                2.4.1.1   Years One Through Three
                                2.4.1.2   Price Cap for Years Four and Five

               2.4.2            Revenues and Financial Forecast
               2.4.3            Rate Adjustment Mechanisms
               2.4.4            Gross Receipts Tax (GRT) Reform
               2.4.5            Securitization

          2.5  Stranded Cost Recovery

          2.6  Deferrals

               2.6.1             Cost Categories Eligible for Deferrals
               2.6.2 New York Power Authority Transmission Access Charge (NTAC) Deferral
               2.6.3             Tax Refunds/Payments
               2.6.4             Additional IPP Contract Termination or
                                 Restructuring
               2.6.5 Disposition of Existing Cost Deferrals Not Yet Reflected in Rates

                                 2.6.5.1   Generally
                                 2.6.5.2   Site Investigation and Remediation
                                           Program

     2.7  SFAS No. 71 Applicability

          2.8  Rate Filing for Period After Term of This
               Agreement

     3.0  NIAGARA MOHAWK GENERATION

          3.1  Introduction and Summary

               3.1.1            Generation Owned by Niagara Mohawk
               3.1.2            Generation Purchased from IPPs

          3.2  Guiding Principles for Fossil/Hydro Generation
               Auction

               3.2.1             Agreement to Divest Fossil/Hydro
                                 Generation
               3.2.2             Non-Nuclear Generation Sale Incentive
               3.2.3             Labor Issues Associated with Divestiture

                                  3.2.3.1   Labor Contract Issues
                                  3.2.3.2   Retraining and Severance Costs

               3.2.4              Unhedged Energy and the CTC for
                                  Fossil/Hydro Assets

          3.3  Guiding Principles for Nuclear Assets

               3.3.1               Study to Determine Future Disposition
               3.3.2               Recovery of Stranded Costs
               3.3.3 Cost Treatment if a Nuclear Plant is Sold, Transferred or Divested
               3.3.4               Cost Treatment in the Event of a Plant
                                   Retirement

          3.4  Design Principles for Transition Contracts with
               Generators

               3.4.1               Design Features Common to All Generators

                                   3.4.1.1   Transition Contract Overview
                                   3.4.1.2   Primary Design Components

               3.4.2               NMPC Fossil and Hydro Generation
                                   Transition Contract(s)
               3.4.3               Nuclear Generation Transition Contracts
               3.4.4               Settling Independent Power Producers
                                   (SIPPs)

          3.5  Other Independent Power Producers (IPPs)

     4.0  ELECTRIC PRICES

          4.1  Overview of Bundled and Unbundled Prices

               4.1.1                Bundled Prices

                                    4.1.1.1  Residential and Commercial Class
                                    Price Levels
                                    4.1.1.2  Industrial and Large Commercial
                                    Price Levels

               4.1.2                Methodology for Arriving at Bundled
                                    Prices

                                    4.1.2.1  Calculation of "Base" 1997 Rates
                                    Before Decreases
                                    4.1.2.2  Application of Percentage Decreases
                                    for SC 1, 2, & 3
                                    4.1.2.3  Calculation of SC-3A Rates

               4.1.3                Relationship to Dairylea Pilot
               4.1.4                Planned Reductions Associated with Gross
                                    Receipts Tax Reform
               4.1.5                Potential Securitization Savings

          4.2  CTC and Market Price Hedging

               4.2.1                Overview
               4.2.2                General Calculation and Application
               4.2.3                Commodity Adjustment Charge
               4.2.4                Significance of Hedged and Unhedged
                                    Energy
               4.2.5                CTC Options and Market Price Forecast

                                    4.2.5.1  For S.C. No. 3A and S.C. No.4
                                    (>2 MW) Customers
                                    4.2.5.2  For S.C. Nos. 1, 2, & 3 Customers

               4.2.6               Adjustments to the CTC in Years Four and
                                   Five
               4.2.7               Alcan and Sithe/Independence

          4.3  Surcharge and Reconciliation Mechanisms

               4.3.1               Surcharge Mechanisms That Will Be
                                   Abolished
               4.3.2               Gross Receipts Tax Surcharge
               4.3.3               NYPA Hydropower Benefit Reconciliation
               4.3.4               System Benefits Charge
               4.3.5               Deferrals
               4.3.6               Recovery of Generation Sale Incentive

          4.4  Unbundled Services and Prices

               4.4.1               Unbundled Energy Commodity Charge
               4.4.2               Unbundled Transmission Charges
               4.4.3               Unbundled Distribution Charges
               4.4.4               Price Cap Plan for Transmission and
                                   Distribution Services

                                   4.4.4.1   T&D Rate Increases
                                   4.4.4.2   CTC Offsets to Increased T&D Prices
                                   4.4.4.3   Price Cap for Years 4 and 5

               4.4.5               Availability of Unbundled Prices for
                                   Informational Purposes
               4.4.6               Relationship to Generation Separation
               4.4.7               Customer Service Backout Credit

          4.5  Residential Pricing Designs

               4.5.1               Service Classification No. 1 - Standard
                                   Residential Rate

                                   4.5.1.1  Flat Rate Structure
                                   4.5.1.2  Phased-in Rebalancing of Customer
                                            and Energy Charge
                                   4.5.1.3  Phased-in Discount from Initial
                                            Price Levels

               4.5.2 Service Classification Nos. 1B and 1C - Residential Time-of-Use Rates
               4.5.3               Service Classification No. 1H - Optional
                                   Residential Rate
               4.5.4               CTC

          4.6  Commercial Pricing Designs

               4.6.1               Service Classification Nos. 2ND - Small
                                   General Service Rates

                                   4.6.1.1  Flat Rate
                                   4.6.1.2  Phased-in Rebalancing of Customer
                                            and Energy Charges
                                   4.6.1.3  Phased-in Discount from Initial
                                            Price Levels

               4.6.2               Service Classification No. 2D - Small
                                   General Service Rates

                                   4.6.2.1  Phased-in Rebalancing of Customer
                                            and Energy Charges
                                   4.6.2.2  Phased-in Discount from Initial
                                            Price Levels

               4.6.3               CTC

          4.7  Large General Service (S.C. Nos. 3, 3A, 4 and 5)
               Pricing Designs

               4.7.1 S.C. No. 3 (Large General Service <2 MW) and Smaller S.C. No. 4 Customers (<2 MW)

                                   4.7.1.1   Rate Design
                                   4.7.1.2   Initial Price Levels
                                   4.7.1.3   CTC

               4.7.2 S.C. No. 3A (Large General Service, Mandatory Time-of-Use, High Demand) and Large S.C. No. 4 Customers (>2 MW)

                                   4.7.2.1   Rate Design
                                   4.7.2.2   Initial Price Levels
                                   4.7.2.3   Rebalancing of Demand Charges
                                   4.7.2.4   CTC

               4.7.3               S.C. No. 5 (Combination 25 & 60 Cycle
                                   Power)
               4.7.4               Projected Industrial Prices

          4.8  Customers with S.C. No. 11 Contracts and Economic
               Development Programs

          4.9  Optional Tariffs for non-Residential Customers

          4.10 Customers Selling Power to Niagara Mohawk Under
               S.C. No. 6

          4.11 Exit Fee for Customers who Bypass the Company's Delivery Service and Customers Taking Service Under S.C. No. 7 (Sale, Backup, Maintenance and Supplemental Energy and Capacity to Customers with On-Site Generation Facilities)

               4.11.1   Rationale
               4.11.2   Applicability
               4.11.3   Exit Fee
               4.11.4   S.C. No. 7

                                   4.11.4.1   Existing Customers
                                   4.11.4.2   New Subscribers and Existing
                                              S.C.No. 7 Customers Following
                                              Divestiture of the Company's
                                              Fossil and Hydro Assets

          4.12 Economic Development Zone Rider (EDZR)

          4.13 Pricing Designs for Service Classifications Under
               PSC No. 214 -- Electricity


          4.14 Application of Unbundled Prices to NYPA
               Allocations

          4.15 Annual Tariff Filings

          4.16 Rate Flexibility

               4.16.1   General
               4.16.2   Optional Rates and Services

          4.17 Miscellaneous Tariff Amendments

               4.17.1   Aggregation of Demand and Customer
                        Charges
               4.17.2   Low Voltage Bypass

     5.0  CUSTOMER SERVICE BACKOUT CREDIT

          5.1  Gross Revenue Exposure

          5.2  Design Principles

          5.3  Relationship to a Generic Proceeding

     6.0  CUSTOMER SERVICE INCENTIVE

          6.1  Customer Service Performance

               6.1.1            PSC Complaint Rate
               6.1.2            Corporate Residential Transaction
                                Satisfaction Index
               6.1.3            Low Income Assistance Program

          6.2  Statement of Intent

          6.3  Service Reliability Incentive

               6.3.1             System Interruption Frequency (SIF)
               6.3.2             Customer Interruption Duration (CID)
               6.3.3             Power Quality

          6.4  Accounting Mechanism

     7.0  SYSTEM BENEFITS CHARGE PROGRAMS

          7.1  System Benefits Charge

               7.1.1             Programs and Funding Levels
               7.1.2             State-Wide Third Party Administrator
               7.1.3             Low Income Customer Assistance Program
                                 (LICAP)

          7.2  Miscellaneous

     8.0  RETAIL ACCESS

          8.1  Conditions Necessary For Retail Access

               8.1.1             Proper Metering
               8.1.2             Billing and Settlement Procedures
                                 Consistent with Market

          8.2  Retail Access Timetable

               8.2.1              Farm & Food Processor Pilot
               8.2.2              Group 1
               8.2.3              Group 2
               8.2.4              Group 3
               8.2.5              Group 4
               8.2.6              Group 5
               8.2.7              Customers With Special Contracts
               8.2.8              Monitoring Progress Through Time
               8.2.9              Contingencies

          8.3  Retail Access Settlement Method

               8.3.1              Forecasting and Scheduling Requirements
               8.3.2              Metering Requirements
               8.3.3              Services Not Covered by the Settlement
                                  System
               8.3.4              Nondiscriminatory Treatment of Customers
               8.3.5              Auditing of the Settlement Function

          8.4  Reciprocity Assurances

     9.0  CORPORATE STRUCTURE AND AFFILIATE RULES

          9.1  Proposed Corporate Structure

          9.2  Rules Governing Affiliate Transactions

               9.2.1              Organization

                                  9.2.1.1  Separation and Location
                                  9.2.1.2  Board of Directors Membership and
                                           Fiduciary Duty
                                  9.2.1.3  Cost Allocation

               9.2.2              Transfer of Non-Generation Assets
               9.2.3              Transfer of Services
               9.2.4              Special Services
               9.2.5              Human Resources

                                  9.2.5.1   Separation of Employees and
                                            Officers
                                  9.2.5.2   Employee Transfers
                                  9.2.5.3   Employee Loans in an Emergency
                                  9.2.5.4   Compensation for Transfers
                                  9.2.5.5   Employee Compensation and Benefits
                                  9.2.5.6   Legal Representation

9.2.6             Maintaining Financial Integrity
               9.2.7              Access to Books, Records and Reports
               9.2.8              Reporting

          9.3  Standards of Competitive Conduct

               9.3.1              Use of Corporate Name and Royalties
               9.3.2              Sales Leads
               9.3.3              Customer Inquiries
               9.3.4              No Advantage Gained by Dealing with
               9.3.5              No Rate Discrimination
               9.3.6              FERC Jurisdiction
               9.3.7              Customer Information
               9.3.8              Other Information
               9.3.9              Complaint Procedures

          9.4  Miscellaneous

               9.4.1              Applicability of Settlement Standards of
                                  Conduct
               9.4.2              Annual Meeting
               9.4.3              Training and Certification
               9.4.4              Telergy

          9.5  Mergers and Acquisitions

               9.5.1              Recovery of Premium
               9.5.2              Relationship to Divestiture
               9.5.3              Applicability of this Agreement Post
                                  Merger
               9.5.4              Expedited Review

     10.0 SUPPLIER OF LAST RESORT OBLIGATION AND
          IMPLEMENTATION

          10.1 Obligation to Serve
          10.2 Implementation

               10.2.1   Energy Service Providers, Marketers and
                        Brokers
               10.2.2   Customer Operations Procedures
               10.2.3   Credit and Collection Matters

                        10.2.3.1   Customer Creditworthiness
                        10.2.3.2   ESCo Creditworthiness Evaluation

               10.2.4   Termination Decisions
               10.2.5   Cost Recovery

     11.0 REGULATORY CHANGES AND APPROVALS

          11.1 Elimination of Certain Regulatory Requirements

               11.1.1   Regulatory Reporting Requirements
               11.1.2   Treatment of Future Refunds

          11.2 Regulatory Approvals

               11.2.1  Commercialization of Products and
                       Technologies Developed as a Result of
                       Research and Development
               11.2.2 PSL Sections 69 and 70 Approval of the Sale,Leasing or Financing of Building Facilities
               11.2.3  Conversion of 25 Cycle Customers

     12.0 LOW INCOME CUSTOMER ASSISTANCE PROGRAM (LICAP)

          12.1 Eligibility Criteria

          12.2 Program Description

          12.3 Program Funding

     13.0 MISCELLANEOUS

          13.1 Force Majeure

          13.2 Commission Authority

          13.3 Provisions Not Separable: Effect of Commission
               Modification

          13.4 Provisions Not Precedent

          13.5 Dispute Resolution

          13.6 Withdrawal from Litigation

     13.7 Constriction of Terms

          13.8 Steam Host Issues

     14.0 TERM OF THIS AGREEMENT

     SECTION 1.0
     BACKGROUND

               In February of 1994, Niagara Mohawk filed a
               comprehensive five-year rate proposal, which opened docket 94-E-0098. Following extensive public statement and evidentiary hearings, the proposal was split into two "phases" for briefing and decision by the Commission. The Commission decided the first phase, setting 1995 rates, in an April 21, 1995 "short order" and in Opinion 95-21.() The multi-year part of the record was never presented to the Commission. Rather, in the April 21 Order, the Commission urged the parties to attempt to negotiate a comprehensive long-term solution to Niagara Mohawk's escalating costs. The Commission ordered the parties, among other things, "to address [the Company's 1996-1999] rate levels, Niagara Mohawk's financial security, the protection of customer service quality, and regulatory changes reflecting increased competition. ... [and] improve the company's
               competitive position, without anti-competitive effects, by addressing the excessive generation cost burden." The Commission also directed the parties to develop a multi-year plan "consistent with policies being developed in connection with the review of competitive opportunities in Case 94-E-0952."()

               The Company answered the Commission's call for a comprehensive solution and multi-year plan by filing its PowerChoice proposal on October 6, 1995, which followed informational sessions among all parties held June-September 1995. PowerChoice proposed an electricity price freeze for most customer classes and reductions for others for the period 1996-2000; financial concessions by the Company and the IPPs in proportion to their contribution to strandable costs in order to finance the price freeze; creation of competitive wholesale generation market in the Company's service territory through the formation of an Independent System Operator (ISO) and divestiture of all of Niagara Mohawk's generation, including its nuclear units; and introduction of customer choice for all classes over a three-year period. In exchange for the Company's willingness to undertake these initiatives, Niagara Mohawk asked that the State help in reducing the costs of above market IPP contracts; for assurance of a reasonable opportunity to recover strandable costs remaining after concessions by Niagara Mohawk and the IPPs; and for permission to form a holding company whose unregulated subsidiaries would have a fair opportunity to compete in the new market.

               In the nine months following the filing of PowerChoice, the Company engaged in extensive negotiations and discussions with all parties. During this time, proceedings were ongoing in the Competitive
               Opportunities Proceeding. Thereafter, in Opinion 96-12, Opinion and Order Regarding Competitive
               Opportunities for Electric Service (issued May 20,
               1996), the Commission expressed its "vision for the future of the electric industry in light of competitive opportunities ...," and added that utilities and IPPs
               "... are strongly encouraged to pursue agreements that reduce rates to benefit ratepayers. If parties are unwilling, however, to restructure those contracts voluntarily, the Commission shall pursue policies to mitigate the impact of such contracts on rates." The
               Commission further directed the IPPs "to move forward aggressively in appropriate forums to seek solutions such as a buyout of contracts or renegotiations of them so as to align them more closely with a competitive framework." Opinion 96-12 went on to require each utility to file a rate/restructuring plan "consistent with our policy and vision for increased competition" by October 1, 1996. Niagara Mohawk was specifically excluded from that filing requirement because it had previously filed its PowerChoice plan.


               By June 1996, it had become clear that no further progress in Niagara Mohawk's PowerChoice negotiations could be made until the Company could put forward a definitive rate plan, and a definitive rate plan would require a comprehensive settlement with the IPPs. The Company suspended PowerChoice negotiations and focused on negotiations with the IPPs.

               On July 9, 1997, after 16 months of arduous and contentious negotiations against the backdrop of many years of court and administrative litigation and the very real prospect of years of future litigation, the Company executed the Master Restructuring Agreement, ("MRA") with 29 IPPs represented by 16 developers who collectively represent more than 80% of the Company's above-market IPP costs. These IPPs (the "Settling IPPs", or "SIPPs") agreed to restructure, amend or replace their current IPP contracts in exchange for:

               -    $3.6 billion in newly issued debt or cash;

               -    46 million shares of common stock (slightly
                         less than 25% of the Company's equity); and
               -    a portfolio of certain financial or physical
                         delivery contracts.

               On July 23, 1997, the Company filed a revised settlement offer for PowerChoice. Two months of intensive negotiations followed, with the Company, Staff and several intervenors reaching an Agreement in Principle on September 25, 1997.

               More than sixty parties have intervened in this proceeding, with almost 30 parties participating actively in the settlement negotiations. Unlike the other New York electric utility restructuring proceedings, the Company, Staff and other parties negotiated without waiver of the Commission's Settlement regulations. Administrative Law Judge Stockholm has mediated the negotiations throughout, with Judges Lee and Brilling joining him since the Company's July 23, 1997 Settlement Offer filing.

               The Settlement Agreement (also the Agreement or Settlement) that follows, like the MRA upon which it rests, resolves many complex and seemingly insoluble issues and is the product of much hard bargaining among the many, normally-adversarial parties to this proceeding. The signatories to this Settlement Agreement strongly recommend its swift approval.

     SECTION 2.0
     RATE PLAN


     2.1  INTRODUCTION AND SUMMARY

               Price level targets and price designs are described in
               Section 4.0. This Section describes the Rate Plan, including the date on which the Agreement becomes effective, the treatment of costs during the term of the Agreement, and the mechanisms for adjusting prices over time.

               RATE PLAN FOR YEARS ONE THROUGH THREE. During years one through three of the Agreement, prices have been set at the targets listed in Table 4-1 and 4-2. During the first three years, prices may only be adjusted for a limited number of surcharges which could raise or lower prices. These surcharges include the New York Power Authority (NYPA) Hydropower Credit described in
               Section 2.4.3, a surcharge to account for variations from forecasted costs in the event a nuclear power plant is retired (described in Section 2.5 and 3.3.4) and an increase in spending levels for the System Benefits Charge (if ordered by the Commission, as described in Section 2.4.3).

               However, during the first three years, certain costs or savings can be deferred for recovery or refund beginning in years four and five of the Agreement. The items that can be deferred are limited and are described in Section 2.6.

               RATE PLAN FOR YEARS FOUR AND FIVE. For years four and five of the Agreement, the Company can file for a rate increase, but that increase must be capped at 1% for all elements of rates except the market price of the electric commodity itself, and except as specified below. The details of this price cap plan are described in Section 2.4.1.2. In addition, Niagara Mohawk can begin to recover through a surcharge, the expenses that it was allowed to defer in the first three years of the Agreement. Surcharges applicable in years four and five are the surcharges applicable in the first three years as well as the generation auction incentive surcharge which is described in Section
               2.4.3. Recovery of deferrals and the generation auction incentive in years four and five is limited such that these surcharges plus any allowed rate increase under the 1% price cap cannot exceed the rate of inflation. This mechanism is described in more detail in Section 2.4.3. Finally, the price cap and the inflation cap for deferral recovery exclude the recovery or refund of the difference between the actual and forecasted costs associated with certain approved IPP Indexed Contracts, which will begin in year four as described in Section 2.4.1.2.

               STRANDED COST RECOVERY. Upon fulfilling certain commitments described herein, the Company shall have a reasonable opportunity to recover its stranded generation costs, including costs associated with its own generation as well as the costs associated with the Master Restructuring Agreement between the Company and the Settling Independent Power Producers (SIPPs) as described in Sections 2.3, 2.5 and 3.0.

     2.2  TERM AND EFFECTIVE DATE OF RATES

               The Company proposes to implement the rate plan for a period of five years, commencing on the PowerChoice Implementation Date.

               The PowerChoice Implementation Date is dependent upon receipt of Public Service Commission approval of this Settlement Agreement, as well as completion of other steps subsequent to PSC approval, including, but not limited to, obtaining various approvals to issue debt and sell equity, SIPPs settlement of their third party obligations and negotiation between the Company and the SIPPs of new contractual arrangements. New tariffs will not become effective until these steps are completed. The Company will file proposed tariffs to implement this agreement as soon as is reasonably possible following approval of this agreement, but in no event later than 60 days following approval of this agreement. The Company's objective is to consummate these steps as soon as possible. Many steps on the critical path to implementation are predicated on receiving written PSC approval. Any delays in receiving written PSC approval will result in a delay in the implementation of new rates. Any delay in the completion of subsequent steps would also delay the effective date. For the purpose of defining the five year term of the rate plan, the first rate year begins with the PowerChoice Implementation Date and each subsequent rate year begins on the anniversary thereof.

     2.3  MASTER RESTRUCTURING AGREEMENT (MRA)

          2.3.1     PRUDENCE OF THE MRA

               The MRA and the contracts to be executed pursuant thereto are found to be prudent and recoverable to the extent provided herein. The specific details of debt and stock issuances required to finance the MRA will be subject to separate review and approval after filing.

          2.3.2     REASONABLE OPPORTUNITY TO RECOVER COSTS

               The Company will have a reasonable opportunity to recover stranded costs associated with the MRA, including all costs of the contracts to be executed pursuant to the MRA (as described in Appendix A and Section 4.4), except for the return on the regulatory asset, through the Competitive Transition Charge (CTC) or, where applicable, exit fees. The Commission will consider any request for a return on the regulatory asset post year five of the PowerChoice Settlement Agreement.

          2.3.3     RECOVERY OF COSTS ASSOCIATED WITH TERMINATION
                    OF RELATED GAS TRANSPORTATION AND PEAK
                    SHAVING AGREEMENTS

               The Parties agree that the Company will recover in gas rates certain costs associated with the termination of gas transportation and peak shaving agreements between the SIPPs and Niagara Mohawk, as described in Appendix B.

          2.3.4     SIPP COST RECOVERY

               The costs of the SIPP contract restructuring and termination resulting from the MRA and associated contracts will be deferred and amortized over a period not to exceed ten years. To achieve the price levels described in Tables 4-1 and 4-2, the Company proposes not to set a specific rate of return on the regulatory asset, although it is obvious from the financial forecast in Appendix C that little or no return is forecast to be earned on that asset during the term of the settlement agreement.

               The Company will be taking the position with the Internal Revenue Service generally that the cash and common stock portion of the SIPP settlement costs are currently deductible, creating a Net Operating Loss carry back that would entitle the Company to a refund of prior years paid taxes. The refund would be used to fund a portion of the cash needed for the SIPP settlement, and would not be otherwise deferred for other rate making purposes.

     2.4  OVERALL RATE AND REVENUE LEVELS

          2.4.1     AVERAGE PRICES

                    2.4.1.1  YEARS ONE THROUGH THREE

                         The agreed upon prices for the major service classifications for years one through three are set forth in Tables 4-1 and 4-2 and described in greater detail in Section 4.0. The starting point for establishing the bundled retail prices that will apply for the duration of this agreement is the retail base rates that became effective April 27, 1995 adjusted to capture 1995 surcharges. Prices for distribution and transmission services will be increased during years one through three as described in Section 4.4.4, but offset by an equivalent reduction in the CTC to meet the overall price goals.

                    2.4.1.2  PRICE CAP FOR YEARS FOUR AND FIVE

                         Prices in years four and five can be
                         increased by an amount not to exceed 1% of
                         the all-in price except the commodity (e.g.
                         inclusive of transmission, distribution and
                         forecasted CTC charges) except for exclusions noted below. Unless an increase is sought,
                         the Company is not required to file.   Any
                         rate increases to transmission prices
                         approved by FERC that would be charged to retail customers would count towards the price cap increase.

                         The price cap excludes recovery of deferrals established pursuant to the Settlement Agreement and any generation sale incentive, and variations in the MRA contract costs due to the indexing provisions of the IPP contracts. The Company will be allowed to file for deferrals and generation sale incentive recovery pursuant to Section 2.4.3, without a filing for the price cap.

                         Beginning in year four, the Company will adjust the CTC quarterly for changes in the, IPP Indexed Contracts through the CAC as described in Section 4.2.6. The Company agrees to file the amended or restated contracts with the Commission for their review and approval of the indexing provisions. The contracts shall be approved as just and reasonable if the indexing provisions are consistent with the terms and conditions for amended and restated contracts contained in Exhibit A of the MRA. In particular, the indexing formula, when calculated using the assumptions set forth in Exhibit A, Attachment A-5 of the MRA, will result in weighted average contract prices that do not exceed the weighted average contract prices that are contained in Attachment A-3 to Exhibit A to the MRA, with such weighted average contract prices being subject to adjustment if one or more of the SIPPs do not consummate the contracts contemplated in the MRA.

          2.4.2     REVENUES AND FINANCIAL FORECAST

               The Company's projection of the financial impacts of the MRA and this settlement agreement are presented in Appendix C.

          2.4.3     RATE ADJUSTMENT MECHANISMS

               The projected prices are subject to change only as specified in this Agreement. The parties have agreed upon several specific mechanisms that could change prices periodically. These mechanisms include:

          - SYSTEMS BENEFITS CHARGE (SBC)

               As described in Section 7.0, the SBC will be used to collect the costs of public policy programs, to be imposed on all distribution customers except as otherwise provided herein. Spending for SBC-related programs will be set at $15 million annually for years one through three. That level of spending is included within the pricing goals set forth in Tables 4-1 and 4-2. Additional spending, if approved by the PSC, would be collected through a surcharge to customers.

          - NYPA RESIDENTIAL HYDROPOWER CREDIT

               In accordance with contracts between NYPA and the Company, residential customers are to receive the actual benefits of NYPA hydropower. The procedure to reflect actual benefits in residential prices is described in Section 4.3.3.

          - GENERATION SALE INCENTIVE

               Section 3.2.2 describes the Company's incentive for the sale of fossil and hydro assets. To collect this incentive, the Company will include a surcharge in years four and five. The surcharge will be limited, in combination with the Company's proposal to recover deferrals, to an amount equal to inflation less amounts authorized under the price caps filing and deferral recovery. Unamortized amounts of incentive remaining at the end of year 5 will be amortized over a period not to exceed 3 years. All customers who pay the CTC, or, where applicable, exit fees, will pay the generation incentive through a surcharge. Customers who do not pay the CTC or exit fees, will not be obliged to pay the generation incentive.

               To the extent the sales price of the assets is sufficiently in excess of book value to fund some or all of the incentive, the Company will retain that cash and the incentive surcharge will be reduced or eliminated (book value includes related costs, such as parts and fuel inventory, allocation of common facility costs, etc.). To the extent there is a net book gain (after auction costs and incentive) on the sale of the assets, the net gain will be used to reduce stranded costs for all customers that pay the CTC. To the extent there are unrecovered costs remaining (i.e., stranded costs), these costs will be deferred for recovery in year six over a period up to the remaining life of the assets sold, as provided herein.

          - RECOVERY OF DEFERRALS

               The Company will file for recovery of deferrals from years one through three, beginning in year four. Deferrals will include those referred to herein. The amount of amortization and recovery will be limited to an amount equal to the rate of inflation less the amount allowed under the price caps filing and generation sale incentive recovery if any. The rate of inflation will be the latest Blue Chip indicator forecast of GDPPI at the time of the Commission decision. New deferrals recorded in year four will be factored into the year five deferral filing. Any remaining unamortized deferrals at the end of year five will be recovered over a period not to exceed five years beginning in year six.

               Deferrals will be collected through appropriate rate mechanisms, depending upon the nature of the cost, i.e., generation-related deferrals such as changes in nuclear costs will be collected through a surcharge to all customers who pay a CTC. Customers who do not pay the CTC or exit fee will not be obliged to pay for generation deferrals. Distribution-related deferrals will be collected through a distribution surcharge.

               When available, new deferred debits will be netted against new deferred credits arising during the term of this settlement agreement.

          2.4.4     GROSS RECEIPTS TAX (GRT) REFORM

               New York State enacted legislation in 1997 phasing in a 1% reduction of the State gross receipts tax by 2000. Such reduction in the GRT, as realized, will be passed through to customers as described in Section 4.1.4.

          2.4.5     SECURITIZATION

               Further rate reductions could be achieved if the State of New York were to authorize "securitization" of certain costs in a way that reduces the borrowing cost of the Company. To the extent that it is not otherwise prohibited by any legislation authorizing securitization, the benefits of securitization should be used to further reduce prices to SC1, 2, and 3 customers. The Company and Staff recommend that the Commission consider allocating a portion of such savings for energy efficiency and clean technology.

      2.5 STRANDED COST RECOVERY

                    Niagara Mohawk will be entitled to recover allowable stranded costs through a non-bypassable Competitive Transition Charge (CTC) or, in some circumstances, an exit fee. The details of the CTC and the exit fee are contained in Section 4.0.

                    As described in Section 3.0, Niagara Mohawk will have a reasonable opportunity to recover stranded costs associated with its fossil and hydro units, which will be quantified through auction and divestiture.

                    Niagara Mohawk will have a reasonable opportunity to recover stranded costs associated with its nuclear generation during the term of this
                    agreement, as described in Section 3.0.   Recovery
                    of stranded costs associated with retirement of a nuclear unit during the term of this agreement is subject to a separate Commission review process described in Section 3.0.

                    As described in Section 2.3.2 above, Niagara
                    Mohawk will have a reasonable opportunity to recover stranded costs associated with the MRA, with the exception of the return on the regulatory asset related to the MRA. During the term of this agreement, Niagara Mohawk has limited its return on the regulatory asset, resulting in a low projected return on equity, as shown in Appendix
                    C.  The projected foregone returns represent
                    Niagara Mohawk's share of stranded cost
                    responsibility during the term of this agreement.

     2.6  DEFERRALS

          2.6.1     COST CATEGORIES ELIGIBLE FOR DEFERRALS

               Site Investigation and Remediation (SIR) costs are eligible for true-up and deferral. In addition, the following changes in forecast costs are eligible for deferral: changes in laws, regulations, rules and accounting that can be substantiated as increasing or decreasing the cost of doing business (in excess of $500,000 per change), and nuclear costs beyond management's control (including decommissioning, the Price Anderson Act covering nuclear accidents, fuel storage, disposal of waste (exclusive of cost increases unrelated to changes in laws, regulations, etc.), significant NRC actions and other government agency mandates and policy issues). Changes in regulations will include financial consequences associated with a final decision in Case 97-E-0251. In addition, some gross revenue losses associated with the customer service backout credit (See Section 5.0) will be deferred. Any penalties accrued under the Customer Service Quality Incentive (See Section 6.0) will be deferred to offset cost deferrals.

               The Company will be entitled to petition for deferral and recovery of any other incremental costs not specifically anticipated in the financial forecast and not otherwise provided for in the first sentence of this subparagraph, including incremental costs associated with the Company's role as provider of last resort as well as incremental business retention price discounts as described in herein.

          2.6.2     NEW YORK POWER AUTHORITY TRANSMISSION ACCESS
                    CHARGE (NTAC) DEFERRAL

               The Company shall be entitled to defer annually the actual NTAC costs up to a capped level reflecting the total of (1) the actual amount of leveraged co-funding and grants used for electric technologies, renewable projects and marketing and promotions related to energy efficiency or other projects qualifying for funding under the SBC, and (2) the actual amount of Low Income Customer Assistance Program (LICAP) program generated arrears forgiveness.

          2.6.3     TAX REFUNDS/PAYMENTS

               The Company is subject to ongoing examinations by federal and state tax authorities. No amounts have been provided for in the financial forecast for resolution, either resulting in a refund or liability, of these examinations. To the extent that refunds or payments, including interest and penalties and net of any deferred taxes, individually exceed $500,000, the Company will defer such refund or payment for disposition in rates as set forth in Section 2.4.3.

          2.6.4     ADDITIONAL IPP CONTRACT TERMINATION OR
                    RESTRUCTURING

               There may be additional opportunities to restructure or terminate IPP contracts not included in the current MRA. With respect to any such opportunities that are pure IPP buyouts, the Company will defer the up-front costs and amortize those costs over a five year period from the date of the buyout. The up-front costs will be accounted for on an accrual basis (including instances where the buyout payment is structured over a number of years). The Company will retain the savings from the buyout during the five year period of the PowerChoice settlement. Unamortized costs and savings remaining at the end of year five will be recovered or refunded in subsequent rate proceedings subject to prudence review.

               With respect to restructuring of additional IPP contracts, the Company will submit to the Commission for approval and rate treatment each proposed restructuring, along with a calculation of the anticipated savings on both a nominal and NPV basis. The parties agree that the Company should be entitled to a share of savings to provide as a meaningful incentive to pursue restructuring. The sharing level shall be determined by the Commission on a case by case basis.

          2.6.5     DISPOSITION OF EXISTING COST DEFERRALS NOT
                    YET REFLECTED IN RATES

               2.6.5.1   GENERALLY

                    Deferred debits and credits existing as of the PowerChoice Implementation Date shall be netted against each other, and the net balance shall be added/subtracted to/from any deferrals provided for herein. Appendix E sets forth the accounts and estimated balances to be netted.

                    The Company will discontinue true-up accounting for electric unbilled services. Revenues recorded by the Company in each year of this settlement agreement will reflect both billed and unbilled revenues of the period.

               2.6.5.2.  SITE INVESTIGATION AND REMEDIATION
                         PROGRAM

                    The Company has conducted a Site Investigation and Remediation program (SIR) the purpose of which has been to efficiently and effectively manage a number of environmental clean-up activities over an extended period of time. The principal activities involve investigation and, where necessary remediation and monitoring of manufactured gas plant sites and industrial waste sites. The Company expects to continue these activities through the term of the settlement agreement. Under previous electric and gas rate orders, the Company has been permitted to defer cost differences from amounts provided for in rates. This treatment continues under the existing gas rate settlement through 1999. The Company will apply deferral accounting as described herein, to cost differences from amounts provided for in the financial forecast presented in Appendix C and described below.

                    The amount the Company proposes to include in rates has been affected by two recent events.
                    First, the Company entered into an amended Order on Consent with the New York Department of Environmental Conservation (NYDEC) on May 12, 1997 that provides for an annual "cost cap" of approximately $15 million on expenditures by the Company for 52 sites covered by the Order. The cost cap is not an absolute limit on the Company's annual or total spending on these sites, but represents an understanding between the Company and the NYDEC that it is in the best interests of both parties to provide for efficient management of the investigation and remediation process.
                    However, where the NYDEC or the Company believes that public health and safety concerns warrant accelerated expenditures, the cost cap will be exceeded. Also, total annual expenditures may be influenced by requirements at sites over which the Company has little or no control (for example, where the Company is a "potentially responsible party"). The amended order also does not establish the method of remediation, which may vary site-by-site, creating uncertainty as to total required expenditures.

                    The Company has also been actively pursuing insurance recoveries for environmental remediation activities. Through December 31, 1996, the Company has reached settlements with a number of insurance carriers, resulting in payments to the Company of $49.8 million before costs incurred in pursuing recoveries, which have amounted to $13.4 million. The net proceeds have been deferred for disposition in this settlement agreement. In establishing an annual allowance for true-up, the Company proposes to amortize the proceeds, net of costs, over a ten year period. The resulting annual electric net allowance is approximately $10.2 million. The Company is continuing to pursue additional recoveries, and to the extent that additional proceeds are received by the Company during the settlement period, these will be deferred, net of costs and will be used to offset SIR costs expected to be incurred in the years beyond this settlement period.

                    The Company will apply the accounting and ratemaking for certain net gains of property, the sale of timber, etc. on such land and any related land/mining lease revenues as set forth in Section III, A. of the Gas Stipulation and Agreement in Case 95-G-1095 and 95-G-0091. The Company will be permitted to conform prospectively the accounting for the electric allocable portion of the proceeds to the outcome of any gas proceeding during the first three years of this settlement, or propose different treatment as part of a price caps filing for year four.

     2.7  SFAS NO. 71 APPLICABILITY

                    The Company supports this settlement agreement in part because the agreement is consistent with the
                    principles of SFAS No. 71.   The parties agree
                    that during the terms of this settlement, the Company should be regulated in a way that would allow it to continue the principles of SFAS No. 71 to its regulated operations (RegCo). The parties further agree that any material change in the allocation of risk as set forth in this settlement agreement, whether made during the approval process or during the term of the settlement agreement, could jeopardize the application of SFAS No. 71, as well as the financial stabilization and recovery of the Company.

                    It is the intent of the Parties, and the Commission by virtue of its approval of this Agreement, that the Agreement meets the accounting requirements of Statement of Financial Accounting Standards No. 71, throughout its term.


     2.8  RATE FILING FOR PERIOD AFTER TERM OF THIS AGREEMENT

               The Company will be permitted to file a rate case for rates to be effective beginning immediately after the conclusion of the fifth year of this settlement agreement. If the Company elects not to file a rate case, unbundled prices (exclusive of surcharges described herein) would remain unchanged.

     SECTION 3.0
     NIAGARA MOHAWK GENERATION

     3.1  INTRODUCTION AND SUMMARY

          3.1.1     GENERATION OWNED BY NIAGARA MOHAWK

               Niagara Mohawk has agreed to divest all fossil and hydro generation as described below. Until such divestiture is completed, the company will functionally separate its fossil and hydro generation from its regulated activities. Divestiture will be accomplished either by an auction process or, if acceptable bids are not received, by creating a legally separate generation company as described herein.

               Nuclear generation will remain part of RegCo, but will stay in a business unit functionally separate from RegCo's transmission and distribution and gas businesses. It will be subject to further study and disposition as described in Section 3.3 infra.

               The rate treatment of generation owned by Niagara Mohawk is governed by the provisions of the Rate Plan described herein. However, for internal accounting purposes, and to define the generation component of unbundled prices, RegCo will enter into certain transition "contracts" with its fossil and hydro businesses and its nuclear business unit governing quantities and prices for fossil/hydro and nuclear generation, respectively. These "contracts" are designed to achieve the rates to which Niagara Mohawk is committed under this agreement. The fossil/hydro contracts have an initial term of 3 years, and the Company has agreed to explore an additional 2 years through the auction design. The nuclear "contracts" have 5 year terms, consistent with the term of this settlement.

               When the fossil and hydro units are sold or spun to separate entities, the RegCo contracts will be sold with them. In that event, the contracts may govern the purchase of energy by RegCo from these independently owned generators for the remainder of the 3, or, if extended, 5-year term of the contracts (). After that point in time, the parties anticipate that the new owners of the former NMPC generating units will sell their output at market prices, either into a spot market or under bilateral contracts. They will have no remaining contract with or obligation to RegCo for the sale of energy or capacity.

               Niagara Mohawk will define the terms and conditions of a two year extension in the fossil/hydro contract as part of the auction plan, which is subject to separate PSC approval. If the PSC determines that the 2-year extension is appropriate, then the net auction proceeds and CTC will reflect the incremental/decremental value of the contract extension.

               As the generation transition contracts expire or are terminated, and if a nuclear plant is retired, the energy subject to them will become unhedged. The market prices of unhedged energy will be flowed through directly to customers, unless otherwise specified herein (See Section 4.0).

          3.1.2     GENERATION PURCHASED FROM IPPS

               Contracts with IPPs who are not parties to the MRA shall continue in force and effect, subject to their own terms, except that Niagara Mohawk shall continue to pursue opportunities to restructure, auction, or buy out the IPP contracts. Rate treatment for such additional restructuring or buyouts is discussed in
               Section 2.6.4 herein.

               Purchases of generation IPPs who are parties to the MRA will be governed by the MRA and contracts executed pursuant to the MRA.

               Some IPPs who are signatories to the MRA shall have
               their contracts terminated as a consequence.   These
               IPPs will have discretion to sell their output to others, to sell to Niagara Mohawk at market prices, or to close their operations, among other options. Other IPPs who are signatories to the MRA shall have their contracts restated or amended as described therein.

     3.2  GUIDING PRINCIPLES FOR FOSSIL/HYDRO GENERATION AUCTION

          3.2.1     AGREEMENT TO DIVEST FOSSIL/HYDRO GENERATION

          DIVESTITURE

               Niagara Mohawk will commit to hold a broad-based auction of its non-nuclear generation assets (the auction) and at its discretion may include some IPP Power Purchase Agreements (inclusion of the IPP contracts will be consistent with contractual rights or consent of the IPPs). Any hydro projects that are part of a nuclear license and any wind and solar generation projects described elsewhere in this agreement will be excluded from the auction and divestiture.

               After the auction and/or spinoff transactions described herein are complete, Niagara Mohawk and its subsidiaries agree not to own any generation assets in New York State, with the exception of any sale/leaseback transactions and reorganizations necessary to close the MRA and except as otherwise provided for in this agreement. In the case of a reorganization transaction pursuant to the MRA, NMPC will either lease any project facilities acquired in the reorganization to a third party operator, or enter into a management and services contract with such a third party approved by the PSC, or operate the facility itself but only for the purpose of generating a source, or a backup source, of supply for its own use and not for re-sale. In addition, neither HoldCo nor RegCo will own any generation assets inside or outside of New York, except as otherwise provided for in this agreement. However, any other affiliate of HoldCo is not restricted in any way by this agreement from owning generation assets outside New York.

               Because the PSC will review merger applications under the Public Service Law, nothing in this agreement will limit the Company's ability to merge with or be acquired by another entity owning generation.
               Moreover, nothing in this agreement will limit the Company's ability to form partnerships or affiliations with entities who own generation in New York State, provided that those partnerships or affiliations do not involve ownership of generation assets. An unregulated affiliate of HoldCo may enter into arms length contracts with an entity owning generation in New York State.

               The sale/leaseback transactions, reorganizations, partnerships and affiliations and arms-length contracts referred to above are all subject to the restriction that they must not create a conflict between the interests of RegCo ratepayers and Company stockholders by tying the profitability of the Company to the profitability of the entity's generation business.

               Any material violation of the above restrictions may result in, inter alia, an affiliate being prohibited from further transacting business with end users within the RegCo service territory or divestiture of the affiliate, provided, however, that the Company shall be given the opportunity to explain why a violation has not occurred and to remedy any such alleged violation in accordance with the procedures outlined in Section
               9.3.9 regarding Corporate Structure and Affiliate
               Transactions.

          AUCTION

               Niagara Mohawk commits to file a detailed auction plan within 30 days of the PSC Order approving the PowerChoice Settlement Agreement. The detailed auction plan will undergo Commission review, with an opportunity for comment by other parties, and approval. Winning bidders in the auction will be selected within 11 months of plan approval. Niagara Mohawk will use its best efforts to transfer title within 9 months of the selection of winning bidders, contingent on Niagara Mohawk and the buyer(s) receiving all necessary regulatory approvals to effectuate the transaction(s).

               The auction process will include a screening stage to establish minimum standards for qualified bidders, and one or more bidding stages. The auction features may include the sale of the portfolio in its entirety, in any combination, or as individual plants or sites. (Likely sub-groupings are: (a) coal plants, (b) Albany,
               (c) Oswego, (d) 1-3 hydro plant combinations, (e) other generation, and (f) any IPP contracts included in the
               auction).   After completion of the transactions
               resulting from the auction process as described herein, no fossil or hydro assets included in the auction and receiving positive bids will remain part of Niagara Mohawk.

               Niagara Mohawk retains the right to reject the following types of bids for any asset or group of assets:

               (1) ANY BIDS THAT ARE LESS THAN ZERO:. The rejected bid will cap the level of mitigated stranded costs for assets whose bids were rejected. The assets whose bids are rejected will remain part of RegCo.

               (2) BIDS THAT ARE GREATER THAN ZERO THAT ARE DEEMED TOO LOW: Niagara Mohawk reserves the right to reject any and all bids that it deems too low. If it rejects all bids for an asset or group of assets, then it commits to form a subsidiary consisting of the assets with non-negative bids, and spin the assets to a legally separate generating company. The greater of the rejected bid(s) or the average trading value of the stock of the spun entity for the 30 trading days after the stock is publicly traded, will determine the market value of the assets for the purpose of mitigating stranded costs. Nothing in this agreement precludes the Commission from ordering an alternative to the rejected bid approach in its review and approval of the Company's auction plan.

                    To the extent that the IPP contracts are grouped with other generation assets, Niagara Mohawk waives its right to reject the bids for that group.

          3.2.2     NON-NUCLEAR GENERATION SALE INCENTIVE

               Niagara Mohawk will receive an incentive based on the net proceeds (gross sales price less auction costs (external third party costs)) of the auction as an incentive to obtain the maximum value in the sale of its generation assets, and to offset in part the stranded costs being absorbed by its shareholders as part of this settlement. The incentive will be recovered as described in Section 2.4.3. Niagara Mohawk will have the right to use the incentive in any manner it sees fit so long as it is consistent with
               this agreement.    The incentive will not apply to bids
               rejected as described above.

               The incentive will be calculated as follows:

               (a) For all fossil/hydro assets sold, except for the Oswego Steam Station, the Company will receive an incentive equal to the following percentage of net auction proceeds:

               -    0% of the proceeds between 0 and $250 million
               -    12% of the proceeds between $250 and $500
                         million
               -    18% of the proceeds between $500 and $750
                         million
               -    10% of the proceeds above $750 million

               (b)  For the Oswego Steam Station:

                    The Company will receive an incentive equal to the following percentage of net auction proceeds:

               -    0% of the proceeds between $0 and $100
                         million
               -    5% of the proceeds above $100 million

          3.2.3     LABOR ISSUES ASSOCIATED WITH DIVESTITURE

               3.2.3.1 Labor Contract Issues

                    The parties recognize that the Company and the IBEW Local 97, AFL-CIO, are bound by a collective bargaining agreement effective March 1, 1996 through May 31, 2001, which includes a provision at Article II entitled "Territory." Article II provides that:

                    1.   The territory covered by this agreement
                         shall include all the franchise
                         territory of the Company.

                    2.   This agreement shall bind the
                         successors of the Company by merger
                         or consolidation as to the
                         provisions and territory covered by
                         this agreement.  For the purpose of
                         preserving and protecting work
                         opportunities and job security for
                         the bargaining unit, it is agreed
                         that:

                              a.   An absolute
                                   precondition to the
                                   sale, lease,
                                   transfer, or
                                   takeover by sale,
                                   transfer, lease,
                                   assignment,
                                   corporate
                                   reorganization,
                                   receivership, or
                                   bankruptcy
                                   proceeding of the
                                   entire operation or
                                   any part thereof is
                                   that any purchaser,
                                   transferee, lessee,
                                   assignee, etc. shall
                                   agree and become
                                   party to and bound
                                   by all the terms,
                                   conditions, and
                                   obligations of this
                                   agreement.

                              b.   Any increased or
                                   additional work of
                                   a continuing or
                                   permanent nature
                                   performed at or in
                                   conjunction with
                                   the Company's
                                   existing facilities
                                   or from a transfer
                                   of work occasioned
                                   by the closing or
                                   partial closing of
                                   an operation
                                   previously covered
                                   by this agreement
                                   shall be deemed
                                   bargaining unit
                                   work and shall be
                                   fully covered by
                                   the terms,
                                   conditions, and
                                   obligations of this
                                   agreement.

                         (a)  Nothing in this Settlement Agreement
                              adds to, subtracts from, or otherwise
                              modifies any rights, duties, or
                              obligations set forth in that collective bargaining agreement, except as otherwise indicated below.

                         (b)  The Company agrees to provide a
                              copy of the collective bargaining
                              agreement to any party that
                              indicates an interest to bid in any
                              auction of the Company's generation
                              assets.

               3.2.3.2 Retraining and Severance Costs

                    The auction of generation assets could have an impact on Company employees. To address this prospect, up to $10 million of incremental retraining costs and severance payment, out placement, voluntary early retirement program and related costs, if any, incurred in 1999-2002 will be provided for and deferred by the Company for later recovery. These activities are limited to direct consequences of the disposition of fossil/hydro generation assets, including the bumping process as set forth in the collective bargaining agreement. Although the deferral is not defined in reference to specific levels of management or represented employees, it is the understanding of the parties that approximately 75% of the existing employees in fossil/hydro generation are covered by the collective bargaining agreement. The actual costs incurred, up to the $10 million cap, will be paid for through a reduction in the net proceeds of the auction that will determine stranded costs to be recovered.

          3.2.4     UNHEDGED ENERGY AND THE CTC FOR FOSSIL/HYDRO ASSETS

               The net sales proceeds less the incentive will be used
               to retire the capital structure.   Consummation of the
               sale pursuant to an approved auction will establish the level of stranded cost recovery for the assets sold. Niagara Mohawk will be entitled to a reasonable opportunity to collect, in the CTC, or where applicable, exit fees, all remaining stranded costs from the non-nuclear assets sold in the auction.

               When the fossil/hydro assets are sold or spun, and when RegCo's contract with the fossil/hydro assets expires, the quantity of energy that was previously purchased from those assets will become unhedged. The contribution to the CTC associated with the fossil/hydro assets will become a fixed amount reflecting the difference between the book cost of the assets and the market proceeds received for them (as adjusted, when applicable, for the generation auction incentive and for retraining and severance costs). The risk associated with the market price of the unhedged energy will be shifted to customers except as otherwise provided herein.

     3.3  GUIDING PRINCIPLES FOR NUCLEAR ASSETS

          3.3.1     STUDY TO DETERMINE FUTURE DISPOSITION

               The nuclear assets held by Niagara Mohawk will remain part of RegCo as a separate business unit until they are either transferred or divested.

               Niagara Mohawk will continue to pursue Statewide solutions for its nuclear assets through discussions in formation of NYNOC and in any generic proceedings established by the Commission. Statewide solutions for nuclear plants will be explored before other potential solutions.

               The proposed solutions for Niagara Mohawk's nuclear plants are contingent on the following:

               - treatment of the nuclear plants meets all requirements of the NRC, and
               - there is consistent regulatory treatment for sale and cost recovery for all the co-tenants of NMP2.

               Absent a Statewide solution, Niagara Mohawk commits to file a detailed plan, analyzing the proposed solutions for its nuclear assets, within 24 months of this Settlement Agreement. The plan will consider the feasibility of auction, transfer, and/or divestiture of Niagara Mohawk's nuclear assets. The detailed plan will undergo an appropriate level of Commission review and approval to be concluded on an expedited basis.

          3.3.2     RECOVERY OF STRANDED COSTS

                Subject to price-cap considerations discussed herein, nuclear will remain subject to cost-based regulation including a rate of return for the five year term of this agreement or until the nuclear plants are divested or another statewide solution is developed.

                - RegCo will be allowed annual deferrals during the term of this settlement for changes in costs for categories which are beyond management's control as described in Section 2.6.1.

                - Customers will not be allowed to negotiate one time buyouts for all nuclear costs.

                    Subject to other provisions in this settlement, sunk capital costs, fuel inventory, and material and supplies inventory, and all decommissioning and shutdown costs (including O&M rampdown, property taxes and insurance, and fuel and low level waste storage and disposal) are considered to be unavoidable. To the extent that such cost levels are deemed prudent, they will be recovered through a non by-passable competitive transition charge.

                    Accordingly, Niagara Mohawk will be entitled to a reasonable opportunity to recover all nuclear sunk and decommissioning costs allocable to the five-year period of the settlement agreement (as described in Sections 3.3.3, 3.3.4 and 3.4.3) through the CTC or, where applicable, exit fees, during the five-year term of this agreement. If the assets are divested within the term of this agreement, Niagara Mohawk will be allowed to recover the full decommissioning costs and the return of and on the nuclear assets less the market value received in divestiture through the CTC or, where applicable, exit fees.

       3.3.3   COST TREATMENT IF A NUCLEAR PLANT IS SOLD,
               TRANSFERRED OR DIVESTED

            As part of its plan analyzing the feasibility of auction, transfer or divestiture of its nuclear plants (see Sec. 3.3.1), the Company will propose treatment for recovery of any remaining stranded costs consistent with the intent that (a) unhedged commodity risk be shifted to customers, and (b) that the CTC reflect revised nuclear costs for the Company (including recovery of sunk costs net of sale proceeds) and any remaining cost obligations that stay with the company such as decommissioning costs.


       3.3.4   COST TREATMENT IN THE EVENT OF A PLANT
               RETIREMENT

            If Niagara Mohawk decides to retire or abandon a plant before a sale or auction, then it agrees to file an economic study with the Commission that justifies the decision. The Commission will review the study on an expedited basis, and determine the prudence of the retirement decision before the plant is retired or abandoned.

            If the Company retires a nuclear plant, the following will apply:

            - Until the Company announces its intent to retire a plant, it will be responsible for replacement power costs as outlined in Sec. 3.4.3.

            - On the date that the Company announces that it plans to retire the plant, if the plant is not then operating, the Company will begin passing through to customers (through the Commodity Adjustment Charge) the difference between the spot market price of energy and the nuclear plant's avoided fuel costs. Such passthrough will be in the form of temporary rates, subject to refund, as described below. On that same date, the difference between the level of nuclear O&M and decommissioning costs embedded in rates and the actual level of O&M and decommissioning costs incurred will be deferred on a monthly basis for later recovery. In any month in which such deferral shows a net credit and the spot market price exceeds the plant's avoided costs, the credit will be used to offset the passthrough. In the event the plant is operating when the Company announces its plans to retire the plant, the passthrough described above will commence on the date the plant is permanently shut down.

            - The Company will prepare and file with the Commission a study assessing the economics of continued operation versus retirement, and explaining why it believes a retirement is prudent and in the ratepayers' interests. The study will include a proposal to account for, defer and recover estimated remaining unfunded decommissioning costs. The costs passed through to customers above will be subject to refund or adjustment, pending the Commission's finding that the retirement was prudent and that the cost impacts are justified.

            - Upon PSC approval of the retirement decision, the CTC (competitive transition charge) for the nuclear plant will be recalculated consistent with the intent (a) that unhedged commodity risk be shifted to certain customers, and (b) that the CTC reflect revised nuclear costs (sunk costs and decommissioning costs (including rampdown and shutdown costs), and reduced operation and maintenance costs (including fuel cost savings).) The PSC approval will also address the amortization (in excess of $500,000 per change) schedule of any deferral balance as created in Section 2.6.1.

                    In the event of a nuclear plant retirement, replacement power costs (RPC); defined herein as the difference between the cost of commodity purchased at market prices and the cost of nuclear fuel, offset by any operations and maintenance cost reductions, should be flowed through to all customers that pay CTCs. It is the intent of the parties that cost deviations resulting solely from variations between actual and forecast market prices be flowed through only to customers with floating CTCs. The RPCs for customers with fixed CTC's will be determined based on forecasted rather than actual market prices. The forecast market prices used for this purpose will be based on the option chosen by the customers pursuant to
                    Section 4.2.  Forecast RPCs, offset by O & M
                    savings in years 1 through 3, for SC 3A customers, will be deferred for recovery from SC 3A customers in year 4 and beyond, subject to the price caps set forth herein.

     3.4       TRANSITION CONTRACTS WITH GENERATORS

       3.4.1   DESIGN FEATURES COMMON TO ALL GENERATORS

               3.4.1.1  Transition Contract Overview

                    The transition contracts utilize financial contract structures (financial swaps -
                    Contracts-For-Differences (CFDs) and financial call options
                    - swaptions) to allow the collection of strandable costs for a fixed time period, while requiring generators to participate in the market.

                    The fossil/hydro and nuclear contracts operate only as interval accounting devices within Niagara Mohawk until such assets are divested.

                    Details concerning financial contracts, including a general description of the primary design components and the general structure of the financial contracts are provided in Appendix F and subsequent sections of this document.

               3.4.1.2  Primary Design Components

                    Financial contracts have three primary design components: contract price, contract quantity, and contract term.

                    - The contract prices were developed using the forecasted costs. Contracts will have a two part pricing design that includes a fixed cost charge and a volumetric price. For the swaptions, the fixed cost charge will become the reservation fee in the contract.

                    - The contract quantities have been developed primarily through the use of forecasted generator output to serve existing Niagara Mohawk retail load in Promod. Generator loads are metered at the generator busbar.

                    - The term for the financial contracts have been established based on the contract price, contract quantity, and total strandable costs to be collected. Financial contracts that have been negotiated between RegCo and generators will begin on the date that the existing Power Purchase Agreements of Settling IPPs are terminated.

                    The general structure of financial swaps and swaptions is described in Appendix F.

          3.4.2     NMPC FOSSIL AND HYDRO GENERATION TRANSITION
                    CONTRACT(S)

               There will be separate financial swaption contracts for each Niagara Mohawk fossil unit. The contracts are established based on the forecasted revenue for fossil and hydro generation that fit within Niagara Mohawk's retail price commitments. The forecast of energy output to serve retail load serves as the basis for the contract quantity of the transition contracts. Tables 3-1a and 3-1b contain the aggregate annual contract quantities and contract prices and revenues for fossil and hydro.

               The contract quantity for hydro generation will be adjusted annually to reflect variations in actual water flow. The expected output less 650 GWH (i.e., 2299
               GWH) has a variable price of zero. The actual output less 2299 GWH is priced at the variable price described in Table 3-1b. The forecast of wholesale sales margins has been imputed as a credit against the generation fixed payment in the transition contract for each fossil unit.

               Three-year transition contracts were developed for Niagara Mohawk fossil and hydro assets, which will begin on the PowerChoice implementation date. Niagara Mohawk will evaluate the cost/benefit of extending the transition contracts for two additional years in the auction process.

               The quantity available under the swaption will be limited to the capacity of generation assets sold or spun (adjusted for availability, maintenance outages and unit minimums, response rates and cycling limitations, etc. ).

               Niagara Mohawk's fossil and hydro generation and the transmission and distribution facilities were designed and constructed as integrated facilities with interdependent control and protection functions. Niagara Mohawk will prepare a separation agreement, prior to implementation of the contracts, which describes points of demarcation and any shared services agreements between RegCo and the entity purchasing generation.

     TABLE 3-1a FOSSIL CONTRACT QUANTITIES, CONTRACT PRICES, AND
     REVENUE

                       Variable   Annual
             Contract  Contract   Fixed    Retail     Total
             Quantity  Price (A)  Payment Revenue (B) Revenue (C)
              (GWH)   ($/MWH)  ($ million)($ million)($ million)
     -----------------------------------------------------------

     1998      3,532     $14.90   $139.6     $192.2    $291.3
     1999      3,562     $14.62   $137.8     $189.9    $282.1
     2000      3,175     $13.44   $117.2     $159.9    $273.7

     (A)  Will vary by unit.
     (B) Retail revenues are the sum of (1) contractual payments by RegCo to the generators under the contract, and (2) revenues received by the generators for physical sales into the spot market for the contract quantities.
     (C) Total revenues are retail revenues plus imputed wholesale market revenues.


     TABLE 3-1b HYDRO CONTRACT QUANTITIES, CONTRACT PRICES, AND
     REVENUE

                        Variable   Annual
              Contract  Contract   Fixed        Retail
              Quantity  Price (A)  Payment     Revenue (B)
               (GWH)    ($/MWH)   ($ million) ($ million)
     ----------------------------------------------------

     1998      2,949     $10        $62.4        $68.9
     1999      2,949     $10        $58.9        $65.4
     2000      2,949     $10        $60.6        $67.1


     (A)  Applies to 650 GWH
     (B) Retail revenues are the sum of (1) contractual payments by RegCo to the generators under the contract, and (2) revenues received by the generators for physical sales into the spot market for the contract quantities.

          3.4.3     NUCLEAR GENERATION TRANSITION CONTRACTS

               For the five year term of this agreement Niagara Mohawk will have a transition contract (financial swap) for each of its nuclear plants reflecting its forecast level of going forward costs. This forecast will be updated for years four and five as part of the rate filing. Niagara Mohawk will terminate the transition contract if it retires a unit during the term of the contract, and the energy associated with the retired unit will become unhedged.

               All forecast costs to operate the nuclear units are included within the rate goals in Tables 4-1 and 4-2.

               After the initial five year period, RegCo will make a filing to the Commission for continued transition cost recovery treatment for the nuclear units.

               The contract quantities, contract prices, and revenues for each unit are shown in the Tables 3-2a and 3-2b.

     TABLE 3-2a NM1 CONTRACT QUANTITIES, CONTRACT PRICE, AND
     REVENUE


                        Variable     Annual
              Contract  Contract     Fixed
              Quantity   Price      Payment      Revenue
               (GWH)    ($/MWH)     ($1,000)     ($1,000)
     ----------------------------------------------------

     1998      4,564     $5.46      $235,084     $260,003
     1999      4,027     $4.79      $239,240     $258,529
     2000      4,577     $4.71      $233,994     $255,552
     2001      4,027     $4.73      $247,175     $266,223
     2002      4,564     $4.72      $243,818     $265,360


     TABLE 3-2b NM2 CONTRACT QUANTITIES,PRICE AND REVENUE


                        Variable     Annual
              Contract  Contract     Fixed
              Quantity   Price       Payment     Revenue
               (GWH)    ($/MWH)    ($1,000)     ($1,000)
     ----------------------------------------------------

     1998      3,079     $4.65      $231,124     $245,441
     1999      3,489     $4.87      $240,721     $257,712
     2000      3,087     $4.57      $239,839     $253,947
     2001      3,489     $4.73      $239,038     $255,541
     2002      3,079     $4.58      $244,072     $258,174

     Note: Year to year variations are due to refueling and scheduled outages.


          3.4.4     SETTLING INDEPENDENT POWER PRODUCERS (SIPPS)

               A detailed description of the contracts for the Settling IPPs is included as Exhibit A of the Master Restructuring Agreement in Appendix A. An outline of the negotiated schedule of aggregate contract quantities, weighted average contract prices, and contract term are contained in Table 3-3. Variations in contract costs due to the indexing provisions of the contracts will be passed through to customers after year three, subject to the provisions described
               herein.   The form of the individual contracts remain
               to be negotiated between Niagara Mohawk and the IPPs. The dominant type of contracts will be financial swaps and swaptions. However, there will be some physical bilateral contracts between Niagara Mohawk and some of the IPPs.

     TABLE 3-3 SETTLING IPP CONTRACT QUANTITIES, CONTRACT PRICE, AND
     REVENUE


              Contract      Contract      Total
              Quantity       Price       Revenue
               (GWH)        ($/MWH)      ($1,000)
     --------------------------------------------

     1998      4,993        $45.13       $225,357
     1999      4,993        $45.56       $227,484
     2000      5,043        $42.91       $216,399
     2001      5,083        $44.90       $228,215
     2002      5,089        $46.17       $234,965
     2003      7,108        $50.18       $356,645
     2004      8,118        $52.60       $427,012
     2005      9,131        $54.51       $497,760
     2006      9,139        $56.93       $520,238
     2007      9,151        $60.24       $551,219
     2008      8,353        $60.99       $509,440
     2009      8,353        $61.11       $510,424
     2010        353        $40.70       $ 14,367
     2011        353        $41.90       $ 14,791
     2012        353        $43.20       $ 15,250
     2013        353        $44.50       $ 15,709
     2014        176        $45.84       $  8,068


     3.5  OTHER INDEPENDENT POWER PRODUCERS (IPPs)

               Table 3-4 shows the current forecast of payments to the 109 IPP contracts that are not part of the buyout group. The contract quantities and prices represent the forecasted amounts in the existing Power Purchase
               Agreements (PPAs).   RegCo will update the level of
               transition cost recovery for approximately 109 IPP PPAs in the rate filing adjusting for rates in years four and five of this Agreement consistent with Section
               2.6.4 of this Agreement. The forecast contract quantities, contract prices, and revenues in aggregate are shown in the Table 3-4.


     TABLE 3-4 OTHER IPP CONTRACT QUANTITIES, CONTRACT PRICE,
     AND REVENUE

                             Total
              Contract      Contract      Total
              Quantity       Price       Revenue
               (GWH)        ($/MWH)      ($1,000)
     --------------------------------------------

     1998      3,839        $64          $246,530
     1999      3,839        $66          $255,059
     2000      3,839        $68          $261,913
     2001      3,839        $64          $246,207
     2002      3,839        $64          $247,255

     SECTION 4.0
     ELECTRIC PRICES
      4.1   OVERVIEW OF BUNDLED AND UNBUNDLED PRICES

            In accordance with the schedule contained in Section 8, over the life of this agreement all Niagara Mohawk customers will come to have the option of selecting their own energy supplier.

            Services and prices will be unbundled for all customers who have the option of choosing their own retail supplier even if they elect to continue taking energy service from Niagara Mohawk. The unbundling of services and prices will make available to customers who are eligible for retail access cost information for generation, transmission, customer service and distribution services.

            An essential predicate for unbundling is the establishment of a Competitive Transition Charge (CTC).


            Both the bundled and unbundled prices called for under this Agreement will be implemented through the filing of tariffs with the appropriate regulatory agencies.

            The Company will continue to work with the parties and resolve any outstanding issues so as to file unbundled prices on a minimum of 30 days prior to the PowerChoice Implementation date.

       4.1.1     BUNDLED PRICES

            Appendix D () sets forth the proposed prices for the major service classifications for the term of this agreement and shall become effective on the PowerChoice Implementation Date.

                 4.1.1.1   RESIDENTIAL AND COMMERCIAL CLASS
                           PRICE LEVELS

                      Table 4-1 summarizes the projected class-average prices for Service Classifications 1,
                      2 and 3, including the effects of the System
                      Benefits Charge and currently planned gross receipts tax reductions. The Company expects that 1997 prices will generally be consistent with 1995 prices. If 1997 results vary, the percentage reductions may change but the price levels will not.

     TABLE 4-1 AVERAGE ELECTRICITY PRICES FOR THE YEARS 1998-2000 BY CUSTOMER CLASS (C)

                           1997 (A)    1998        1999        2000
                           --------    ----        ----        ----
     SC1     Cents/KWh      12.724    12.623      12.503      12.286
             % Change (B)             -0.79%      -1.74%      -3.44%

     SC1B    Cents/KWh       8.557     8.557       8.557       8.557
             % Change                  0.00%       0.00%       0.00%

     SC1C    Cents/KWh       9.628     9.626       9.626       9.626
             % Change                 -0.02%      -0.02%      -0.02%

     SC2ND   Cents/KWh      16.492    16.37       16.224      15.968
             % Change                 -0.74%      -1.63%      -3.18%

     SC2D    Cents/KWh      11.945    11.853      11.747      11.562
             % Change                 -0.77%      -1.66%      -3.21%

     SC3     Cents/KWh      10.43     10.222      10.198      10.103
             % Change                 -1.99%      -2.22%      -3.14%


     (A)    Based on 1995 Freeze Prices applied to Company's 1997 Sales Forecast.

     (B)    Percentage reductions are as calculated based on 1997 projected prices.
            Actual percentage reductions may vary based on actual 1997 results.

     (C)    Inclusive of SBC and GRT.

                 4.1.1.2   INDUSTRIAL AND LARGE COMMERCIAL
                                PRICE LEVELS

                         Table 4-2 summarizes the Company's estimates of the individual class rate levels that would result from this settlement including the effects of the System Benefits Charge and currently enacted gross receipts tax reductions.

     Table 4-2

       Average Electricity Prices for the SC3A / SC4(>2MW) / EDP Programs/SC11

     RATE      1997         1998       1999       2000      % CHANGE
     CLASS  CENTS/KWH (A) CENTS/KWH  CENTS/KWH  CENTS/KWH   FROM 1997
     -----  ------------  ---------  ---------  ---------   ---------
     SC3A/SC4/
     ERIR/EDR   7.98                               5.99      -24.95%

     Special
     Contracts  7.84                               5.77      -26.40%

     Economic De-
     velopment  7.99                               3.00      -62.44%

     TOTAL
     CLASS (B)  7.93        6.28        6.0        5.84      -26.38%


     (A)  Values are full tariff based on 1995 Freeze Prices and Company's Hours Use Rate
          Design applied to Actual 1996 Billing Data

     (B)  Individual customer reductions may vary from the class average.  Includes SBC and GRT

                    By the year 2000, Niagara Mohawk will supply and deliver power to larger commercial and industrial customers (S.C. No. 3A, large S.C. No. 4 and S.C.
                    No. 11) at a forecasted class weighted average price (including ERIR, EDR and EDZR discounts) of approximately $0.0585 per KWh (based on current load and price forecasts) inclusive of all currently enacted New York State gross receipts tax reductions. If the currently enacted gross receipts tax reductions are repealed, these prices will increase accordingly.

                    The company has allocated certain funds ($17.1
                    million in 1998, $17.8 million in 1999 and $18.3 million in 2000) to incremental, uncommitted S.C.
                    No. 11 and EDZR/EDR/ERIR discounts as a means of achieving its price goals. These funds are in addition to those funds necessary to develop the phase in plan for existing EDZR customers as described in Section 4.12. To the extent that the price goals are not met and these incremental uncommitted discounts are not ultimately issued, the company shall flow back either the unused discounts or an amount necessary to achieve the price goals, whichever is less, to S.C. No. 3A customers. Should implementation of this provision become necessary, it will be accomplished via a one time pass-back initiated during the 12-month period immediately following year three of this agreement.

                    Comparisons between annual price goals and actual billing experience shall be recorded following each of the first three years of this agreement, with carrying charges applied to the equivalent revenue discrepancies (plus or minus) in deriving an accumulated three year net discrepancy. The net revenue discrepancy so determined will be compared to the remaining uncommitted incremental discounts (as may exist). To the extent that the price goals are not met, the lesser of these two quantities shall become the amount to be passed back to S.C. No. 3A customers. The level of year
                    4 and 5 uncommitted incremental discounts will be determined in the proceeding setting rates for years 4 and 5, but in no event will the Company propose or recommend uncommitted incremental discount levels for years 4 and 5 less than the level of any excess uncommitted incremental discounts so determined after year 3. Should the Company forecast that actual incremental discounts will exceed the incremental uncommitted discount funds discussed above, the Company will notify the Parties, and the Company or any Party will have the right to petition the Commission for ratemaking treatment to fund additional discounts that may be needed for business retention and revitalization purposes.

          4.1.2.  METHODOLOGY FOR ARRIVING AT BUNDLED PRICES

               4.1.2.1.  CALCULATION OF "BASE" 1997 RATES BEFORE
                         DECREASES

                    The starting point for establishing the bundled retail prices that will apply for the duration of this agreement is the retail base rates that became effective April 27, 1995 adjusted to capture surcharges. To capture the effect of external surcharge mechanisms that were in effect at that time, Niagara Mohawk rolled into base rates all surcharge balances that existed as of December 31, 1995. Surcharges applied volumetrically (e.g., FAC, DIRAM, IPP buyouts and fuel amortization) were translated into annual rates per KWh and added to the energy components of base rates; surcharges applied on a net base rate revenue basis (e.g., NERAM, MERIT, Regulatory
                    Deferral and Extension of Suspension) were translated into class specific factors and applied to the net base rate revenue components of base rates. The resulting prices, when applied to an individual customer's 1995 usage, would produce the same electric bill amounts as would be produced by the application of base rates and individual surcharges factors. The adjusted prices were applied to 1997 sales to produce 1997 revenues and 1997 class-average prices.



               4.1.2.2.  APPLICATION OF PERCENTAGE DECREASES FOR
                         SC 1, 2, & 3

                    Given the class-average prices developed above, the price reductions were implemented for residential (S.C. No. 1), small commercial (S.C.
                    No. 2, and S.C. 2 Demand (S.C. 2D)) customers using the following five-step procedure:

                    (1) The Company will reduce prices for these customers by approximately 2.2% over three years following the effective date of tariffs implementing the Settlement Agreement prices
                         (the "PowerChoice"  Implementation Date) ().

                    (2) Class-Average 1997 prices were multiplied by projected 1998 sales to estimate 1998 revenues and class-average prices under the preceding year's rates. These average rates were reduced by approximately 0.7% to get
                         1998 class-average prices.

                    (3) Class-average 1998 prices were multiplied by the forecast sales for 1999 to estimate 1999 revenues and class-average prices under the preceding year's rates. These average rates were reduced by approximately 0.7% again to derive 1999 class-average prices.

                    (4) Class average 1999 prices were multiplied by the forecast sales for 2000 to estimate 2000 revenues and class average prices under the preceding year's rates. These average rates were reduced by approximately 0.8% to derive
                         2000 class-average prices.

                    (5)  Additional savings in New York State Gross
                         Receipts Tax will be applied, as realized, pursuant to Subsection 4.1.4.

          Smaller large general service (S.C. No. 3) customers and smaller customers taking a portion of their electric requirements from NYPA (S.C. No.
          4 customers under 2 MW) would receive an approximate 2.2% phased in reduction over three years (composed of approximately 2.0% in 1998, an additional 0.1% in 1999 and an additional 0.1% in
          2000).  These customers will also receive the
          phased in reductions in New York State gross receipts tax, as they are realized, as specified in the Section 4.1.4 below.


               4.1.2.3. CALCULATION OF SC-3A RATES

               As described in Section 4.1.1.2 and
               illustrated on Table 4-2, S.C. No. 3A rates have been designed to achieve targeted prices.

     4.1.3     RELATIONSHIP TO DAIRYLEA PILOT

     Niagara Mohawk is implementing a pilot retail access program for commercial farmers and food processors in compliance with the Commission's June 23, 1997 Order
     Establishing Retail Access Pilot Programs and September
     18, 1997 order concerning compliance filings (the
     "Pilot Program Orders").() The lost margins associated with the Dairylea pilot program will count towards rate decreases outlined in Section 4.1.2. Such lost margins will be allocated to participating classes according to the estimates shown in Table 4-3.

TABLE 4-3 PROJECTED COST OF DAIRYLEA PILOT

               LOST MARGIN
               -----------

SC1            $  172,800
SC1B           $   11,600
SC1C           $  490,000
SC2ND          $   11,000
SC2D           $  118,000
SC3            $  395,400
SC3A           $  271,500
               ----------
               $1,470,300

     4.1.4     PLANNED REDUCTIONS ASSOCIATED WITH GROSS
               RECEIPTS TAX REFORM

     New York State has enacted legislation to reduce its gross receipts tax (GRT) by a phased-in 1% beginning in October 1998. These GRT reductions will be applied as realized.

     4.1.5     POTENTIAL SECURITIZATION SAVINGS

     To the extent that it is not otherwise prohibited by legislation, the benefits of securitization should be used to further reduce prices to S.C. No. 1, S.C. No. 2 and S.C. No. 3 customers. The Company and Staff recommend that the Commission consider allocating a portion of such savings for energy efficiencies and clean technologies.

4.2  CTC AND MARKET PRICE HEDGING

     4.2.1     Overview

     For most customers, the CTC floats inversely with the market price in order to guarantee the fixed total price levels in Years 1-3. The Commodity Adjustment
     Charge (CAC) is the mechanism that accomplishes this variation in the CTC.

     Customers will have the option of a fixed CTC, as described in section 4.2.5 below.

     In general, as more of Niagara Mohawk's supply portfolio becomes unhedged, more of the market price risk of energy is passed on to customers.

     4.2.2     GENERAL CALCULATION AND APPLICATION

     Except as otherwise provided in this agreement, all customers, regardless of their energy supplier will be assessed a non-bypassable CTC to cover their strandable cost allocation. During the first three years of this agreement, the CTC for each service classification will be derived by deducting from the Company's bundled retail prices, i) an Energy Commodity Charge, ii) a transmission charge, and iii) a customer service and distribution charge. During years 4-5, the CTC may not be reduced to totally offset increases in transmission or distribution prices. In addition, the CTC will be subject to certain adjustment mechanisms, deferrals and incentives as described in Section 4.3

     As described in Subsection 4.2.3, the CTC will be a function of the market price of electricity. This approach will produce a location-specific CTC.

     4.2.3     COMMODITY ADJUSTMENT CHARGE

     A Commodity Adjustment Charge will be implemented to
     adjust the CTC for those customers with floating CTCs.
     This will generally include customers served under S.C.
     No. 1, S.C. No. 2 Demand (S.C. No. 2D), S.C. No. 2 Non-Demand (S.C. No. 2ND), S.C. No. 3, and S.C. No 4
     (customers < 2MW only).

     The CTC for each service classification reflects a location specific estimate of the market price of electric energy and capacity. The Commodity Adjustment
     Charge will be implemented by location, voltage delivery level, load factor and service classification in order to reconcile the actual market price with the forecast of market prices upon which the CTC is initially set.

     Customers served on S.C. No. 3A, S.C. No. 4 (greater than 2 MW only), S.C. No. 11, and certain other customers (described in Section 4.2.5) will not be subject to the Commodity Adjustment Charge.

     4.2.4.    SIGNIFICANCE OF HEDGED AND UNHEDGED ENERGY

     The Company has hedged a large portion of its transition costs through the contracts described in
     Section 3.  Except as otherwise provided in Section
     4.2.5, the Company is bearing the risk of the amount of unhedged energy in the forecast, except for any changes in prices associated with unhedged energy resulting from a nuclear plant retirement (which shall be addressed as provided in Section 3.3.4). Over time, as described in detail in Section 3.2 for fossil/hydro assets, and Section 3.3 for nuclear assets, an increasing proportion of energy purchased by RegCo will become unhedged. The parties agree that the CTC in years four and five should be designed: (1) to recover allowable stranded costs and (2) to pass through to certain customers the market price of unhedged energy.
     In the event of a nuclear retirement within the first three years of this agreement, the related unhedged energy effects on the CTC are discussed in Section
     3.3.4.

     4.2.5  CTC OPTIONS AND MARKET PRICE FORECAST

     The Company will make available fixed CTC options as
     described below.  The options described below do not
     preclude adjustments to the CTC    that may otherwise
     be provided for in this agreement.  If the Company
     should retire a nuclear unit, energy prices and the CTC
     will be adjusted in a manner consistent with Section
     3.3.4.

               4.2.5.1   FOR S.C. NO. 3A AND S.C. NO. 4 (>2
                         MW) CUSTOMERS:

               Thirty days prior to the PowerChoice
               implementation date, SC# 3A and SC# 4
               customers greater than 2 MW will have a
               choice of three pricing options. Following this one time thirty day selection period, the only offer available to S.C.# 3A customers will be the default (option 1) program described below. Tariffs for each of these options will be available at least sixty days prior to the PowerChoice
               Implementation Date, subject to Commission approval. Existing SC#11 customers with expiring contracts will have the choice of either taking the standard tariff or extending their SC#11 contracts on the same terms and conditions through the term of this settlement agreement. Such SC#11 customers choosing the standard tariff will only be allowed to choose option 1. The implementation of these options will be in conjunction with the Company's hours use design and individual customer load profiles.

               (1)  Option 1 (Default): Fixed CTC and
                    Floating Commodity Price

                    -    Adjust CTC in the PowerChoice
                         filing to reflect a compromise
                         market price forecast.  The
                         estimate of the market price
                         forecast varies by region, service
                         class, load factor and voltage
                         level.

                    -    The Floating Commodity Price will
                         be the Energy Commodity Charge
                         discussed in Section 4.4.1.

               Appendix D contains the energy backout credit for each service classification and voltage level. Appendix D will be adjusted for the final rate year as discussed in Section
               4.1.1.  These prices are measured at the
               customer meter. Market prices for years four and five will be reforecasted in year three.

               (2)  Option 2a:  Fixed CTC and Fixed
                    Commodity Charge

                    -    This option will be designed with
                         the original forecast of energy
                         backout rates (contained in
                         Appendix D identified as the
                         7/23/97 forecast), such that if all
                         SC-3A customers choose this option
                         the rate goal will be met.

                    -    Customers commit to contract to
                         purchase forecast quantity of
                         electricity from Niagara Mohawk for
                         the  five year period.

               (3)  Option 2b:  Customers who select Option
                    2a can purchase the right to exit the
                    contract on six months notice.  The
                    purchase price of the option to exit
                    will be provided by the Company as part
                    of its tariff filing.  The fee would be
                    paid during the five-year period
                    regardless of whether the option to exit the contract is exercised.

               (4)  Prior to December 1, 1997, the Company
                    must elect one of the following
                    alternatives.

                    a)   After customers have chosen option
                         2a or 2b, the Company will solicit
                         and award bids for the right and
                         obligation to provide the commodity
                         to customers that choose Option 2a
                         or 2b, but only subject to customer
                         approval; or

                    b)   The Company will offer a 5-year
                         fixed CTC, Floating Commodity Price
                         Option (in addition to the 3-year
                         fixed CTC Floating Commodity Price
                         Option, above) which shall be based
                         upon the energy forecast underlying
                         Options 2a and 2b, above.

               (5)  For all customers who choose an
                    alternative supplier and return, they
                    return to the Floating Commodity Price
                    and the  fixed CTC option originally
                    selected by the customer.  If a
                    customer's SC-11 contract expires and
                    they do not choose to renew it, then
                    they return to the default of a floating commodity price and a fixed CTC.

               4.2.5.2   FOR S.C. NOS. 1, 2, 3 CUSTOMERS:

               (1)  Option 1: Fixed CTC and Floating
                    Commodity Price and Fixed CTC

                    An amount of energy up to 75 percent of
                    the amount of forecasted energy
                    necessary to serve SC-3A customers
                    choosing Option 2  (fixed CTC and fixed
                    commodity charge) will be made available for those SC-1, 2 and 3 customers who have retail access.

                    -    Customers who choose this option
                         will have their CTC based on the
                         energy backout rate described above
                         for the SC-3A customers, adjusted
                         for region and load shape as shown
                         in Appendix D.

                    -    For customers who choose an
                         alternative supplier and return,
                         they return to the default of
                         Option 2, floating CTC and floating
                         commodity price.

               (2)  Option 2 (Default):  Floating CTC and                  Floating Commodity.

                    The CTC is adjusted to reflect the level of unhedged energy after adjustments to reflect customers choosing the fixed CTC and floating commodity option described above.

               (3)  The parties will continue to pursue
                    mechanisms to increase the availability
                    of fixed CTCs for SC 1, 2, and 3
                    customers in Years 3 and beyond.  Any
                    final resolution of this issue will not
                    negate the Company's obligation to cover unhedged energy in years one through three.

     4.2.6  ADJUSTMENTS TO THE CTC IN YEARS FOUR AND FIVE

     The CTC will be adjusted to reflect a new market price
     forecast for years four and five.  The CTC may also be
     adjusted in years four and five due to generation-related deferrals, recovery of a generation sale incentive (Section 2.4.3), and if a nuclear plant is
     retired , sold or divested (Section 3.3).  In addition,
     variations between the actual and forecasted cost of
     the indexing provisions of certain IPP contract, as
     described in Section 2.4, will be passed through the
     Commodity Adjustment Charge beginning in year four.

     4.2.7     ALCAN AND SITHE/INDEPENDENCE

     Alcan and/or Sithe/Independence's stranded cost responsibility with respect to service to Alcan will be handled in accordance with the Order issued and effective 11-3-94 in Case No. 94-E-0136. Accordingly,
     Alcan and/or Sithe/Independence will not be assessed a CTC access fee for exit fee or Alcan load served by Sithe/Independence except as provided for in Case No.
     94-E-0136. The Company reserves the right to petition the Commission for changes in those obligations in accordance with the Order in that case.

4.3  SURCHARGE AND RECONCILIATION MECHANISMS

     4.3.1     SURCHARGE MECHANISMS THAT WILL BE ABOLISHED

     Upon the PowerChoice Implementation Date, the following surcharge mechanisms will be abolished:

     Rule 29:  Adjustment in Accordance With Changes in The
     Cost of Fuel (inclusive of the FAC, fuel amortizations, and DIRAM)

     Rule 43:  Adjustment of Charges Pursuant to the
     Measured Equity Return Incentive Term (MERIT)

     Rule 44:  Adjustment of Charges Pursuant to the Niagara
     Mohawk Electric Revenue Adjustment Mechanism (NERAM)

     Rule 46:  Adjustment of Charges Pursuant to the
     Regulatory Surcharge Mechanism

     Rule 47:  Adjustment of Charges Pursuant to the
     Extension of Suspension Period Surcharge Mechanism
     4.3.2     MUNICIPAL GROSS RECEIPTS TAX SURCHARGE

     For the terms of this Agreement and beyond, the surcharge for PSC No. 207 Rule 32 - Increase in Rates
     Applicable in Municipality Where Service is Supplied, more commonly referred to as Gross Receipts Tax (GRT), will continue to be applied as a surcharge due to variances in tax rates by municipal taxing authorities.

     4.3.3     NYPA HYDROPOWER BENEFIT RECONCILIATION

     A New York Power Authority (NYPA) Hydropower Benefit
     Reconciliation Mechanism for residential service will be established. Under certain contracts for the sale of low-cost hydropower to Niagara Mohawk, the price benefits of that power are to be passed on to the Company's residential customers. As a result of the elimination of the FAC, a new reconciliation must be established to ensure that Niagara Mohawk can fulfill this requirement.

     Because 1995 FAC surcharge balances were rolled into 1995 base rates, as described in Subsection 4.1.2, the resulting residential prices reflect NYPA hydropower benefits that accrued in 1995. Accordingly, the Company will perform an annual reconciliation comparing actual benefits received in 1998 and subsequent years with those that were received in 1995. The variance resulting from the reconciliation (credit or debit) will be applied as an annualized reconciliation factor during the 12 months following completion of the reconciliation. For residential customers who are ineligible for retail access, a reconciliation factor will be applied to their overall bill. For residential customers who have a choice of power suppliers, a reconciliation factor will be applied to the CTC.

     Due to reporting lag, the 1998 calendar year reconciliation cannot be performed until February 1999, which will delay the application of the annualized reconciliation factor until March 1999.

     4.3.4     SYSTEM BENEFITS CHARGE

       As further described in Section 7, a System Benefits
       Charge (SBC) will be implemented as part of customer service and distribution charges, although stipulated as a distinctly separate charge, for all customer service classifications (with the exception of Economic
       Development Zone power, S.C. No. 11 contracts (except as specifically allowed by contract) and certain NYPA allocations) in order to recover costs associated with public policy programs. Table 4-4 shows the projected
       SBC recoveries for 1998-2000.



TABLE 4-4 PROJECTED SBC RECOVERIES

                             1998         1999         2000
                             ----         ----         ----
1.  Base Public Policy
    Programs ($000)           15,000       15,000       15,000

2.  Sales Forecast (MWH)
    subject to SBC
    recoveries            24,174,398   24,472,671   24,650,753

3.  SBC Charge (Line 1)/
    (Line 2) ($/KWH)          .000620      .000613      .000609

       4.3.5     DEFERRALS

       The cost categories eligible for deferrals are described in Section 2.6.

       Starting in year four, deferrals will be collected through appropriate rate mechanisms, depending upon the nature of the cost, i.e., generation-related deferrals such as changes in nuclear costs will be collected through a surcharge to all customers who pay a CTC, distribution-related deferrals will be collected through a distribution surcharge. Customers who do not pay the CTC will not pay generation related deferrals.

       4.3.6     RECOVERY OF GENERATION SALE INCENTIVE

       As described in Section 3.2.2, the Company will receive an incentive for the sale of fossil and hydro assets.
       All customers who pay the CTC or, where applicable, exit fees will pay the generation incentive through a surcharge. Customers who do not pay the CTC will not pay the generation incentive.

       Table 4-5 summarizes all of the adjustment mechanisms described in Sections 4.2 and 4.3 and their applicability to service classifications.

TABLE 4-5 SURCHARGES AND RECONCILIATION MECHANISMS

                                                    S.C. NO.3   S.C. NO. 3A
                                                   (SMALL S.C.  (INCLUDING
                             S.C. NO.   S.C. NO.   NO. 4) AND   LARGE S.C.  S.C. NO.
                             1/1B/1C    2D/2ND     S.C. NO. 7    NO. 4)        11
                             -------    -------   -----------  -----------   --------
Gross Receipts Tax             Yes       Yes         Yes           Yes           Yes

NYPA Hydropower Benefits       Yes       No          No            No            No

Commodity Adjustment Charge    Yes***    Yes***      Yes***        No            No

SBC                            Yes       Yes         Yes****       Yes****        *

Deferrals**/Generation         Yes       Yes         Yes****       Yes****        *
Incentive

*Contract Specific
**Applies to years 4-5 only
***Assumes default option is chosen
**** Except as provided for certain NYPA customers in Section 4.14 and Table 4-6

/TABLE

4.4    UNBUNDLED SERVICES AND PRICES

       4.4.1     UNBUNDLED ENERGY COMMODITY CHARGE

       To ensure that customers receive correct price signals, it is important to establish a reliable proxy for the generation commodity price embedded in Niagara Mohawk's
       bundled retail rates.   Prior to the time the ISO
       tariff becomes effective, the actual market price of electricity will be based upon Niagara Mohawk's Commission approved methodology for determining marginal cost. This document is on file with the Commission (entitled Technical Administrative Rules and Procedures ("TARPS")) and is associated with S.C. No. 11 and the now expired S.C. No. 8. These prices will be delineated by hour, month and voltage level for each class. In addition, the Company will adjust the TARPS prices, on a revenue neutral basis, to reflect differences in prices for the western, central and eastern regions. If, prior to the effectiveness of an ISO tariff, the New York Power Pool (NYPP) begins to calculate and publish location-specific marginal prices of power, Niagara Mohawk reserves the right to employ those prices instead of the TARPS values.

       If the TARPs prices are used in the Company's unbundled prices, the Company will, after consulting with the parties, develop rules and/or procedures designed to oversee and audit the Company's development of the TARP process. The Company will submit these rules and/or procedures to the Commission for review.

       Once the ISO tariff becomes effective, assuming a fully functioning ISO and a viable market, the commodity value represented in retail tariffs will be based upon locational prices posted by the ISO.

       The CTC inherently reflects a forecast of commodity prices. A portion of the differential between forecasted and actual commodity prices will be reconciled and refunded to or recovered from customers with floating CTC's through the Commodity Adjustment
       Charge.

       There will be no prudence review associated with RegCo's energy or capacity purchases during the period of this rate Settlement Agreement. As described above, commodity prices will be capped by the spot market price. RegCo is free to enter into longer term contracts, other than those described in Section 3.0, for capacity and energy, but will bear the full risks of such contracts (i.e., will keep any savings or absorb any losses during the five year period). If RegCo enters into a contract for energy and capacity whose duration is longer than five years (i.e., whose duration extends beyond the term of this Settlement Agreement), the cost associated with that contract will be subject to the normal revenue requirements review that occurs in the next rate case RegCo files for rates beyond the fifth year. If RegCo does not enter into any longer-term contract, there will be no prudence review associated with its not having entered into longer-term contracts.

       4.4.2     UNBUNDLED TRANSMISSION CHARGES

       Niagara Mohawk's retail access tariff will be filed with the Commission and the FERC and cover all components of the retail access tariff described herein. The transmission component of such retail access tariffs will be provided under Niagara Mohawk's Open Access Transmission Tariff ("OATT").

       Network service charges under the OATT are calculated as the FERC approved annual revenue requirement multiplied by the customer's load ratio share (the 12-month rolling average of the customer MW load divided by the total demand on the Transmission System at the time of the monthly transmission peak). To ease the administrative burden of applying this formula to calculate and bill the transmission charges applicable to each customer under the OATT, and decreasing the distribution charge by that value, Niagara Mohawk proposes to implement a procedure whereby the total delivery charge (transmission and distribution) does not require an individual, customer-specific OATT value. That is, the total delivery charge will be designed to recover both the transmission and distribution revenue requirements using PSC rules for the assignment of costs even as transmission service is provided under the terms and conditions of the OATT applicable to each customer. Niagara Mohawk will seek from the FERC a waiver to implement this administrative simplification.

       4.4.3     UNBUNDLED DISTRIBUTION CHARGES

       Distribution services include power delivery services other than transmission services, and encompass not only local "wires" services but also metering, billing, collections, and customer service telephone. Distribution prices are cost-based. Distribution prices for 1998 were estimated to recover fully the costs associated with distribution services, and allocated to rate classes and rate components based on the Company's latest cost of service studies. Distribution service prices for the years two through five will be increased according to the Price Cap plan described in Section 4.4.4 and the price goals described in Section 4.1.

       4.4.4     PRICE CAP PLAN FOR TRANSMISSION AND
                 DISTRIBUTION SERVICES

       A price cap plan for the Company's transmission and distribution services will apply for years 2 through 5 of this settlement.

                 4.4.4.1  T&D RATE INCREASES

                 The Company may increase its prices for
                 transmission and distribution services up to a cap in each year except as otherwise provided herein. The cap will be based on the projected increase in the cost of providing transmission and distribution services as set forth in the financial forecast in Appendix C.

                 4.4.4.2  CTC OFFSETS TO INCREASED T&D PRICES

                 Except as provided in Section 4.14, in years
                 2 and 3, any increase in T&D prices will be exactly offset by a decrease in the CTC charges for those years in order to satisfy the overall bundled price targets outlined in Sections 4.5 through 4.8. In years 4 and 5, there will be no explicit offset to the CTC for increases in T&D prices.

                 4.4.4.3  PRICE CAP FOR YEARS 4 AND 5

                 As described in Section 2.4.1.2, prices in
                 years four and five can be increased by an
                 amount not to exceed 1% of the all-in price
                 excluding  the commodity (e.g. inclusive of
                 transmission, distribution and forecasted CTC
                 charges).   The price cap excludes recovery
                 of deferrals and the generation sale
                 incentive. The price cap also excludes the variations in contract costs due to the indexing provisions of IPP indexed contracts (See Section 2). The filing to propose an increase under the cap or to recover deferred costs or to recover the generation sale incentive will address the design of the rate recovery mechanism.

       4.4.5     AVAILABILITY OF UNBUNDLED PRICES FOR
                 INFORMATIONAL PURPOSES

       Prior to the time a customer becomes eligible for retail access, Niagara Mohawk, upon request, will provide the customer with unbundled price data for the customer's use.

       4.4.6     RELATIONSHIP TO GENERATION SEPARATION

       A reallocation of costs between the
       transmission/distribution and CTC components of unbundled prices may be necessary as a result of a sale, spin-off or transfer of generation assets. To the extent this reallocation is necessary, it will be done on a class-average revenue neutral basis.

       4.4.7     CUSTOMER SERVICE BACKOUT CREDIT

       The customer service backout credit is described in
       Section 5. Once the credit is designed, customers who select an alternate supplier will receive an appropriate credit for the particular Company services provided by the ESCO, and a minimum credit regardless of the services offered.

4.5    RESIDENTIAL PRICING DESIGNS

       4.5.1     SERVICE CLASSIFICATION NO. 1 - STANDARD
                 RESIDENTIAL RATE

                 4.5.1.1   FLAT RATE STRUCTURE

                 The design will remain a flat rate structure consisting of a single energy rate with a customer charge.

                 4.5.1.2   PHASED-IN REBALANCING OF CUSTOMER
                           AND ENERGY CHARGE

                 The customer charge will be phased in to achieve a $17.44 level in the year 2000 with additional changes to be considered in years 4 and 5. The Company and Staff share the objective of continuing to move volumetric charges toward marginal energy costs. The increase in customer charge revenue will be offset by an equal reduction in the energy charge revenues to ensure that the rebalancing of customer and energy charge is revenue neutral on a class-average basis.

                 4.5.1.3   PHASED-IN DISCOUNT FROM INITIAL
                           PRICE LEVELS

                 As described in Section 4.1, over the three years beginning with the PowerChoice Implementation Date, tariff rate reductions will be phased-in so as to ultimately produce an approximate 2.2 percent reduction in class average prices. (As described in Section 4.1.4, additional savings associated with currently planned reductions in New York gross receipts taxes will be applied as realized). These reductions will be applied to the energy rate. The pricing designs and resulting bill impacts are illustrated in Appendix D.

       4.5.2     SERVICE CLASSIFICATION NOS. 1B AND 1C -
                 RESIDENTIAL TIME-OF-USE RATES

       Currently the Company has two Time-of-Use (TOU) offerings for residential customers. Service Classification No. 1B is a voluntary offering; approximately 3700 customers take service under this rate. Service Classification No. 1C is a mandatory rate for all residential and farm customers who consume greater than 30,000 KWh annually. There are approximately 12,000 customers served under S.C. No. 1C.

       As of the PowerChoice Implementation Date, S.C. No. 1B will be closed to new subscribers other than subscribers who will use geothermal technology. Existing S.C. 1B customers will have the option of remaining under the existing program or changing to S.C. No. 1 service. No price reductions will be applied to the S.C. No. 1B class.

       As of the PowerChoice Implementation Date, S.C. No. 1C will no longer be mandatory. S.C. No 1C will become the optional TOU offering for residential customers. Customers served under this service classification will have the option of remaining under the existing program or changing to S.C. No. 1. No price reductions will be applied to the S.C. No. 1C class.

       4.5.3     SERVICE CLASSIFICATION NO. 1H - OPTIONAL
                 RESIDENTIAL RATE

       This option consists of higher customer charge and a lower flat energy charge. On the PowerChoice Implementation Date, S.C. No. 1H will be closed to new subscribers. Existing S.C. No. 1H customers will have the option of remaining under the existing program until the beginning of year 4 of this agreement at which time they will be transferred to S.C. No. 1. These customers will have the option to migrate to S.C. No. 1 at any time prior to year 4 of this agreement.
       4.5.4.    CTC

       The CTC will be recovered volumetrically in accordance with the actual usage of each residential customer.

4.6    COMMERCIAL PRICING DESIGNS

       4.6.1     SERVICE CLASSIFICATION NOS. 2ND - SMALL
                 GENERAL SERVICE RATES

                 4.6.1.1   FLAT RATE

                 Under S.C. No. 2ND, the design will remain a flat rate structure consisting of a single energy rate with a customer charge.

                 4.6.1.2   PHASED-IN REBALANCING OF CUSTOMER
                           AND ENERGY CHARGES

                 The customer charge will be phased in to achieve a $23.95 level in the year 2000 with additional changes to be considered in years 4 and 5. The Company and Staff share the objective of continuing to move volumetric charges toward marginal energy costs. The increases in customer charge revenues will be offset by an equal reduction in the energy charge revenues to ensure that the rebalancing of customer and energy charge is revenue neutral on a class-average basis.

                 4.6.1.3   PHASED-IN DISCOUNT FROM INITIAL
                           PRICE LEVELS

                 As described in Section 4.1, over the three years beginning with the PowerChoice Implementation Date, rate reductions will be phased-in so as to produce an approximate 2.2 percent reduction in class average prices. (As described in Section 4.1.4, additional savings associated with currently planned reductions in New York gross receipts taxes will be applied as realized). These reductions will be applied to the energy rates. The pricing designs and resulting bill impacts are illustrated in Appendix D.

       4.6.2     SERVICE CLASSIFICATION NO. 2D - SMALL GENERAL
                 SERVICE RATES

       Upon the PowerChoice Implementation date, the design of Niagara Mohawk's Small General Demand Service (S.C.2
       Demand (S.C. No. 2D)) will be altered as described below:

                 4.6.2.1   PHASED-IN REBALANCING OF CUSTOMER
                           AND ENERGY CHARGES

                 The customer charge for S.C. No. 2D will be phased-in to achieve a $63.49 level in the years 2000 with additional changes to be considered in years 4 and 5. The Company and Staff share the objective of continuing to move volumetric charges toward marginal energy costs. The increases in customer charge revenues will be offset by equal reductions in the energy charge revenues to ensure that the rebalancing of customer and energy charges is revenue neutral on a class-average basis. The existing demand charge for S.C. No. 2D will remain unchanged for the first three years of this agreement.

                 4.6.2.2   PHASED-IN DISCOUNT FROM INITIAL
                           PRICE LEVELS

                 As described in Section 4.1, over the three years beginning with the PowerChoice Implementation Date, rate reductions will be phased-in so as to produce an approximate 2.2 percent reduction in class average prices. (As described in Section 4.1.4, additional savings associated with currently planned reductions in New York gross receipts taxes will be applied as realized). These reductions will be applied to the energy rate. The pricing designs and resulting bill impacts are illustrated in Appendix D.

       4.6.3     CTC

                 The CTC will include per KW (where
                 applicable) and per KWh charges applied to 100 percent of actual demand and usage quantities of each commercial customer for the billing period.

4.7    LARGE GENERAL SERVICE (S.C. NOS. 3, 3A, 4 AND 5)
       PRICING DESIGNS

       Prices for Niagara Mohawk's S.C. No. 3, S.C. No. 3A, and S.C. No. 4 (customers who also take power from NYPA), will be structured as declining block rates as described below. Unbundled prices will include a CTC if applicable.

       4.7.1     S.C. NO. 3 (LARGE GENERAL, SERVICE < 2MW) AND
                 SMALLER S.C. NO. 4 CUSTOMERS (<2MW)

       Prices for customers taking service under S.C. No. 3 and customers taking service under S.C. No. 4 whose demand (exclusive of the portion of demand served by NYPA) is less than 2 megawatts will be developed as follows:

                 4.7.1.1   RATE DESIGN

                 Prices will include a customer charge, a demand charge, a reactive demand charge and energy charges based on two blocks. The blocks will be established based on the usage above and below 450 hours of use of the peak demand (61.6% load factor). This design is referred to as an "hours use" design. The pricing designs and resulting bill impacts are illustrated on Appendix D.

                 4.7.1.2   INITIAL PRICE LEVELS

                 As described in Subsection 4.1, the class average prices for S.C. No. 3 and smaller S.C. No. 4 customers will be reduced by approximately 2.2 percent. The reduction will be reflected in the tail block energy price. (As described in Section 4.1.4, additional savings associated with currently planned reductions in New York gross receipts taxes will be applied as realized).

                 4.7.1.3   CTC

                 The CTC will include per KW and per KWh
                 charges applied to 100 percent of actual demand and usage quantities for each customer during the billing period.

       4.7.2     S.C. NO. 3A (LARGE GENERAL SERVICE, MANDATORY
                 TIME OF USE, HIGH DEMAND) AND LARGE S.C. NO.
                 4 CUSTOMERS (>2MW)

       Prices for customers taking service under S.C. No. 3A and customers taking service under S.C. No. 4 whose demand (exclusive of the portion of demand served by NYPA) is greater than 2 megawatts will be developed as follows:

                 4.7.2.1 RATE DESIGN

                 Prices will include a customer charge, a demand charge, a reactive demand charge and energy charges based on declining blocks. Effective upon the PowerChoice Implementation Date, two blocks will be established based on the usage above and below 250 hours of use at the peak demand (34.2% load factor). One year later, a third block will be established at 400 hours of use (54.8% load factor).
                 This design is referred to as an "hours use" design. The pricing designs and resulting bill impacts are illustrated on Appendix D.

                 4.7.2.2   INITIAL PRICE LEVELS

                 Price reductions are designed to be phased-in during the three years following the PowerChoice Implementation Date such that the average price, based on current forecasts, in the year 2000 for all customers under S.C. Nos. 3A, 11, and large S.C. No. 4 (including ERIR, EDR, and EDZR discounts) will be $.0585 per KWh inclusive of all currently enacted New York State gross receipts tax reductions. If the currently enacted gross receipts tax reductions are repealed, the prices will increase accordingly.

                 4.7.2.3   REBALANCING OF DEMAND CHARGES

                 While the demand charge for S.C. No. 4 is currently based on the peak demand occurring within the billing period, the demand charge under S.C. No. 3A is based entirely on the customer's maximum demand during peak hours. Niagara Mohawk will file tariff revisions to establish a demand charge based on the customer's maximum demand during all hours to cover transmission and distribution costs. The on-peak demand charge has been reduced to offset the revenue increases resulting from this change.

                 4.7.2.4   CTC

                 The CTC will include per KW (based on the maximum demand occurring during peak hours) and per KWh charges applied to 100 percent of actual demand and usage quantities for the billing period.

       4.7.3     S.C. NO. 5 (COMBINATION 25 & 60 CYCLE POWER)

       The Company currently provides combination 25 cycle and 60 cycle power to approximately 7 customers. The Company will freeze the existing 25 cycle S.C. No. 5 rates (which were approved in April 1995) and hold them constant for the term of this Agreement. The Company will reduce the rates for 60 cycle service to those contained in S.C. No. 2, S.C. No. 3 or S.C. No. 3A, depending on the size of the customer. The Customer will then be eligible to receive unbundled 60 cycle electric service according to the otherwise applicable service classification.

       4.7.4     PROJECTED INDUSTRIAL PRICES

       The weighted average price has been computed by summing the forecasted revenues associated with the S.C. No. 3A, "large" S.C. No. 4, S.C. No. 11 (those qualifying for S.C. No. 3A) and dividing by the forecasted kilowatt-hours associated with the same classes. (This will include all economic development riders with the exception of revenues and sales associated with EDP customers). The Company plans to administer the phased-in price reductions in a manner similar to that contained in Table 4-2.

4.8    CUSTOMERS WITH S.C. NO. 11 CONTRACTS AND ECONOMIC
       DEVELOPMENT PROGRAMS

       The Company will honor all existing S.C. No. 11 contracts through their normal expiration.

       Upon implementation of the ISO, the Company will revise the definition and calculation of marginal cost under tariff to: 1) incorporate the prices, terms and conditions of the ISO tariff and 2) calculate and administer a system-wide weighted average marginal cost consistent with the existing S.C. No. 11 tariff for the billing of S.C. No. 11 contracts entered into prior to July 23, 1997.

       In the event that an existing Customer's S.C. No.11 contract expires during the term of this agreement, at the Customer's request and upon 60 days prior notice, the Company will extend the S.C. No. 11 contract on the same terms and conditions for the remaining term of this agreement, or until the Company files for a rate increase or otherwise petitions the Commission post year five, after which such contract shall expire unless otherwise specifically agreed to between the Company and Customer.

       The Company will offer EDR and ERIR customers a choice of their existing rider, the otherwise applicable tariff rate, or if eligible, retail access.

       The Company will not petition the Commission to modify or cancel its current S.C. No. 11, ERIR or EDR tariffs until an adequate replacement tariff is developed that meets the economic development objectives of the existing tariffs. The Company will contemporaneously file its replacement tariff with its petition to cancel or modify its current SC-11, ERIR and EDR tariffs.

       The Company will continue to work with the parties to design the S.C. No. 11 replacement tariff with the objective that the revised tariff will be filed as soon as possible, but in no event later than December 31, 1997.

       Under no circumstances will the Company require that a customer purchase the commodity from the Company in order to qualify for an S.C. No. 11 contract.

       The Company will not be precluded from proposing other programs of general applicability to address economic development issues.

4.9    OPTIONAL TARIFFS FOR NON-RESIDENTIAL CUSTOMERS

       The Company will cease signing Customers to the Optional Tariff Schedules effective with the PowerChoice Implementation Date. Customers currently served on the Optional Pricing Schedules will be given the option to continue to receive their optional provisions until such customers become eligible for retail access after which optional pricing schedules will be eliminated; provided, however, that the optional rates will continue to be changed to reflect changes in the marginal cost of electricity. Customers who choose to retain their optional provisions prior to their eligibility for retail access will be subject to the rates in effect on April 27, 1995 for the Contract Load portion of their bill.

4.10   CUSTOMERS SELLING POWER TO NIAGARA MOHAWK UNDER S.C.
       NO. 6

       (a) Separate S.C. No. 6 buy back rates shall be determined for Load Areas 1, 2, 3, and 4. Niagara Mohawk's payments for deliveries from Independence Station shall be the applicable rates (as set forth in paragraphs b and c below) for Area 2.

       (b)  Commencing January 1, 1998 until the date the
            Master Restructuring Agreement ("MRA") is consummated as defined in Section 10.2 of that agreement ("Consummation Date"), the buy back rates shall be the time-differentiated price by month. Appendix D sets forth the prices to be used in the tariff. Area 3 prices are equal to Area 2 prices plus one mill.

       (c) Commencing with the MRA Consummation Date, the buy back rates for each Load Area shall be the time-differentiated prices, set forth by month in Appendix D hereto. The rates set forth in Appendix D shall remain in effect until December
            31, 1998.

       (d) Commencing no later than August 1, 1998, the parties shall convene technical conferences to,
            (i) (assuming there is an operating ISO/PE on August 1, 1998) determine the appropriateness of using the ISO market data to set 1999 SC 6 buy-back rates, and the specific market data from the ISO/PE which should be used to calculate a market-based buy back rate that is consistent with PURPA, or (ii) administratively redetermine the S.C. No.
            6 rates for the rate year commencing January 1, 1999 if a transition to market-based rates will not occur on January 1, 1999.

       (e) If, after such technical conferences, the parties do not reach a consensus as to the appropriate rates or mechanism for setting the 1999 S.C. No. 6 rates, then on or before October 1, 1998, the parties will jointly request the assistance of a settlement judge to resolve these issues. If after a reasonable period of intervention by the settlement judge, an S.C. No. 6 rate or mechanism has not been reached by consensus of the affected parties, any party may request evidentiary hearings followed by briefs and a recommended decision to the Commission that will enable the Commission to issue an order on the 1999 S.C. No. 6 rates prior to January 1, 1999. Any S.C. No. 6 rate filing shall be subject to discovery under the Commission's Rules and to public comment under the State Administrative Procedures Act.

4.11   CUSTOMERS TAKING SERVICE UNDER S.C. NO. 7 (SALE,
       BACKUP, MAINTENANCE AND SUPPLEMENTAL ENERGY AND
       CAPACITY TO  CUSTOMERS WITH ON-SITE GENERATION
       FACILITIES) AND EXIT FEES FOR CUSTOMERS WHO BYPASS THE
       COMPANY'S DELIVERY SERVICE.

       4.11.1    RATIONALE

       The intention of the Exit Fee and the CTC provisions of SC#7 is to discourage uneconomic bypass of the Company's services and charges in cases where such bypass is not economic from society's standpoint and would therefore shift costs to other stakeholders.

       4.11.2    APPLICABILITY

       The following table sets forth the applicability of the Exit Fee and SC#7 in specific circumstances. In addition, applicability of exit fees for NYPA allocations will be determined in accordance with
       Section 4.14 and Table 4-6 of this Settlement. For circumstances not included in this table, or contemplated herein, the company will be permitted to petition the Commission to assess an Exit Fee or apply SC#7 in accordance with the intentions of this Section 4.11.

                      EXIT FEE AND SC#7 APPLICABILITY
                    -------------------------------

CIRCUMSTANCE                                EXIT FEE     SC# 7
------------                              --------     -----

Municipalization, including cases where        Yes       No
the municipal disconnects from the
Company's delivery system.

Customer remains in the same location,         Yes       No
disconnects from the Company's delivery
system and connects to another utility's delivery system such as that of another utility or IPP.

Self generation with backup from the           No        Yes
company's delivery system.

Self generation where the customer             No        No
disconnects from the interconnected
system or is not connected to the
interconnected system.

Customers that received an SC#11               No        No
Contract prior to 7/23/97 based on
a showing of a viable cogeneration
threat up to the electric capacity of
the demonstrated viable cogeneration
project.

Customers that relocate or close               No        No
their operation.



       4.11.3    EXIT FEE

       (a)  Exit Fee Calculation Methodology

            The Company will use a "revenues lost" exit fee methodology similar to that proposed by the FERC in Order 888. The exit fee would be calculated on a one-time basis. However, the Company is willing to entertain levelized annual payments or other options that may be negotiated between the Company and the customer, subject to adequate security. The "revenues lost" formula is equal to the net present value (at the Company's weighted average cost of capital) over Y years of:

            (R-E)

       Where,

            R shall equal the annual estimated revenue from the customer at using the bundled price designs contained in the settlement agreement. There will be no credit for transmission related revenues, as proposed in FERC Order 888, since the customer will not be using the Company's delivery system.

            E is the Company's estimate of the annual revenues that it can receive by selling the released capacity and associated energy. As in FERC Order 888, the customer will have the option to market a portion of the released capacity and associated energy.

            Y is the number of years required for the Company to recover its full stranded costs. Since Y is dependent upon a number of factors, including the timing of the departure, the Company will address Y on a case-by-case basis.

            In addition, the Company will charge departing customers for their allocation of nuclear decommissioning costs through time.

       (b)  Accounting for Exit Fees

            The Company agrees with the concept that any exit fees received should be deferred to affect stranded costs. The Company will work with the parties to develop the specific accounting, and subsequent amortization, of the deferral for exit fees. To the extent that exit fees are received during the term of this settlement that result in a reduction in revenues otherwise expected to be collected by the Company through the CTC, the parties agree that a portion of the exit fee can be recognized during the term of the Settlement to hold the Company harmless.

       4.11.4    S.C. NO. 7

       Effective with the PowerChoice Implementation Date,
       S.C. No. 7 will be closed to new subscribers.

                 4.11.4.1  EXISTING CUSTOMERS

                 Existing customers shall be subject to the S.C. No. 7 prices in effect on July 23, 1997, as well as any applicable surcharges as identified on Table 4-5.

                 At such time as all or the majority of the Company's Fossil and Hydro units are divested and the commodity portion of backup, supplemental and maintenance service are available on a competitive basis, the rates for existing S.C. No. 7 users shall be changed to those described in 4.11.4.2 below.

                 The Company agrees to use its best efforts to acquire ancillary services from the competitive market at the time of divestiture. The Company, however, will not be required to create new systems to allow for the procurement of such services on a competitive basis.

                 4.11.4.2  NEW SUBSCRIBERS AND EXISTING S.C.
                           NO. 7 CUSTOMERS FOLLOWING
                           DIVESTITURE OF THE COMPANY'S FOSSIL
                           AND HYDRO ASSETS

                 New tariff leaves shall be added which will apply to all non-residential customers with on-site generation and existing customers with on-site generation who are not currently served under S.C. No. 7. In addition, these new tariff leaves shall apply to existing S.C. No. 7 customers at a later date as provided in Section 4.11.4.1. These tariff leaves shall provide for rates which include:
                 i) a combination of an access charge and an energy charge for the baseline customer load ("CL") and, ii) the rates contained in the customer's otherwise applicable service classification (or S.C. No. 11, if qualified) for any load which exceeds the CL, where:

                 -    The CL shall be based on the customer's
                      load in a historic period.

                 -    The access charge for load at or below
                      the CL shall be equal to the customer's
                      contribution to the Company's fixed
                      costs during the historic period. The
                      access charge shall be subject to
                      adjustment for surcharges as identified
                      on Table 4-5.

                 -    The energy charge for load at or below
                      the CL shall equal the commodity cost
                      under the otherwise applicable tariff,
                      if the commodity is purchased from
                      Company.

4.12   ECONOMIC DEVELOPMENT ZONE RIDER (EDZR)

       The Parties will continue to work on developing a rate plan that will result in current economic development zone rates that are equal to full marginal commodity and distribution cost (excluding the SBC) and full transmission cost by the end of the five year settlement period for customers taking service under the current rider. The rate plan will be developed as soon as possible but in no event later than December 31, 1997.

       In developing the EDZR rate plan the following principles shall govern:

       (a) Non-contestable customers will be phased into full marginal costs on an accelerated schedule that takes into account the level of rate impacts on individual customers.

       (b) Contestable loads will be phased in over the full five years of the settlement period.

       (c) For a limited number of customers that may need special economic development considerations, the
            Company will work with the parties to address these special cases.

       For new EDZR customers or new growth, the tariff rate will be equal to full marginal commodity and distribution cost (excluding the SBC) and full transmission cost.

4.13   PRICING DESIGNS FOR SERVICE CLASSIFICATIONS UNDER PSC
       NO. 214 -- ELECTRICITY

       Niagara Mohawk's prices for outdoor lighting services are set forth in PSC No. 214 -- Electricity (formerly
       PSC No. 213 -- Electricity).  Service Classification
       Nos. 1, 2, 3 and 6 under PSC No. 214 represent private area and street lighting. The Company is proposing a rebalancing of the facility-specific and volumetric charges. The proposed facility charges have been set at marginal cost as calculated under the current long-run incremental cost of service studies. The proposed volumetric component of these service classifications have been increased to offset the decrease in facility specific charges to ensure that the rebalancing is revenue neutral. The prices for these service classifications are attached in Appendix D. The
       Company will phase in these price changes over the first three years of this agreement.

       Service Classification No. 4 of PSC No. 214 - Traffic Signals, is energy and delivery-only related. The charge for this classification does not include the cost of owning or maintaining facilities and therefore has not been changed.

       The resulting volumetric charges under PSC No. 214 will be unbundled when customers become eligible for retail access.

4.14   APPLICATION OF UNBUNDLED PRICES TO NYPA ALLOCATIONS

       (a)  NYPA Economic Development Power Allocations

            The Company agrees to maintain for existing EDP allocations its existing tariff rates for the first three years of the settlement. For new allocations the Company will use its unbundled rate schedules and the sales will be conducted as a direct sale from NYPA.

       (b)  NYPA Rural and Domestic (R & D) Hydro Credit

            The benefits of the R & D hydro credit will flow through to consumers in accordance with the 1990 Contract. NMPC and NYPA agree to work in good faith to modify as appropriate, the 1990 Contract to reflect the changes in industry structure.

       (c) Table 4-6 delineates the treatment of NYPA allocations. A "yes" under a column heading means the charge identified in the column heading applies to the allocation. A "no" means the charges shall not apply.

TABLE 4-6 APPLICATION OF UNBUNDLED PRICES TO NYPA ALLOCATIONS (3)


                                           EXIT FEES
                                        -----------------
                 TRANSMISSION           DISTRI-
                       &                BUTION    SUPPLY
                 DISTRIBUTION   CTC     RELATED   RELATED   SBC
                 ------------   ---     -------   -------   ---
Replacement Power      (4)       no       no        no       no
445MW

Expansion Power (1)    (4)       no       no        no       no
250MW

EDP < 46MW             (4)       no       no        no       no

EDP > 46MW             (4)       yes      yes       yes      yes
HLFF


Schedule A & First     (4)       no       no        no       no
50MW Replacement (2)

HLFF above             (4)       yes      yes       yes      yes
Schedule A & First
50MW Replacement (2)


       (d)  Notes to Table 4-6:

            (1) Except deliveries of EP allocated pursuant to paragraph 13(b) of Section 1005 of the Public Authorities Law for revitalization purposes will be subject to the CTC if and to the extent that the amount of any allocation when added to the then existing EP sales in NMPC service area exceeds 210 MW.

            (2) Schedule A as provided for in the Agreement Among Niagara Mohawk Corporation, New York Power Authority and Department of Public Service Resolving and Settling Certain Disputes, dated May 22, 1997. The first 50MW of replacement refers to a provision of the May 22, 1997 agreement that allows the Power Authority to replace certain HLFF allocation prior to the PowerChoice Implementation Date.

            (3) All rights and responsibilities contained in the "May 22, 1997 Agreement" shall remain legally binding in accordance with its terms, and nothing contained in the PowerChoice Settlement or this Section shall be construed to overrule, explain or otherwise modify the May 22, 1997 Agreement except that in the event of any conflict between the provisions of paragraph 5 of the May 22, 1997 Agreement entitled "Delivery of Expansion and Replacement Power" and the provisions of this
                 Section 4.14 and Table 4-6 relating to
                 Expansion and Replacement Power, the
                 provisions of this Section 4.14 and Table 4-6 shall prevail. The following abbreviations apply to Table 4-6: Expansion Power ("EP"); Economic Development Power ("EDP"); High Load Factor Power ("HLF"); Replacement Power ("RP").

            (4) Delivery service for all NYPA Replacement, Expansion, EDP and HLF Power transmitted and delivered by NMPC are governed by existing agreements and/or authorities, provided however that nothing herein shall be construed as an admission or agreement by NMPC or NYPA or any other party that delivery services provided to new EP, RP or other customers or modifications of delivery services provided to existing EP, RP or other customers shall or shall not be provided under NMPC's Open Access Transmission Tariff filed with the Federal Energy Regulatory Commission and a separate agreement for local distribution services, and provided further that nothing contained herein shall be regarded as a waiver by NMPC of its rate change rights under any existing agreement between NMPC and NYPA except as expressly specified herein.

4.15    ANNUAL TARIFF FILINGS

       The Company will file tariff amendments to implement the initial rates and terms of this agreement as soon as practicable after the conditions described in
       Section 2 have been satisfied. During the term of this agreement, the Company may make annual tariff filings to be effective on each anniversary of the PowerChoice Implementation Date. These annual filings will be made approximately 120 days prior to their effective date and will reflect the terms of this agreement including the pricing design changes, deferrals (years 4-5 only), the generation sale incentive (years 4-5 only) and transmission/distribution price escalation.

4.16  RATE FLEXIBILITY

       4.16.1    GENERAL

       During the term of this Agreement, the Company will have the right to seek rate changes that are revenue-neutral on a class average basis. Such rate proposals will be filed with the Commission and subject to regulatory approval. The type of changes that may be proposed include:

       a. changes in service class segmentation by consumption levels, load factors, end-use purposes, or any other distinguishing factors;
       b. reallocation of revenue within classes between demand, energy and customer charges;
       c. reallocation of revenue among customer groups based on cost-of-service and competitive analyses;
       d. additions, deletions or other changes to rate blocks or rating periods; and
       e. changes to establish uniform transmission and distribution rates across rate classifications offset, if necessary, by changes to the CTC.

       This Agreement will not preclude the Company from proposing pricing changes in response to competitive developments.

  4.16.2    OPTIONAL RATES AND SERVICES

  The initial services contained in this agreement would be available to all qualified customers for the term of this agreement. The Company may, additionally, propose optional rates and/or services at any time. Tariffs for such rates and/or services would become effective
  30 days after they are filed.

4.17   MISCELLANEOUS TARIFF AMENDMENTS

  The Company will make amendments to its tariff to reflect the following issues:

  4.17.1    AGGREGATION OF DEMAND AND CUSTOMER CHARGES

  Since the prices contained in this Agreement for service classifications that include demand and customer charges have been calculated based on historical non-coincident customer demands, the aggregation of customers in those service classes likely would result in the shifting of costs to other customers or to the Company. ESCos accordingly will not be permitted to aggregate customers' loads and pay demand and customer charges based on their coincident demands. The benefits of load diversity have already been reflected in the calculation of these charges. It is not the intent of this Section 4.17.1 to prohibit
  ESCos from aggregating the commodity for customers eligible for retail access.

  4.17.2    LOW VOLTAGE BYPASS

  Customers may be reconnected to a delivery point at a higher voltage level at no additional cost to the customer if in the Company's sole judgment, such reconnection will alleviate reliability or safety problems; provided, however, that the Company may permit such reconnection in other circumstances if the customer agrees to pay 1) the differential in distribution charges and CTC, and 2) the incremental reconnection costs.

SECTION 5.0
CUSTOMER SERVICE BACKOUT CREDIT

The details of a customer service backout credit will be established by December 31, 1997 through continued negotiations among the parties, based on agreement on the following general principles:

5.1    GROSS REVENUE EXPOSURE

  The Company's gross revenue exposure attributable to the customer service backout credit will be limited as follows:

            Year 1         $6M
            Year 2         $10M
            Year 3         $14M

  The Company may defer for future recovery pursuant to
  Section 2.4.3 and 2.6 one-half of each dollar of lost revenue.

  If the limits of Company liability and deferrals outlined above are reached, the backout credit will be capped, either by numbers of customers, amount of load, or other method.

5.2    DESIGN PRINCIPLES

  (1) Several categories of the backout credit will be established so that different amounts will be backed out depending on which services are taken over by the ESCo. However, there would be a minimum credit that will be backed out regardless of the services offered.

  (2) The credit could be calculated volumetrically or per customer.

  (3) There will be different levels of the backout rate by service class.

  (4) The Company will provide a study of avoidable customer service costs by June 1999. Upon petition of any party after the end of Year 2 of this agreement, the Commission can revisit the customer service backout credit, including the appropriate level of any credit or alternate mechanisms for handling the movement of customers to other suppliers (See Section 8.2.8). In any event, the Company's gross revenue exposure in year 3 shall not exceed the caps set forth above in 5.1.

5.3    RELATIONSHIP TO A GENERIC PROCEEDING

  If there is a final PSC Order or an order which has not been stayed pending appeal in a Generic Proceeding regarding customer services currently provided by regulated utilities which should be made competitive and/or the method for determining avoided costs associated with those services, that Order shall supersede this agreement. Whether or not there is a Generic Order regarding customer services, the Company's gross revenue exposure in years 1-3 shall not exceed the caps in 5.1. In years four and five the backout shall not exceed the Company's avoided costs unless the incremental exposure is offset by other revenue sources (e.g. deferrals). If there is no Generic Order regarding competitive customer services, the Company's study, including comments of other parties thereon, will provide the basis for determining the Company's avoided customer service costs in years 4 and 5.

  This Agreement does not limit any Party's rights to challenge or otherwise petition for relief from any proposed policy in the Generic Proceeding.

SECTION 6.0
SERVICE QUALITY INCENTIVE

There will be a service quality incentive whose total value is 30 basis points or $6.6 million, where 1 basis point for both electric and gas will be valued at $220,000 after-tax, or $338,000 before-tax, for the purposes of this agreement.
All of the amounts reflected below are after-tax dollars.

6.1    CUSTOMER SERVICE PERFORMANCE

  For 1998 and beyond, the Customer Service Performance incentive is equal to a maximum of $3.3 million per year. The measures of customer service performance described in this Section 6.1 supersede the provisions of Section VIII, Customer Service Guarantees set forth in the Stipulation and Agreement approved by the Commission in Niagara Mohawk Cases 96-G-1095 and 96-G-0091, Opinion No. 96-32 (December 19, 1996).

  6.1.1     PSC COMPLAINT RATE

  The PSC Complaint Rate is the 12-month complaint rate, measured at each year end. The targets are average monthly rates of total complaints per 100,000 customers, including collection-related complaints.
  The maximum penalty is $1,100K.

  RATE INTERVAL       MAX. PENALTY WITHIN SCALED INTERVAL

        < 10                         $0
       10.0 - 10.9                   $220K
       11.0 - 11.9                   $660K
       12.0 and above                $1,100K

  6.1.2     CORPORATE RESIDENTIAL TRANSACTION
            SATISFACTION INDEX

  The Corporate Residential Transaction Satisfaction
  Index is the cumulative index of 4 quarterly surveys of customers who have had transactions with the Company.
  It excludes collections transactions. The maximum penalty is $1,100K.

            CSI INTERVAL             MAX. PENALTY WITHIN
                                     SCALED INTERVAL

            80.0 < or =  CSI                   $0
            78.0 < or =  CSI < 80.0            $220K
            76.0 < or =  CSI < 78.0            $660K
                         CSI < 76.0            $1,100K

  6.1.3     LOW INCOME CUSTOMER ASSISTANCE PROGRAM

  A Low Income Customer Assistance Program (LICAP) performance incentive mechanism will be negotiated prior to December 31, 1997. The mechanism will include enrollments and energy service targets. The maximum penalty is $1,100K.

6.2    STATEMENT OF INTENT

  There is agreement in principle to consider whether a program of individual customer service guarantees may in part or wholly replace the broad-based penalty measures adopted above, including within the time frame of this agreement. The Company will continue to work with Staff on the development of customer service guarantees as a mechanism for insuring a high level of customer service. Specifically and initially, the Company and Staff have a mutual interest in improving customer convenience and satisfaction with scheduling of appointments.

6.3    SERVICE RELIABILITY INCENTIVE

  The maximum penalty for service reliability performance is $3,300K.


  6.3.1     SYSTEM INTERRUPTION FREQUENCY (SIF)

  The maximum penalty for System Interruption Frequency
  (SIF) performance is $1,320K. Targets are the number of outages per customer, excluding major storms.

            SIF INTERVAL                  PENALTY

            0.93 < or = SIF                    $1,320K
                        SIF < 0.93             $0

  6.3.2     CUSTOMER INTERRUPTION DURATION (CID)

  The maximum penalty for CID performance is $1,320K.
  The targets are the average hours per interruption, excluding major storms.

            CID INTERVAL             PENALTY

            2.07 < or =   CID        $1,320K
            CID < 2.07                    $0

  6.3.3     POWER QUALITY

  The maximum penalty for Power Quality is $660K.
  Targets will be updated annually based on most recent four year data. Targets displayed below are for 1997.

            INTERVAL                 PENALTY

            115KV
               -----
            294 < or = Momentaries              $220K
            247 < or = Momentaries < 294        $110K
                       Momentaries < 247        $0

            23-69KV
               -------
            848 < or = Momentaries              $220K
            743 < or = Momentaries < 848        $110K
                       Momentaries < 743        $0



            DISTRIBUTION
               ------------

            2095 < or = Momentaries            $220K
            1951 < or = Momentaries < 2095     $110K
                        Momentaries < 1951     $0

6.4    ACCOUNTING MECHANISM

  Any penalties accrued will be used to offset cost deferrals.

SECTION 7.0
SYSTEM BENEFITS CHARGE PROGRAMS

7.1  SYSTEM BENEFITS CHARGE

  7.1.1     PROGRAMS AND FUNDING LEVELS

  The parties agree that the System Benefits Charge (SBC) applies as follows:

  1. The SBC covers programs related to demand-side management (DSM), Research and Development (R&D), and low income energy efficiency.

  2.   Spending levels will be set at $15 million
       (approximately 1995 spending levels) for years 1 through 3 with an equal amount removed from base rates, i.e., spending levels are included within the pricing (rate) goals in Tables 4-1 and 4-2.

  3. The continuation of the SBC and appropriate funding levels will be revisited in a proceeding for year 4 notwithstanding the assumptions in Appendix C.

  4. Activities that are integral to RegCo business functions will not be funded through the SBC.
       These include, for example, activities which are part of a bundled package of services that allow
       RegCo to maintain customer satisfaction and service including outreach, information, education, dialogue, and customer consultation programs and other activity that are not within the scope of the System Benefit Charge as set by the Commission and the third party administrator.

  5. Unexpended SBC funds will be accumulated for future SBC program use.

  6. New programs that the Commission orders or expansion of existing programs that would increase spending above the $15 million target will be passed through to customers outside of the price caps.

  7.1.2     STATE-WIDE, THIRD PARTY ADMINISTRATOR

  The Company will propose the use of a state-wide, third party administrator for DSM and R&D program spending consistent with PSC policy on the SBC and the other PSC approved utility settlement agreements. The Company will work with the parties to accomplish the transition from the Company-administered programs to a third party administrator as rapidly as possible, recognizing the funding that has been committed to certain projects.
  RegCo and unregulated affiliates will be allowed to bid to implement various DSM and R&D projects.

  Until a third party administrator is established, the Company will file a Public Policy Plan annually for Commission approval. In developing the Public Policy
  Plan, the company will establish a Public Policy
  Advisory Panel, comprised of representatives from various constituencies to provide advice and guidance to program development.

  Nothing in this agreement will prohibit the Statewide administrator from allocating a significant portion of the total SBC revenues derived from Niagara Mohawk customers to be disbursed within Niagara Mohawk's service territory through competitive standard performance contracts which provide for stipulated pricing for energy efficiency, consistent with any generic guidelines for SBC expenditures separately developed from this proceeding by the PSC.

  7.1.3     LOW INCOME CUSTOMER ASSISTANCE PROGRAM
            (LICAP)

  The energy efficiency portion of the LICAP program will be funded through the SBC.

7.2  MISCELLANEOUS:

  (i) The Company will continue to develop detailed annual forecasts of transmission and distribution ("T&D") capital budget requirements and will identify for each major
            T&D project (i.e., projects of $2.5 million or more), the location, reason for project, scope of project, projected capital costs, appropriate load and other data. The Company will also perform load monitoring consisting of monitors at a significant sample of the transmission and area substations scheduled for expansion/upgrade in the five-year T&D capital plan. The Company will evaluate and implement cost-effective measures as alternatives to major T&D projects that defer major T&D system projects through the use of technologies or services that could reduce peak T&D loads. For such cost-effective projects, consideration will be given to technologies or services that minimize the environmental impacts of electricity usage including demand side and other new cost effective technologies (such as wind, solar and distributed generation) where practicable. The Company will continue to seek to minimize costs and environmental impacts for T&D projects that are not major
            T&D projects.  The Company will include
            testimony in its next rate case discussing alternatives to transmission and distribution capital spending, including on site generation and demand side management programs and the relationship between current rate structures, energy efficiency alternatives and distribution revenues and profits.

  (ii) Plum Street Enterprises or any successor companies shall offer to all its retail electric commercial and industrial customers for-profit energy efficiency services; and will make a good faith effort to market for-profit energy efficiency services or products for all of its residential and small commercial customers. Plum Street
            Enterprises or any successor companies will offer a green pricing program designed, in cooperation with interested parties, as a profit making enterprise to aggregate demand of customers interested in receiving electric power from renewable energy resources (e.g. wind, solar and biomass).

  (iii) NMPC agrees to donate 5,000 SO2 allowances to the Adirondack Council for retirement.

  (iv) Niagara Mohawk agrees to donate to the State of New York, in fee, 1000+ acres of high intrinsic habitat value lands surrounding
            Dead Creek, Town of Piercefield within the
            Adirondack Park and commits to negotiate in good faith with the State of New York for the sale of a conservation and development right easement for the remaining 2400+ acres surrounding Dead Creek (Town of Piercefield).

  (v)       The Company commits to negotiate in good
            faith with the State of New York for the sale
            of a conservation and development right
            easement for 1000+ acres that are on the west
            side of Carry Falls Reservoir.  NMPC agrees
            to offer to the State of New York fee
            interest to 600+ acres on the east side of
            Carry Falls Reservoir for a set price of
            $258.00 per acre which represents a 50%
            donation of our appraisal value.  (This
            amounts to a donation of $155,000 in value.)
            The Company commits to also making the offer
            contained in sections 7.1(v) through 7.1(x)
            in the Raquette River relicensing
            negotiations.   In consideration of reaching
            a mutually satisfying settlement of the
            Raquette River relicensing negotiations, the
            Company commits to donate to New York State fee interest to 600+ acres on the east side of Carry Falls Reservoir.

  (vi) The Company commits to donate to the State of New York in fee a portion of land at the southern tip of Carry Falls being a parcel or parcels of lands of approximately 200 acres
            +/-, less any lands necessary for Niagara
            Mohawk's FERC Project purposes.  (This
            amounts to a donation of $92,000 in value.)

  (vii) Niagara Mohawk commits to negotiate in good faith with the State of New York for the sale of a conservation and development rights easement for 2200+/- acres of land on the northern side of Rainbow Falls Reservoir.

  (viii) Niagara Mohawk commits to negotiate in good faith with the State of New York for the sale of fee interest in the 135 +/-acres on the easterly and westerly sides of Stark
            Reservoir.

  (ix) Niagara Mohawk commits to negotiate in good faith with the State of New York for the sale of a conservation and development rights easement for 1639 +/- acres of land surrounding Blake Reservoir.

  (x) Niagara Mohawk commits to negotiate in good faith with the State of New York for the sale of a conservation and development rights easement for a 1943 +/- acres of land on Five
            Falls and South Colton Reservoir.

  (xi) The Company will develop 10 MW of wind power generation and 1.6 MW of photovoltaic generation that will be funded through available third party funds/grants and the SBC funding provided for in this agreement
            (See Section 7.1.1). The SBC funding will be based on the debt service of the cost of the facilities in excess of third party funding, subject to an amortization schedule within the five years of the Agreement. Any electricity produced from these facilities will be sold to a third party marketer for resale under a competitive bidding process designed to attract purchasers engaged in green pricing offers in the retail market.
            At the end of the fifth year, the Company will seek bids to sell these facilities to the market. Any proceeds from the sale of the electricity and the sale of the facilities will go to fund future SBC projects. T&D facilities constructed to connect these projects to the system will be amortized over the projected life of the projects and recovered as part of the project cost during the first five years of this Agreement and as part of T&D revenue requirements after the first five years.
            Nothing in this paragraph shall limit the third party administrator's ability to override this provision.

  (xii) A portion of the SBC will be used to fund existing long-term ecological monitoring programs such as the Adirondack Lake Survey
            (ALS).  The parties expect that these
            activities will be funded by the Statewide
            SBC administrator in proportion to
            contributions from each utility. In the event that other utilities' SBC funds are not available, then funding sufficient to continue the ALS shall be made available from the SBC established in this agreement (not to exceed 5% of available funds). Nothing in this paragraph shall limit the third party administrator's ability to override this provision.

  (xiii)    The Company will continue to offer
            information to all customers regarding
            available energy efficiency services (e.g., bill stuffers and referrals to companies offering energy audits and other services) and facilitate customer access to energy efficiency products and services available in the market by third party product vendors and service providers (e.g., by arranging manufacturers' rebates). These activities shall be carried out in a manner which does not give preferential treatment to any energy service provider.

  (xiv) The Company will support legislation or state agency rulemaking which would upgrade New
            York State  building codes to meet the 1995
            Model Energy Codes and ASHRAE Standard 90.1.
            The Company believes that the implementation of such legislation or state agency rulemaking should consider the economic impact to the State of New York of the building codes.

  (xv) The Company will support the inclusion of environmental protection provisions in federal utility restructuring legislation, insofar as congressional consideration of such provisions does not unduly delay progress toward creating a deregulated and open competitive market for electricity in the United States. With regard to such environmental measures:

            a)   The Company will support establishment
                 of a national system benefits trust
                 (national wires charge), with the
                 understanding that such a trust would
                 not be constituted in a manner which
                 would competitively disadvantage
                 companies in a state that has
                 established a parallel, state-level
                 system benefits charge.

            b)   The Company will support nationwide
                 "environmental comparability"
                 requirement for fossil generating units
                 for nitrogen oxides (NOx) emissions
                 (i.e., a uniform generation performance
                 standard implemented in combination with an emissions "cap and trade" program), with the understanding such a standard would apply uniformly throughout the entire United States and with the understanding such a standard would be phased in so that its imposition would not unreasonably devalue current fossil generation assets.

            c)   The Company will support national
                 environmental disclosure requirements
                 for emissions that would apply to all
                 energy retailers, with the understanding such disclosure requirements would be practical and not unreasonably burdensome to administer. Niagara
                 Mohawk recognizes that in a competitive
                 market, some retailers may choose to go
                 beyond the minimum requirements with
                 respect to characterizing the
                 environmental aspects of the energy they provide.

            d)   The Company will support a clean energy
                 portfolio standard that requires all
                 vendors to have a minimum amount of
                 renewables and other non-emitting or
                 ultra low emitting (e.g., fuel cells)
                 energy sources in their generating mix
                 and that avoids unintended and
                 undesirable economic incentives; i.e.,
                 the Company will support a standard that would prevent any bypass of the requirement and utilizes a renewable energy credits purchase provision.

  (xvi) The Company and Staff agree that customer choice would be enhanced by the availability of environmental information concerning the power being provided to them. To effectuate such disclosure, the Company and Staff agree to work with load serving entities and others to develop and implement, where feasible, meaningful and cost-effective, an approach to providing customers with fuel mix and emission characteristics of the generation sources relied on by the load serving entity.
            Such an approach would facilitate informed customer choice, promote resource diversity and improve environmental quality.

  (xvii)    To the extent the accounting for such
            revenues is not otherwise provided herein, all revenues derived from sales will be accounted for in accordance with the Uniform
            System of Accounts.

SECTION 8.0
RETAIL ACCESS

8.1  CONDITIONS NECESSARY FOR RETAIL ACCESS

     In addition to other conditions described in this agreement, retail choice depends upon proper metering and appropriate billing and settlement procedures.

     8.1.1     PROPER METERING

     As described in Section 8.3, it is essential that proper metering, meter reading and billing be performed to insure the integrity of the new retail access system. In addition, the parties agree that customers will pay all incremental costs associated with these requirements as provided by Niagara Mohawk.

     8.1.2     BILLING AND SETTLEMENT PROCEDURES CONSISTENT
               WITH MARKET

     Billing and settlement procedures that are consistent with the demands of the market must be established.

     Niagara Mohawk will prepare its settlement and billing system to accommodate retail access within a wholesale electricity market and bulk power transmission system operated by an independent system operator and one or more power exchanges. The billing and settlement system described in Section 8.3 supporting the retail access schedule will be designed and developed to function within the market structure proposed by the member systems of the New York Power Pool in their January 31, 1997 FERC filing.() The FERC proceeding to review this filing is in progress and the timing of a decision is therefore uncertain.

     Until the ISO and the other new market institutions are in operation, RegCo will develop methods to facilitate wholesale settlement with marketers and ESCos within the framework of the New York Power Pool. When the new institutions are in place, RegCo will modify its settlement approaches to ensure consistency with the new market environment. In the event that key features of the market structure are modified substantially from those proposed in the filing, the Company reserves the right to petition the Commission for approval to adjust the schedule for retail access to permit corresponding changes to be incorporated into the billing and settlement systems. Key features include, but are not limited to, the two settlement system, locational based marginal pricing and the ISO Open Access Transmission Tariff.

8.2  RETAIL ACCESS TIMETABLE

     Retail access for customers in Niagara Mohawk's service territory will be offered on a schedule shown in Table
     8-1. As described below, customers will receive access in several phases.

     8.2.1     FARM & FOOD PROCESSOR (DAIRYLEA) PILOT

     On February 25, 1997 the Public Service Commission
     issued an order () to Niagara Mohawk and three other
     utilities to develop retail access programs for
     commercial farms and food processors.  In response to
     that order, on April 11, 1997 NMPC filed its proposal
     (), including a draft tariff.  On  June 23, 1997, the
     Commission issued an order () to implement the
     program, requiring a tariff filing by August 4, 1997
     and the commencement of retail deliveries by November
     1, 1997.   On September 18, 1997 the Commission issued
     an additional order directing certain changes to the August tariff filing. ()

     The Company's plan to introduce retail access has been designed to accommodate the Farm & Food Processor
     (F&FP) pilot program. Table 8-1 includes the F&FP program for illustrative purposes only. If implementation of the F&FP program is delayed due to rehearing, litigation, or other causes, the timetable for retail access for other customers will not be affected.

     Reflecting the Commission's desire for expedited implementation, the F&FP proposal utilizes methods that Niagara Mohawk does not necessarily propose to use when retail access is extended to its other customers. The Company does not view the methods used for the pilot as precedent-setting or binding in any way.

     Customers participating in the F&FP program will be offered the option to be removed from the pilot and served under the full retail access program when other customers of their rate class, size, and voltage delivery become eligible for retail access.

     It is the intent of the Parties that this agreement and the Dairylea Pilot fulfills the obligation of the Company in cases 94-E-0385 et al. and 95-E-0924.

     8.2.2     GROUP 1

     Group 1 consists of all customers in rate class SC-3A served at transmission voltages (greater than 60 kV), plus customers in rate class SC-4 served at transmission voltages with demands served by Niagara
     Mohawk of 2 MW or more. The timing of retail choice for these customers will be no later than one month after the PowerChoice Implementation Date.

     8.2.3     GROUP 2

     Group 2 consists of all remaining SC-3A and SC-4 customers with peak demands of 2 MW or more. The timing of retail choice for these customers will be no later than seven months after the PowerChoice
     Implementation Date.

     8.2.4     GROUP 3

     Group 3 consists of all remaining customers served at transmission and subtransmission voltage levels (22 kV and above). This group will become eligible no later than May 1, 1999.

     8.2.5     GROUP 4

     Group 4 consists of all remaining residential customers not already participating in the Farm and Food Processor pilot program. Retail access for these residential customers will begin no later than April 2, 1999, and will be completed no later than December 31, 1999. All parties agree to work on a good faith basis during 1998 to develop a residential phase-in plan, which includes processes and procedures that achieve as smooth and workable a transition as possible, taking into account different ways to resolve the POLR obligation, and the desire to minimize financial impact on the Company, ensure customer satisfaction, and address the needs of marketers and ESCos. The plan will be completed by December 31, 1998. As part of the residential retail access phase-in plan, the Company commits to developing, in consultation with other parties, and implementing an outreach and education program to help residential customers understand and act upon their right to choose their energy supplier. The Company reserves the right to conduct a pilot of retail access in a defined geographic area, but, if it chooses to do so, the pilot will not have the effect of delaying the schedule for residential customers, nor will it delay the possibility for earlier access for residential customers.

     8.2.6     GROUP 5

     Group 5 consists of all remaining non-residential customers except for 25 cycle customers. These customers will receive retail access no later than August 1, 1999. If the Company chooses to conduct an area pilot, this date will not be affected, nor will the pilot delay the possibility of earlier access for this group of customers.

     8.2.7     CUSTOMERS WITH SPECIAL CONTRACTS

     Unless otherwise provided for in their contracts, customers with special contracts will become eligible for retail access when the later of the following occurs: (a) the customer groups to which they belong become eligible (as shown in Table 8-1), or (b) their contracts expire.

     8.2.8     MONITORING PROGRESS THROUGH TIME

     Over the longer-term, all parties agree to work together on a good faith basis during 1998 and 1999 to evaluate the response of customers to retail access, both here and in other areas, to determine whether the transition process is working well or should be modified. Alternatives that could be considered include but are not necessarily limited to: (i) alternative ways of satisfying the POLR responsibility,
     (ii) whether a fixed CTC option should be offered to a larger number of customers, (and, in particular, whether a fixed CTC is needed for residential customers), (iii) whether a mandatory balloting process should be employed to require customers to choose their supplier, and (iv) the mandatory assignment of customers to alternate suppliers. The parties will also consider whether a viable competitive market exists, including a fully functioning ISO.

     8.2.9     CONTINGENCIES

     The dates for initiating access for residential and small non-residential customers are not formally linked to having an operational statewide Independent System Operator (ISO). However, the Company retains the right to petition the Commission to alter the schedule if the ISO that is ultimately implemented differs substantially from the proposal filed with FERC on January 31, 1997 by the members of the New York Power Pool, and if implementing the revised ISO proposal on the current schedule would likely cause serious implementation problems (such as major cost shifting or mass confusion). In addition, the dates for retail access for customers in groups 3, 4 and 5 are contingent upon timely receipt of regulatory approvals from the PSC. (A delay of several months should not affect the residential and small non-residential access timetable unless such a delay affects the ability of the Company to implement the MRA and the overall settlement.)

8.3  RETAIL ACCESS SETTLEMENT METHOD

     To enable retail access within its service territory, RegCo will develop a billing and settlement system that will provide the following features. These features will be modified as necessary to comply with any Commission orders regarding billing and metering in a restructured market environment but this Agreement does not limit any Party's rights to challenge or otherwise petition for relief from any proposed policy in the Generic Proceeding.

     - RegCo will bill customers taking service from its transmission and distribution systems for services provided by the Company.

     - ESCos will have the option of billing their customers directly for the services they provide, or requesting RegCo to provide billing services for them for a fee.

     - ESCos will be able to arrange physical bilateral purchases with wholesale suppliers, and RegCo will handle the scheduling of these transactions with the NYPP or ISO, as the case may be at different points in time.

     - ESCos will be able to purchase power from the spot markets, as administered by power exchanges and/or the ISO, and RegCo will provide any ESCo interfaces that may not otherwise be accommodated by these institutions.

     - All charges incurred by RegCo as a consequence of its role in providing interfaces for ESCos with power exchanges or the ISO shall be passed along to the ESCos responsible for those costs. This includes any charges or costs for losses (), transmission services, ancillary services, balancing, uplift, transmission congestion rents, etc.

     - RegCo will meter or determine through load shape methods all customer loads by hour, location, and voltage for the purposes of determining total load for each ESCo by those categories. Loads for customers receiving power directly from RegCo will be determined in the same method to ensure that no cross-subsidization occurs.

     - RegCo will be permitted to include reasonable charges for the services it provides in the administration of the retail access system. These charges will be included in the tariffs filed by the Company, implementing the terms of this Settlement Agreement.

     Figure 8-1 illustrates the approach RegCo intends to take in performing these functions. Should the statewide ISO and/or power exchanges, when operational, provide settlement services that enable ESCos to interact directly with those institutions, RegCo will modify or discontinue use of those features of this settlement system as appropriate.

     8.3.1     FORECASTING AND SCHEDULING REQUIREMENTS

     ESCos or their agents will be required to submit to RegCo at least a day in advance (or multiple days in advance for weekends and holidays) hourly bilateral scheduled deliveries including the source of generation supply and location of the load being supplied. When the power exchanges and the ISO are operational, ESCos will also be required to provide hourly load forecasts, and specify what portion of their forecasted loads should be served from the day-ahead energy market. RegCo will accommodate load management bids provided by ESCos to the extent possible within the bidding provisions of the power exchanges and the ISO.

     8.3.2     METERING REQUIREMENTS

     In order to facilitate retail access, all customers in classes SC-3 and above will be required to have a meter whose capabilities are at least equivalent to a single directional meter with a recorder capable of registering hourly (or shorter) integrated readings (interval metering), whether or not they choose an alternate supplier. The incremental costs of metering will be borne by these customers.

     All other customers will be permitted to continue to utilize existing kWh meters. For settlement purposes, RegCo will use load shapes applicable to the customer's class to estimate hourly usage. Since load shapes have not been used in RegCo's area for this purpose, the company reserves the right to modify the specific techniques as necessary to attain reasonable and accurate results. Customer classes may be subdivided if deemed necessary to ensure that representative load shapes are applied. Any customer not otherwise required to have interval metering may request that interval metering be installed provided that the customer bears the incremental costs of such metering.

     RegCo will adjust its methodology for the application of load shapes and/or interval meters as necessary based on experience, and in conformance with Commission orders resulting from the ongoing metering and billing efforts in the Competitive Opportunities Proceeding.

     In the event that meter availability or installation resources result in some customers in the SC-3 class not having hourly metering at the time they otherwise would become eligible for retail access, access will be permitted and load shapes utilized on an interim basis until the metering is in place.

     8.3.3     SERVICES NOT COVERED BY THE SETTLEMENT SYSTEM

     Certain services acquired by ESCos will not be included in the settlement system. RegCo will not be involved in payments between ESCos and generators for bilateral transactions between them. The ISO may have installed reserve requirements that all load serving entities must fulfill; RegCo does not intend to serve as a broker for the acquisition of installed capacity for ESCos (although ESCos will be free to separately negotiate for purchase of installed capacity from Niagara Mohawk or its subsidiaries, if desired). In general, RegCo does not intend to include in its settlement system any service for which appropriate billing and payment methods are available directly between supplier and ESCo.

     8.3.4     NONDISCRIMINATORY TREATMENT OF CUSTOMERS

     RegCo will implement the curtailment procedures of NYPP or the ISO (as applicable) consistent with its existing transmission arrangements and will not discriminate between those bilateral transactions serving ESCo customers and those serving RegCo customers.

     RegCo will conform to all operating criteria and guidelines established by the ISO and the PSC. RegCo will not discriminate in any way in providing reliable service to customers that receive energy supply from RegCo or those that are supplied from ESCos. Customers of RegCo and customers of ESCos will be subject to the same emergency load curtailment provisions.

     8.3.5     AUDITING OF THE SETTLEMENT FUNCTION

     To ensure that the settlement functions performed by RegCo to facilitate retail access are being performed in accordance with appropriate procedures that treat all market participants equitably, audits of these functions may be performed under the direction of the PSC. The scope of these audits shall be limited to those functions and procedures related to the determination and assessment of charges to the ESCos obtaining retail access through RegCo. All audits shall be performed either by the Staff of the PSC, or by an independent auditing firm with a national practice selected by the PSC.

     Any incremental costs associated with the auditing of the settlement functions that are incurred by RegCo shall be borne by all ESCos serving retail load through RegCo's retail access framework, and RegCo itself, in proportion to the total energy served by these entities in the three-month period preceding the commencement of the audit. Incremental costs shall include auditor costs invoiced directly to RegCo, auditor costs invoiced separately to RegCo by the PSC, and any RegCo costs incurred specifically in response to audit requirements.

     All data provided for audit purposes to the PSC or to another auditor shall be regarded as confidential and shall not be disclosed to any market participant, or to the general public, unless such data is already accessible to the public through separately established regulations or procedures except as otherwise decided by the Commission or its records access officer. Audit reports and findings, excluding confidential data, shall be made available to all market participants and the general public.

8.4  Reciprocity Assurances

     Full retail access in Niagara Mohawk's service territory may occur before comparable access is available in other electric utilities' service territories. Other energy service providers may gain access to customers in Niagara Mohawk's service territory before Niagara Mohawk is able to gain comparable access to customers in other electric utilities' service territories. If there is such a disparity in the companies' relative degrees of access, Niagara Mohawk is concerned that it could experience substantial financial disadvantage. However, as part of this settlement, the Company agrees there will be no restrictions on commodity sales to retail customers unless the Company petitions the Commission for relief and the Commission approves the restriction.

TABLE 8-1 RETAIL ACCESS PHASE-IN SCHEDULE AND STATISTICS

                                                                          SALES
                            TIMING        REVENUE         --------------------------
                               OF       ---------------                    CUMULATIVE
                 NUMBER OF  RETAIL                 % OF               % OF    % OF
GROUP            CUSTOMERS  CHOICE     $MILLIONS  TOTAL    MWH       TOTAL   TOTAL
-------------------------------------------------------------------------------------
FARM & FOOD
PROCESSOR PILOT

Commercial
Farms (1)          22,237                  41.8   1.4       384,025     1.3
                              11/1/97

Food Processors (2)   589                  44.0   1.4       479,000     1.7
-------------------------------------------------------------------------------------
F&FP Pilot Total   22,826                  85.9   2.8       863,025     3.0      3.0
-------------------------------------------------------------------------------------
GROUP 1
Tramission level       98     t+1 mo.     348.0  11.2     4.590,144    16.0     19.0
SC-3A and SC-4
customers (3)
-------------------------------------------------------------------------------------

GROUP 2
All remaining         158     t+7 mo.     213.7   6.9     2,517,270     8.8     27.8
customers > 2 MW
-------------------------------------------------------------------------------------
GROUP 3
All remaining         229                  68.8   2.2       800,879     2.8     30.6
transmission and              5/1/99
subtransmission
level customers (4)
-------------------------------------------------------------------------------------
GROUP 4                     Phased in,
All remaining   1,402,657    4/2/99     1,200.1  38.8     9,440,920    32.9     63.5
residential                  through
customers                   12/31/99
-------------------------------------------------------------------------------------
GROUP 5
All remaining     149,706               1,179.2  38.1    10,482,296    36.5    100.0
non-residential               8/1/99
customers (5)
-------------------------------------------------------------------------------------
TOTALS          1,575,674              3,095.6  100.0    28,694,534   100.0    100.0

/TABLE

NOTES ON TABLE 8-1

Statistics are based on 1998 forecast data. Revenue estimates reflect Base Rate for 1998.

Customers with special contracts will not become eligible until expiration of their contracts. The table estimates do not reflect possible delayed eligibility due to special contracts.

t = The PowerChoice Implementation Date

1. Rough estimates based on full participation of all customers currently shown in Company records as farms.
    Actual participation is likely to be lower; however, the Company does not have sufficient data to more accurately predict actual eligibility or participation prior to program implementation.

2. Assumes eligibility and participation of all customers with SIC codes of 2000 to 2099; special contract rates, economic development discounts, or optional pricing schedules may make some customers ineligible.

3. SC-4 customers must also have 2 MW of NMPC demand to qualify. Transmission level is above 60 kV.

4.  Subtransmission level is above 22 kV.

    5.  Excludes 25 Hz Cycle customers.

SECTION 9.0
CORPORATE STRUCTURE AND AFFILIATE RULES

9.1 PROPOSED CORPORATE STRUCTURE

    Niagara Mohawk shall separate its existing operations, as indicated below or as described in any petition filed by Niagara Mohawk within one year of the approval of this settlement proposing the formation of a holding company in substantially the same structure described below:

         HOLDCO: The HoldCo may be, at the Company's option, a legally distinct entity that directly owns no state or federal jurisdictional assets and, therefore, is unregulated or a functionally separate unit serving the same purposes of a holding company.

         REGCO:  RegCo shall be a wholly owned subsidiary
         of HoldCo or a utility parent owning in whole or
         in part one or more regulated and/or unregulated
         subsidiaries.   The RegCo shall carry on the full
         range of Niagara Mohawk's regulated transmission and electric and gas distribution services. To the extent not carried on through a statewide nuclear operating company and subject to the other provisions of this settlement regarding nuclear assets, Niagara Mohawk's nuclear operations may remain a part of RegCo.

         PLUM STREET ENTERPRISES/UNREGULATED AFFILIATES:
         Niagara Mohawk may form unregulated or lightly regulated affiliates, which may be owned, in whole or in part, by HoldCo or may be a subsidiary of a utility parent under either proposed corporate structure. If Niagara Mohawk seeks to form subsidiaries of RegCo, it will be subject to all applicable regulatory requirements including
         Section 107 and 69 of the Public Service Law.

         TRANSITION GENCO: Niagara Mohawk may form all subsidiaries necessary to effectuate the fossil and hydro asset auction contemplated in this settlement. Prior to that auction, Niagara Mohawk may maintain its current functional unbundling of its fossil and hydro generation business.

9.2 RULES GOVERNING AFFILIATE TRANSACTIONS

    9.2.1  ORGANIZATION

         9.2.1.1  SEPARATION AND LOCATION

         RegCo, HoldCo, and the HoldCo's other subsidiaries will each be operated as separate entities and will maintain separate books and records of account. HoldCo's unregulated subsidiaries and
         RegCo will operate from physically separate buildings. RegCo and HoldCo may occupy the same building.

         9.2.1.2 BOARD OF DIRECTORS MEMBERSHIP AND
                  FIDUCIARY DUTY

         A majority of the RegCo Board of Directors will be Outside Directors (i.e., neither an officer nor director of HoldCo or any HoldCo unregulated affiliate).

         In any calendar year RegCo will limit dividends paid to HoldCo as follows:

                   DIVIDEND LIMITATION: NET INCOME AVAILABLE
YEARS              FOR COMMON DIVIDENDS PLUS:

1998                              $ 50 million
1999                              $ 75 million
2000                              $100 million
2001                              $100 million
2002                              $100 million
2003                              $ 80 million
2004                              $ 60 milion
2005                              $ 40 million
2006                              $ 20 million
2007 and beyond                   $  0

         The calculation of net income will exclude any one-time, non-cash accounting charges, and will exclude any one-time dividends to HoldCo attributable to major transactions such as asset sales, the transfer of generating assets associated with HoldCo and subsidiary formation as necessary to implement the terms of this settlement, or securitization.

         Notwithstanding the above, if the Company files for rates for years 2003, 2004, 2005, 2006, or
         2007, the measure for the dividend limitation will be reassessed in the context of the rate filing.

         9.2.1.3 COST ALLOCATION

         Appropriate cost allocation procedures will be followed by HoldCo and its affiliates to assure the proper allocation on a fully distributed basis, to HoldCo, RegCo, PSE or other affiliates of the costs of any HoldCo personnel, property or services used by RegCo or other affiliates or HoldCo.

         A complete manual of cost allocation guidelines will be developed and filed with the Director of the Office of Accounting and Finance of the Department of Public Service. All amendments and supplements to these guidelines will be filed thirty days prior to the effective date of such amendments and supplements. The cost to develop these guidelines, accounting, auditing and monitoring systems for affiliates will be paid by shareholders.

    9.2.2  TRANSFER OF NON-GENERATION ASSETS

    Transfers of non-generation assets (or rights to use such assets) from RegCo to an affiliate will be priced at the higher of book value or fair market value.

    9.2.3  TRANSFER OF SERVICES

    RegCo may provide tariffed and corporate services (such
    as corporate governance, administrative, legal and
    accounting) to HoldCo and HoldCo's  other subsidiaries.
    The provision of corporate services shall be subject to
    a written contract  that, as applicable, identifies the
    personnel, assets, and services which will be provided.
    The services will be provided on a fully loaded cost
    basis.   Such services may be provided by RegCo so long
    as RegCo's total assets are equal to or greater than 85% of the consolidated total assets of HoldCo.

    At such time as RegCo's total assets are less than 85% of the consolidated total assets of HoldCo, corporate services may not be provided by RegCo to HoldCo and its other subsidiaries; however, HoldCo may provide corporate services to RegCo and its other subsidiaries at any time provided that such services are priced at not higher than fully loaded cost and are pursuant to a written contract that, as applicable, identifies the personnel, assets, and services to be provided. RegCo will not purchase any other products or services from HoldCo or its unregulated affiliates unless these are purchased as a result of a fair and open competitive bidding process.

    To the extent that the Company does not move the
    function to RegCo, the existing Energy Services and Gas
    Services contracts with Plum Street will be subject to
    a fair and open competitive bidding process by December
    31, 2000, or at the renewal or expiration dates of the
    current agreements, whichever is earlier.   Any such
    contract will be filed with the Public Service
    Commission in accordance with Public Service Law
    Section 110.  The Company will meet with Staff to
    determine which, if any, functions should return to RegCo. Furthermore, any generic order regarding the provision of these services will supersede this agreement.

    The RegCo, the HoldCo and the unregulated affiliates may be covered by common property/casualty and other business insurance policies. The costs of such policies shall be allocated among the RegCo, the HoldCo and the unregulated affiliates in an equitable manner as defined in the cost allocation manual.

    9.2.4  SPECIAL SERVICES

    The Company through RegCo will not provide or offer to provide services to customers that are normally provided by Energy Services Companies (ESCos) such as energy audits, energy efficiency equipment, etc.
    without prior Commission approval except as provided for in Section 7.2 (xiii). The Company will be allowed to provide operation, maintenance and construction services to customer's equipment at a customer's explicit request that is related to energy delivery services (Rule 28 of P.S.C. 207). Any such services provided by the Company will be subject to the following:

    (1) Under no circumstances will such customer-requested services provided by RegCo to individual customers impose a cost on other utility ratepayers. Customers will be charged fully loaded rates for these services.

    (2) The Company will provide these services on a first-come, first-served basis to customers who request them on non-discriminatory terms and conditions, i.e., similarly situated customers would be charged the same rates.

    (3) The Company will make customers aware if there are other entities that may be able to provide the requested services.

    (4) The utility will maintain records relative to all such services, including scope of work, copies of customer requests including acknowledgment that the customer was aware of alternate suppliers, revenues received, any profits made as a result of providing the services, and identifying any direct or indirect benefits to other ratepayers that the Company estimates was derived from the provision of the service.

    (5) The Company will provide the Commission in Year 3 an analysis of the impact of the Company providing such service and the Commission will then decide if the Company will be allowed to continue the provision of such services.

    (6) RegCo will not hire any additional employees or purchase additional equipment in order to provide these services.

    To the extent the Company's current or planned provision of the services described above requires
    Commission authorization pursuant to Public Service Law
    Section 107, that authorization is in the public interest and in approving this settlement, the Commission thereby grants that authorization for the term of this settlement.



    9.2.5  HUMAN RESOURCES

         9.2.5.1 SEPARATION OF EMPLOYEES AND OFFICERS

         RegCo and the unregulated subsidiaries will have separate operating employees. Operating officers
         (i.e., those officers providing other than corporate services) of RegCo will not be operating officers of any of the unregulated subsidiaries.
         Officers of HoldCo may be officers of RegCo or an unregulated affiliate, provided that a HoldCo officer may not be an officer of both RegCo and an unregulated affiliate.

         9.2.5.2 EMPLOYEE TRANSFERS

         If a RegCo employee accepts a position with an unregulated subsidiary, he or she will be required to resign from RegCo unless there is a conflict with the collective bargaining agreement in which case the collective bargaining agreement would control. Any such employee shall be prohibited from copying or taking any non-public customer or competitively sensitive market information from
         RegCo.

         Employees may be transferred from RegCo to an affiliate. Transferred employees may not be reemployed by RegCo for a minimum of one year after transfer. Employees returning to RegCo may not be transferred again to an unregulated affiliate for a minimum of one year. RegCo will file annual reports to the Commission, beginning
         45 days after the end of the first calendar quarter following formation of HoldCo showing transfers between RegCo and unregulated affiliates by employee name, former company, former position, new company, new position, and salary or annualized base compensation. There will not be any temporary employee transfers between RegCo, HoldCo and any HoldCo unregulated affiliates.


         9.2.5.3 EMPLOYEE LOANS IN AN EMERGENCY

         The foregoing provisions in no way restrict any affiliate from loaning employees to RegCo to respond to an emergency that threatens the safety or reliability of service to consumers.

         9.2.5.4 COMPENSATION FOR TRANSFERS

         An employee transfer credit equal to 25% of the employees salary will be applied to reduce any stranded costs. This fee will apply for all transfers except for (i) the initial transfer of RegCo employees to HoldCo on or within the 30 days after the formation of HoldCo, (ii) the transfer of RegCo employees from one regulated subsidiary to another regulated subsidiary, (iii) the transfer of RegCo employees to an affiliate if their function is no longer regulated, (iv) any represented or other employee covered by a collective bargaining agreement targeted by a layoff in the one year following the implementation date of PowerChoice, and (v) the transfer of employees involved in the performance of corporate services to HoldCo when RegCo no longer constitutes more than 85% of HoldCo's assets as per section 9.2.3. Transfer charges for employees transferred to Plum Street to date are reflected in rate levels.

         9.2.5.5 EMPLOYEE COMPENSATION AND BENEFITS

         The compensation of RegCo employees may not be tied to the performance of any of the unregulated subsidiaries, provided, however, that stock of the HoldCo may be used as an element of compensation and the compensation of common officers of the HoldCo and RegCo may be based upon the operations of the HoldCo and RegCo.

         Employees of HoldCo, RegCo and the unregulated subsidiaries may participate in common pension and benefit plans.

         9.2.5.6 LEGAL REPRESENTATION

         The affiliates of HoldCo other than RegCo and Canadian Niagara shall have their own Chief Legal
         Officer/General Counsel, who shall report to the affiliate's management and not be an employee or officer of RegCo. The same law firm may represent
         RegCo and any affiliate on any matter other than transactions between RegCo and that affiliate. On any matter not involving such an intracorporate transaction in which the interests of RegCo's may be adverse to the interests of an affiliate, RegCo will take appropriate steps to ensure that RegCo's interests are vigorously and independently protected (such steps, by way of example and not limitation, could include having separate attorneys if a single law firm is used and creating a Chinese wall between such attorneys).
         With respect to all matters handled by outside counsel, HoldCo and its affiliates shall instruct outside counsel to take all reasonable steps to ensure the non-public customer and competitively sensitive information in the possession of RegCo is not communicated to an affiliate.

    9.2.6 MAINTAINING FINANCIAL INTEGRITY

    Niagara Mohawk will agree to the following financial restrictions: (i) RegCo assets will not be used as collateral for affiliate debt; and (ii) debt and equity requirements will be established for RegCo through the regulatory process. RegCo will not provide any financial assistance to its affiliates through loans, loan guarantees, letters of credit or other commitments.

    Nothing in these restrictions will prevent Niagara
    Mohawk from transferring funds from its Opinac affiliate to any other affiliate at any time without Commission authorization.



    9.2.7 ACCESS TO BOOKS, RECORDS AND REPORTS

    Staff will have full access, on reasonable notice, and subject to resolution of confidentiality and privilege
    (e.g., attorney client, attorney work product, self critical) issues, to: 1) the books and records of HoldCo and the HoldCo majority owned subsidiaries; and
    2) the books and records of all other HoldCo subsidiaries to the extent necessary to audit and monitor any transactions which have occurred between the RegCo and such subsidiaries.

    9.2.8 REPORTING

    Annually, RegCo will file reports on: Transfers of assets, cost allocations, employee transfers and employees in common benefit plans. Quarterly, HoldCo will file a list of all SEC filings with the Commission.

9.3      STANDARDS OF COMPETITIVE CONDUCT

    The following standards of competitive conduct shall govern RegCo's relationship with any unregulated affiliates.

    9.3.1 USE OF CORPORATE NAME AND ROYALTIES

    The rate plan in this settlement shall be in lieu of any and all "royalty" payments that could or might be asserted to be payable by any affiliate or imputed to the RegCo or credited to RegCo customers at any time, including after the expiration of this settlement.

    There are no restrictions on any affiliate using the same name, trade names, trademarks, service names, service marks or a derivative of a name of the HoldCo or RegCo, or in identifying itself as being affiliated with the HoldCo or RegCo.

    Promotional material may identify the affiliate as being affiliated with RegCo or HoldCo.

    9.3.2 SALES LEADS

    RegCo will not provide sales leads involving customers in its service territory to any affiliate.

    9.3.3 CUSTOMER INQUIRIES

    If a customer requests information about securing any service or product offered by ESCos, the RegCo may provide a list of all known ESCos operating in the area which may include its unregulated affiliate.

    9.3.4 NO ADVANTAGE GAINED BY DEALING WITH AFFILIATE

    RegCo will refrain from giving any appearance that RegCo speaks on behalf of an affiliate or that an affiliate speaks on behalf of the RegCo. RegCo will not participate in any joint promotion or marketing with its affiliates.

    The RegCo will not represent to any customer, supplier or third party that an advantage may accrue to such customer, supplier or third party in the use of the RegCo's services as a result of that customer, supplier or third party dealing with any affiliate.

    RegCo's affiliates will not represent to any customer, supplier or third party that an advantage may accrue to such customer, supplier or third party in the use of the affiliate services as a result of that customer, supplier or third party dealing with RegCo.

    These provisions do not restrict the use of the name of HoldCo or RegCo as set forth in Section 9.3.1.

    9.3.5 NO RATE DISCRIMINATION

    All similarly situated customers, including ESCos and customers of ESCos, whether affiliated or unaffiliated, will pay the same rates for the RegCo's utility services. If there is discretion in the application of any tariff provision, RegCo must not offer its affiliate more favorable terms and conditions than it has offered to all similarly situated competitors of the affiliate.

    9.3.6 FERC JURISDICTION

    Transactions subject to FERC's jurisdiction will be governed by FERC's orders or standards as applicable.

    9.3.7 CUSTOMER INFORMATION

    RegCo will provide 24 months of a customer's data to that customer or its authorized ESCo at no charge, except as provided by law consistent with the Commission orders in the Generic Proceeding related to Metering and Billing (94-E-0952). Additional customer billing information will be provided to a customer for a reasonable fee to be established pursuant to a tariff. If the Company releases other information, it will do so for a fee and on a non-discriminatory basis.

    9.3.8 OTHER INFORMATION

    Other customer or market information in the Company's possession will be released as necessary, as authorized or required under FERC and PSC regulations, subject to protection of confidential information and recovery of attendant costs. RegCo will not disclose to any affiliate any market information relative to its service territory, which is not otherwise public, that it has not disclosed contemporaneously on an equal basis to all potential competitors of its affiliate.

    9.3.9 COMPLAINT PROCEDURES

    Any competitor or customer of RegCo or competitor of any HoldCo subsidiary who believes that RegCo or HoldCo or its subsidiaries has violated these principles may file a complaint with the PSC and serve a copy on the Company which shall respond in writing in fourteen business days, with a copy to the PSC. Thereafter, the complainant and the Company shall meet to resolve the complaint informally. If no resolution can be reached within thirty days after RegCo's response, either party may notify the Secretary of the PSC. The Secretary shall send a copy of such notice to the other party, and shall promptly address the complaint pursuant to the Commission's complaint procedures.

    If the Commission determines, per the procedure outlined above or as a result of its own investigation, that the RegCo or HoldCo has violated these standards, it shall provide the RegCo/HoldCo an opportunity to remedy such conduct or explain why such conduct is not a violation. If the RegCo/HoldCo fails to remedy such conduct within a reasonable time after receiving such notice, the Commission may take such remedial action for which it has authority under the Public Service
    Law.

9.4 MISCELLANEOUS

    9.4.1 APPLICABILITY OF SETTLEMENT STANDARDS OF CONDUCT

    The standards of conduct set forth in this Agreement will apply in lieu of any existing generic standards of conduct (e.g., the interim gas standards established in Case 93-G-0932) and in lieu of any future generic standards of conduct established by the Commission during the term of this Agreement. Before the Commission makes any changes to these standards, either through a generic or specific Company proceeding, it will consider the Company's specific circumstances, including its performance under the existing standards.

    9.4.2 ANNUAL MEETING

    Senior management of RegCo and HoldCo will meet annually with senior Commission Staff to discuss the Company's plans related to capital attraction and financial performance.



    9.4.3  TRAINING AND CERTIFICATION

    HoldCo and RegCo shall conduct training on these principles for officers, directors and senior managers.
    The officers, directors and senior managers of HoldCo, RegCo, and unregulated affiliates shall certify familiarity with these principles within forty-five days of PSC approval. New officers, directors and senior management should similarly certify familiarity within 45 days after taking their positions.

    On an annual basis, designated officers should provide certification to the PSC of the companies' adherence to these standards.

    9.4.4 TELERGY

    The rate plan and standards of conduct in this settlement shall constitute settlement of the issues that have arisen with regard to or resulting from the so-called "Telergy" venture, including those identified in Case No. 96-M-0138 pertaining to adequate compensation for the use of Niagara Mohawk's rights-of-way, and use of "Telergy" Calling Cards.

9.5 MERGERS AND ACQUISITIONS

    9.5.1 RECOVERY OF PREMIUM

    Pursuant to a petition filed jointly or individually by the Company, Niagara Mohawk shall have the flexibility to retain, on a cumulative basis, all savings associated with the acquisition or merger with another utility for a period of five years from the date of closing of any such merger or acquisition up to the amount of acquisition premium paid over the lesser of book value or fair market value of assets merged or acquired. Savings in excess of that recovery will be disposed of by order of the Commission.



    9.5.2 RELATIONSHIP TO DIVESTITURE

    Because the PSC will review merger applications under the Public Service Law, nothing in this agreement will limit the Company's ability to merge with or be acquired by another entity owning generation.

    9.5.3 APPLICABILITY OF THIS AGREEMENT POST MERGER

    The provisions of this agreement shall continue in any merged entity.

    9.5.4 EXPEDITED REVIEW

    Staff and the Commission will give expedited review and treatment to any petition by RegCo or HoldCo in connection with a merger with another utility.

SECTION 10.0
SUPPLIER OF LAST RESORT
OBLIGATION AND IMPLEMENTATION

10.1     OBLIGATION TO SERVE

    The Public Service Law requires regulated utilities to provide safe and adequate electric service at just and reasonable rates. RegCo will maintain an obligation to provide the electricity commodity to all customers during the term of this settlement, as further described in Section 4.0. The Company agrees to work with other parties, in the continuing proceedings in Case 94-E-0952 and other forums as appropriate, to develop a definition of the obligation to serve that is consistent with a competitive generation market and a competitive energy services market.

10.2     IMPLEMENTATION

    10.2.1 ENERGY SERVICE PROVIDERS, MARKETERS AND BROKERS Niagara Mohawk will accept financial risk for the performance of energy service companies if the Company is allowed to employ reasonable standards of operational conduct and acceptable standards of
           commercial credit worthiness.   To the extent that
           Niagara Mohawk has incurred costs to provide energy to balance an ESCo's customers loads, it will collect its costs for doing so from that ESCo and/or from customers as provided for below. Niagara Mohawk's ESCo will have the same requirements as other ESCos.

           As discussed in Section 8.3 RegCo will bill customers directly for transmission and distribution services. An ESCO will have the option of billing customers for its services directly (two bill model) or having RegCo bill on its behalf (one bill model).

           Under the one bill model, issues concerning operational conduct and credit worthiness can be addressed in the commercial terms established under service level contracts with the ESCos. Therefore, no additional credit or security requirements shall apply.

           With respect to the two bill model, the Company has a greater level of business risk from balancing services. This business risk can be mitigated by establishment of reasonable standards of operational performance and credit worthiness. The following procedures address these operational business risks:

                 -    ESCos are required to maintain a credit
                      requirement with the Company or provide adequate security in lieu of such credit requirement, in an amount that is equal to or greater than the summation of the kilowatthours of all customers under each ESCo's service, multiplied by the Company's highest monthly average on peak energy buy back rate during the preceding twelve month period (the current rate under S.C. 6 is $.02333 per kilowatthour).
                      The Company reserves the right to revise the rate as appropriate to reflect changes in tariff provisions. This credit requirement will be updated on a continuous basis.

                 - A customer's kilowatthour summation for credit requirement purposes only, will be determined by computing the two highest monthly billing cycle kilowatthour consumptions or the highest bi-monthly billing cycle kilowatthour consumptions over the prior twelve-month period for the eligible customers. If a prior twelve-month period does not exist, the kilowatthour summation will be determined by computing the two highest kilowatthour consumptions or the highest bi-monthly kilowatthour consumptions over the prior twelve-month period for an "average customer" of the same rate class and voltage level of the eligible customer.

                      The application of these ESCo credit worthiness standards will be accomplished by performing the evaluation as described more fully in
                      Section 10.2.3.2 of this settlement.

                 - An interim imbalance billing may be presented to the ESCo with payment due within 21 days of receipt of the billing when actual deliveries fall below 75% of the required scheduled deliveries during a seven day period. If payment from the ESCo is not received, the Company may institute an expedited proceeding with the PSC to revoke or suspend the ESCo's eligibility, and to propose a transition plan to convert the ESCo's customers to an alternative supplier. The Company expects a decision on this petition to be completed within 23 days of such filing.

                 - To the extent that the PSC does not respond to the petition request or alters the conversion date of the ESCo's customers, beyond sixty days from the beginning of the period that generated the interim imbalance bill or 23 days from the filing of the petition with the PSC, whichever is greater, the Company will not be at risk of loss associated with imbalance services for those customers from this date through the conversion date set forth in the PSC decision. The Company would seek to recover such losses first, from any remaining security from the ESCo, second through the transition plan for the ESCo's customers as approved by the PSC, and lastly from ratepayers in general, consistent with deferral provisions contained in Section 2.0 Rate Plan of this settlement. The Company will continue to use its best efforts to pursue recovery of all losses from the ESCo and to the extent additional recoveries are achieved, such recoveries will be offset against deferrals.

            These procedures will be revised as necessary upon the establishment of a fully operational ISO and Power Exchange.

     10.2.2 CUSTOMER OPERATIONS PROCEDURES

       To facilitate the Company's operations under the rate plan, provisions of Part 11, Part 13, Part 140 and Part 273 of 16 NYCRR and the requirements for a plain language bill format adopted in Case 28080, Order Requiring Gas and Electric Utilities to File Revised Billing Formats (Oct. 31, 1985), are waived to the extent that any such provisions are inconsistent with the Company's ability to:

     a. institute non-discriminatory procedures which require an applicant to provide reasonable proof of the applicant's identity as a condition of service;

     b. modify its bill content and format in response to industry restructuring; provided, however, the
          Company's bills will contain the following:

        -    an explanation of how bills may be paid
        -    total charges due
        -    due date
        -    unit price of energy consumed or other
               appropriate itemization of charges (including sales taxes and other informative tax itemization)
        -    complete name and address of customer
        - unique account number or customer number assigned to the customer
        -    meter readings
        - period of time associated with each product or service
        -    name of entity rendering bill
        - local or toll-free telephone number customers may call with inquiries
        -    plain language
        -    basis of calculations of billed amounts
        -    late payment charges that apply
        -    estimated reads, if applicable
        -    posting of cash receipts to previous balance

     c. include non-tariffed items in a bill; provided, however, that customer payments are credited first to tariffed items and service cannot be terminated for failure to pay non-tariffed items.

     Niagara Mohawk will be permitted to disclose to other service providers: whether or not a deposit could be requested from the customers by Niagara Mohawk due to delinquency, as defined in 16 NYCRR Section 11.12(d)(2) or in 16 NYCRR Section 13.1(b)(13), or for any reason provided in 16 NYCRR Section 13.7(a)(1); whether or not a customer could be denied service by Niagara Mohawk due to unpaid bills on an existing or prior account; or, whether a customer's service could be terminated by Niagara Mohawk provided that:

     - such information is to be used by other service providers only for the purposes of determining whether unregulated energy services will be provided to the customer, whether a deposit will be collected from such customer, or for other purposes approved by the Commission; and,

     - such information request is made by a service provider in response to a bona fide request from the customer to the service provider for electric service or with other customer consent.

     The Company will be permitted to accept credit card payments for utility service, provided, however, that any costs imposed on Niagara Mohawk associated with the receipt of payment by credit card are to be considered among the general costs of doing business and will not be a separate additional charge to the customers whose payments are made by credit card.

   10.2.3 CREDIT AND COLLECTION MATTERS

             10.2.3.1  CUSTOMER CREDITWORTHINESS

               Change to Parts 11 and 13 of the Commission's Regulations are expected to be made and necessary for the Company to mitigate its risks of being the supplier of last resort. In Case 96-M-0706, for example, the Company proposes changes to the Regulations, including (1) requiring payment in full of security deposits prior to initiation of service for some customers; (2) requiring alternate payment plans for certain applicants and for customers who have defaulted on deferred payment agreements
               (DPA); (3) requiring completed applications for service; (4) increasing minimum DPA payments and down payments; (5) revising the standards for determining financial need; (6) allowing utilities to deny service under certain circumstances to those who have breached DPAs; and (7) reducing the duration of DPAs. The Company plans to pursue changes as described above as part of the generic proceeding covering these issues, however, it reserves the right to petition for further waiver of such rules as necessary.

             10.2.3.2  ESCO CREDITWORTHINESS EVALUATION

               Niagara Mohawk will establish credit limits or security requirements for all energy suppliers prior to their serving customers on Niagara Mohawk's system by applying, on a consistent, non-discriminatory basis, the same financial evaluation standards it currently employs in determining creditworthiness of energy suppliers providing supply services to its gas transportation customers (See Appendix G). Energy suppliers will be notified of the established credit limit within two weeks of receipt of a completed credit application accompanied by the two most current years of audited financial statements. Credit limits must be maintained and will be reviewed continually.

               If an entity is assigned a credit limit that is not sufficient to meet the requirements of this section, it may meet the requirements by paying any outstanding balances due to Niagara Mohawk and providing security in the form of (1) an advance deposit; (2) an irrevocable letter of credit in such form, and drawn upon such bank, as are satisfactory to Niagara Mohawk; (3) a security interest in collateral satisfactory to Niagara Mohawk; or
               (4) a guarantee, in form acceptable to
               Niagara Mohawk, by another entity which is assigned a credit limit adequate to meet the requirements of this section (e.g., parental guarantee). Such security must be in an amount at least sufficient to cover the difference between the credit limit assigned to the entity by Niagara Mohawk and the credit limit required by this section.

               In the event the level of credit indicates security is no longer required, and in conjunction with a creditworthiness evaluation, such security will be returned in kind, within two weeks of such determination. Security deposits held by Niagara Mohawk Power Corporation for energy suppliers will accrue interest at the Commission's "Other Customer Capital Rate." If Niagara Mohawk is unable to establish a credit limit based on information available from acceptable financial reporting agencies or commercial credit reporting organizations, and the financial statements noted above, an energy supplier must provide such supplemental financial and credit information as Niagara Mohawk may deem necessary. This may include information as to the energy supplier's legal structure; its officers, partners, or proprietors; trade references; recent financial statements; and such other credit information as might reasonably be required in the exercise of due diligence by a potential creditor of the energy supplier.

   10.2.4 TERMINATION DECISIONS

     RegCo will serve as the supplier of last resort, thus it will make all service termination decisions associated with non-payment of amounts owed to the Company. Its termination decisions will continue to be guided by regulation.

     RegCo will not charge for a customer's initial switch from RegCo to an alternative energy supplier. If a competitive ESCo wants to discontinue electric service, it will notify the customer and RegCo of the termination in writing at least 21 days before the customer's next cycle meter reading date. If a customer wants to discontinue service from an ESCo, it will notify the ESCo and RegCo of the termination in writing at least 21 days before the customer's next meter reading date. If, after receiving the ESCo's written termination notice, or sending its own written termination notice, the customer has not contacted RegCo or some other ESCo during the 21 day period, service would thereafter be provided by RegCo. RegCo will charge customers a switching charge that fully reflects all incremental costs as provided under tariffs. RegCo also will charge customers who return to RegCo for commodity service rates for energy supply according to the rates for their applicable rate class. Any other charges associated with the discontinuance and/or reconnection of service will be borne by the ESCo. RegCo may recover those charges from the ESCo by acquiring a commensurate amount of the ESCo's security and receiving a replacement amount of security from the ESCo.

   10.2.5 COST RECOVERY

     RegCo's revenue sources may be in jeopardy to the extent welfare reform on the state and federal levels limits public assistance and Home Energy Assistance Program benefits that customers now use to pay their utility bills. RegCo may incur a revenue shortfall from those sources that is not currently being
     mitigated.   To mitigate that shortfall, RegCo has the
     right to petition for recovery of losses consistent with the treatment of deferrals as described in Section 2.0, Rate Plan of this settlement.

  SECTION 11.0
  REGULATORY CHANGES AND APPROVALS

  11.1  ELIMINATION OF CERTAIN REGULATORY REQUIREMENTS

        11.1.1    REGULATORY REPORTING REQUIREMENTS

          Niagara Mohawk will continue its participation in the Reporting Requirements Working Group of Case 94-E-0952
          - Competitive Opportunities Proceeding - Phase II.

          The reporting requirements that may be established in Case 94-E-0952 by a final, Commission order or an order which has not been stayed pending appeal will apply during the term of this Agreement.

        11.1.2    TREATMENT OF FUTURE REFUNDS

          The Company is subject to ongoing examinations by federal and state tax authorities. No amounts have been provided for in the financial forecast for resolution, either resulting in a refund or liability, of these examinations. To the extent that refunds or payments, including interest and penalties and net of any deferred taxes, individually exceed $500,000, the Company will defer such refund or payment for disposition in rates after the term of the settlement agreement. When available, new deferred debits will be netted against new deferred credits arising during the term of this settlement agreement.

          In addition, the Company expects to receive a tax benefit resulting from the offset of the common stock, equity, and cash it will provide under the MRA against tax amounts paid in past and future years, as described in Section 2.3.4.

          During the term of this settlement, the treatment described above covers all refunds and tax benefits that might otherwise have been passed back to customers. Thus, in approving this settlement, the Commission thereby approves the treatment of all such refunds and the total amount of the tax benefit described above. The Company will not be required to file any formal notice of tax refunds under Section
          89.3 of the Commission's Regulations (16 NYCRR Section 89.3). No hearings will be held pursuant to Section 113(2). However, the Company will provide Staff with documentation and supporting workpapers of any such tax refunds on a timely basis. This settlement constitutes full compliance with the provisions of Section 113(2) and the Commission's Regulations.

  11.2 REGULATORY APPROVALS

        11.2.1    COMMERCIALIZATION OF PRODUCTS AND
                  TECHNOLOGIES DEVELOPED AS A RESULT OF
                  RESEARCH AND DEVELOPMENT

          During the term of this Agreement, Niagara Mohawk will not defer and true up its cost of investment in research and development (R&D) activities. Nor will the Company defer and true up any royalty revenue it receives from commercialization of products and technologies that emerge from such R&D activities.

          The Company's affiliates may invest in
          commercialization of R&D products and technologies developed by RegCo consistent with affiliate rules generally and with Sec. 9.2.2 specifically. If an affiliate elects to invest, it will fairly compensate RegCo, assume the business risk(s) and will be entitled to the benefits associated with that investment.

        11.2.2    PSL SECTIONS 69 AND 70 APPROVAL OF THE SALE,
                  LEASING, OR FINANCING OF BUILDING FACILITIES

          Niagara Mohawk intends to implement an Occupancy Cost
          Reduction Initiative ("OCRI"). The purpose of this initiative is to reduce the total occupancy cost to, and revenue requirements of, Niagara Mohawk, while increasing corporate flexibility and enhancing operational efficiency. One key objective of OCRI will be to realign the Company's asset base to maximize flexibility and minimize capital commitment as the needs of the Company change. Niagara Mohawk wishes to achieve this objective by disposing of least cost-effective space; bringing all facilities to fully-utilized status; and extracting capital from surplus assets.

          Annexed hereto as Appendix H is a list of Niagara
          Mohawk facilities that have been identified as potential candidates for sale, leasing, or sale leaseback transactions. For each facility, Appendix H sets forth its associated net book value.

          During the term of this Agreement, Niagara Mohawk will observe the following procedures in connection with the sale, leasing, or sale-leaseback of its Appendix H facilities:

               11.2.2.1 If and when a facility is no longer needed to provide electric and gas services, the Company will evaluate the best utilization or disposition of the facility, including, but not limited to, sale to NM Holdings or sale or lease to a third party.

               11.2.2.2 In the event Niagara Mohawk decides to sell or lease a facility, the Company may utilize brokers or other service providers to identify prospective buyers or tenants. Niagara Mohawk will use every effort to obtain the highest market value for the facility based upon independent appraisals and market conditions. Any sale will require the prior approval of Niagara Mohawk's Board of Directors. Any lease will require the approval of a Niagara Mohawk officer.

               11.2.2.3 Under no circumstances will the sale or lease of a facility prevent Niagara Mohawk from providing electric and gas services to its customers, or from otherwise being able to discharge its public service responsibilities and to meet its electric and gas load requirements.

               11.2.2.4 To the extent the accounting for such revenues is not otherwise provided for herein, all revenues derived from sales will be accounted for in accordance with the Uniform System of Accounts.

               11.2.2.5 All contract documents will include provisions limiting Niagara Mohawk's liabilities, such as environmental liabilities. In the case of lease transactions, tenants will also be required, inter alia, to maintain insurance coverage, protect Niagara Mohawk property, and observe all Niagara Mohawk rules and regulations regarding the use of the premises. Any initial lease term shall not exceed five (5) years.

               11.2.2.6  Any sale-leaseback transaction will be
                         revenue neutral or will reduce revenue
                         requirements.

               To the extent implementation of the OCRI requires Commission authorization under Public Service Law Sections 69 and 70, that authorization is in the public interest for the sale, lease or financing of facilities of $3 million or less. In approving this settlement, the Commission thereby grants that authorization for the term of this settlement. Sale, lease or financing of facilities in excess of $3 million will be subject to a separate petition.

        11.2.3    CONVERSION OF 25 CYCLE CUSTOMERS

          In its Western Region, several of the Company's customers maintain equipment that requires 25 cycle electricity rather than the 60 cycle power the Company provides elsewhere on its system. The Company will eliminate 25 cycle service to all such customers on December 31, 2007. Prior to that time, in the event of failure of significant 25 cycle equipment, e.g., transformers, frequency changers, the Company will not repair or replace such equipment unless it secures agreements from the affected customer(s) to pay the cost of such repair or replacement.

  SECTION 12.0
  LOW INCOME CUSTOMER ASSISTANCE PROGRAM (LICAP)

  RegCo will seek, at the lowest possible cost, to assist low-income customers who are unable to pay fully for their electric and gas usage, and to thereby minimize uncollectible accounts expense. As part of its provider of last resort responsibilities, RegCo will pursue these objectives by expanding the availability of Niagara Mohawk's
  Low Income Customer Assistance Afford/Ability Plan to all low-income customers who do not receive public assistance and who, on the basis of objective criteria, are unable to pay their full energy bills. Based on research conducted in the Fall of 1995, it is estimated that approximately 29,000 customers will be eligible for services under the expanded Afford/Ability Plan. RegCo expects to have enrolled approximately 9,000 customers by the end of 1997 and to have enrolled all eligible customers by 2001 with the program continuing through the end of this Agreement.

  RegCo will also offer Afford/Ability Plan services on a pilot basis to a number of customers who receive public assistance and have accounts that are in arrears, but whose accounts are not paid directly by county departments of social services. If the results indicate that Afford/Ability Plan services are more cost effective than current procedures for obtaining direct county payment of utility bills, RegCo will further expand the Afford/Ability Plan to include public assistance customers.

  12.1 ELIGIBILITY CRITERIA

          Current eligibility criteria for the Afford/Ability Plan include receipt of Federal Home Energy Assistance Program ("HEAP") grants, a negative cash flow (as determined using Department of Social Services Form
          3596), and a history of broken payment agreements. Given the future uncertainty of the HEAP program, RegCo may be required to implement alternative methods of identifying and verifying eligible candidates for Afford/Ability Plan services.

  12.2 PROGRAM DESCRIPTION

          The Afford/Ability Plan involves three steps. First, based on the customer's financial circumstances as measured by objective standards, the utility will agree to accept partial payment for future energy use. Second, the customer must agree to participate in an energy use management program designed to reduce overall usage. Program services include weatherization, attendance at an energy services workshop, an electric appliance retrofit analysis (including, where appropriate, refrigerator replacement) and an in-home energy service education packet. To ensure cost-effectiveness, specific energy use management services will be provided to customers on the basis of the customer's previous usage and location. While the investment per customer will vary according to the package of services provided, the total annual program cost for energy use management services will approximate Niagara Mohawk's expenditure for the former Utility Low Income Energy Efficiency Program. Third, at the end of each year, the utility will forgive a percentage of arrearages for those Afford/Ability Plan customers who have made all their agreed monthly payments. Continued participation in the Afford/Ability Plan will require annual recertification. It is a condition of recertification that the customer has made all agreed partial payments during the previous year.

  12.3 PROGRAM FUNDING

          The cost of the energy efficiency services outlined above will be funded through the SBC. The costs associated with arrears forgiveness for years one through three under the program will be absorbed by the Company except as otherwise provided for under Section
          2.6.2. The costs of any other low income programs that may be required by any new legislation or regulation or of additional Afford/Ability Plan services that may be offered as a result of the pilot study will also be funded through SBC. The Afford/Ability Plan will be evaluated on an ongoing basis to ensure that the program remains cost effective. The Company will budget expenditures under the LICAP Program to be $4.377 million in 1998, $4.952 million in 1999 and $5.598 million in 2000. Year four and five budgets will be established in the proceedings that will set rates for years four and five.

  SECTION 13.0
  MISCELLANEOUS

  13.1 FORCE MAJEURE

          If a circumstance occurs which, in the judgement of the Company, threatens the Company's economic viability, including its ability to access capital markets at reasonable rates, or its ability to maintain safe and adequate service, the Company will be permitted to petition the Commission for relief from the terms of this Agreement, including filing for an increase in its prices.

  13.2 COMMISSION AUTHORITY

          Nothing in this Agreement shall be construed to limit the Commission's authority to reduce the Company's rates should it determine, in accordance with the provisions of the Public Service Law, that the established rates are in excess of just and reasonable rates for the Company's electric service.

  13.3 PROVISIONS NOT SEPARABLE: EFFECT OF COMMISSION
       MODIFICATION

          The parties have negotiated and accepted this agreement in toto with each provision in consideration for, in support of, and dependent on the others. If the Commission does not approve this agreement in its entirety, without modification, any signatory may withdraw its acceptance of this agreement by serving written notice on the other parties, and shall be free to pursue its position in this proceeding without prejudice.

          If the Commission approves this Settlement Agreement or modifies it in a manner acceptable to the parties, the parties intend that this settlement thereafter be implemented in accordance with its terms. If a material modification is thereafter authorized or required by the Commission that is unacceptable to any party to this Settlement Agreement adversely affected by such modification, then, in addition to any other remedies a party may have, such party may withdraw from the agreement and will not be bound thereafter to its provisions.

  13.4 PROVISIONS NOT PRECEDENT

          The terms and provisions of this Agreement apply solely to and are binding only in the context of the purposes and results of this Agreement. None of the terms and provisions of this Agreement and none of the positions herein by any party may be referred to, cited or relied upon by any other party in any fashion as precedent in any other proceeding before this Commission or any other regulatory agency or before any court of law except in furtherance of the purposes and results of this Agreement.

  13.5 DISPUTE RESOLUTION

          In the event of any disagreement over the interpretation of this Settlement or the implementation of any of the provisions of this Settlement, which cannot be resolved informally among the Parties, such disagreement shall be resolved in the following manner unless otherwise provided herein: The Parties shall promptly convene a conference and in good faith shall attempt to resolve such disagreement. If any such disagreement cannot be resolved by the Parties, any Party may petition the Commission for relief on a disputed matter.

  13.6 WITHDRAWAL FROM LITIGATION

          In consideration for the foregoing, the Company, upon final approval of this Settlement by the Commission, agrees to petition the Appellate Division of the Supreme Court for permission to withdraw as a party to the appeal in the Article 78 proceeding brought to challenge Opinion 96-12, Energy Association v. Public Service Commission (Sup. Ct. Albany Co. Index No. 5830-96). The Company's withdrawal as a party to the Energy Association case shall be effected through Stipulations of Withdrawal, mutually agreed to by the Company and the Commission. Until the aforementioned petition with respect to the Energy Association case is granted, the Company will discontinue its litigation activities to the extent that it is able to do so without prejudicing its rights in the Article 78 proceeding.

  13.7 CONSTRUCTION OF TERMS

          This Settlement Agreement was written to reflect formation of a legally separate HoldCo. In the event that the HoldCo is not a legally separate entity, the terms and conditions of this Settlement shall be read to give full effect to their meaning and intent.

  13.8 STEAM HOST ISSUES

          The parties to this Agreement recognize the need for certain of the SIPPs and companies ("the Steam Hosts Action Group" or "SHAG") that have contracts with those SIPPS regarding steam/thermal arrangements in the post-MRA period to conduct negotiations to reach a satisfactory settlement of issues related to changes in SIPP operations as a result of the MRA. The parties to this Agreement acknowledge, among other priorities, the importance to the economy of the State of New York of addressing steam/thermal issues as expeditiously as possible. The following parties - Empire State Development by the Department of Economic Development, the Job Development Authority and the Empire State Development Corporation (Urban Development Corp.),
          Niagara Mohawk Power Corporation, New York Power Authority, Multiple Intervenors, the SHAG, and the
          SIPPS, Joint Supporters and the National Association of Energy Service Companies - specifically agree, in a good faith effort, to pursue diligently ways to minimize any economic or operational difficulties due to changes in SIPP steam production which could occur as a result of the MRA and to otherwise reach a mutually satisfactory settlement of the issues.

          No party to this Agreement shall be deemed to waive (including, but not limited to, in connection with the Commission's review of this Agreement), any right to recommend to the Commission, or to oppose any such recommendation or to take any other position (including, but not limited to, with respect to Commission jurisdiction), that the Commission undertake any specific course of action regarding the resolution of these negotiations between such SIPPs and SHAG, except that all parties specifically waive any right to challenge the prudence of the MRA, and the contracts executed pursuant thereto.

  SECTION 14.0
  TERM OF THIS AGREEMENT

          Except as otherwise provided herein, the term of this Agreement shall be five years from the PowerChoice
          Implementation Date.

  EXHIBIT 99.2
  ------------


  POWERCHOICE SETTLEMENT


  POWERCHOICE SETTLEMENT EXPECTED TO SAVE 6,000 JOBS, SPUR
  ECONOMY

  Niagara Mohawk's Plan Calls for Lower Average Electricity
  Prices,Competition and Customer Choice

  Settlement is subject to Public Service Commission review and public comment

        SYRACUSE, Oct. 10 -- Niagara Mohawk Power Corp.'s (NYSE:NMK) PowerChoice settlement, filed today with the state Public Service Commission, is expected to save or create 6,000 jobs in Upstate New York and spur economic development by lowering average electricity prices and creating a competitive electricity market.
        "This settlement is another major step forward in Niagara Mohawk's financial recovery and it exceeds the goals of our original PowerChoice proposal," said William E. Davis, Niagara Mohawk chairman and chief executive officer. "While PowerChoice originally proposed to freeze average residential and commercial electricity prices and cut industrial prices, this settlement proposes to reduce average prices for residential and commercial customers, as well. In addition, all customers will be able to choose their own electricity producer in a competitive market by December 1999."
        Niagara Mohawk said it filed the settlement today with the understanding and expectation that it will be signed by the staff of the Public Service Commission, Multiple Intervenors, and other parties. The settlement must be approved by the full Commission.

  PRICE REDUCTIONS, JOB RETENTION

        Under the settlement, all major customer classes will see an average reduction in Niagara Mohawk's electricity prices, which have not increased in two years. Residential and commercial customer classes will see average cuts of approximately 3.2 percent phased in over three years. Industrial customers will see average reductions ranging up to 25 percent for some customers. Those decreases include discounts currently offered to some industrial customers through flexible and optional rate programs.
        "Industrial customers will see the largest decreases to protect and create jobs in Upstate New York," Davis said.
  "It is critical that we encourage large employers to stay in our region and that we attract more quality jobs for Upstate residents." He estimated that the proposed price cuts will save or create about 6,000 jobs in Niagara Mohawk's service area.
        Davis added that keeping industrial customers on Niagara Mohawk's system will also hold down prices for all other customers. "When we lose large customers our fixed costs must be spread over fewer kilowatt-hours," he said. "That hurts all customers," Davis said. Commercial and residential customers could see additional savings on top of the 3.2 percent average price cut if the New York State legislature passes Securitization legislation by early 1998 and if the legislature continues its efforts to further reduce the state's high utility taxes.
        To ensure that prices accurately reflect the true cost of providing service, the PowerChoice settlement calls for the energy portion of prices on residential bills to be decreased while the fixed customer charge on bills will be increased over three years. By the year 2000, the customer charge will be about $17, lower than the basic service charge for telephone or cable television service today.
  This will result in a slight overall increase -- less than a dollar in most cases -- in the bills of some customers, primarily low-use accounts such as seasonal homes.
  Customers who use more than 400 kilowatt-hours of electricity a month will see bill reductions.
        Davis said absent PowerChoice and the company's agreement to terminate or restructure 29 independent power producer contracts, Niagara Mohawk would have had to continue to pursue price increases to meet growing costs, primarily increasing IPP payments. That could have meant residential electricity price increases of 10 percent to 15 percent through 2000.

  STRANDED COST RECOVERY

        Niagara Mohawk has agreed to absorb a portion of past investments made to serve customers that would be unrecoverable or "stranded" in the competitive market. Remaining stranded costs would be recovered from all customers, regardless of their energy supplier, through a non-bypassable Competitive Transition Charge. The settlement notes that recovering stranded costs in this way ensures all customers are treated fairly and that no customer or group of customers avoids stranded costs at the expense of other customers.

  CORPORATE STRUCTURE

        As with Niagara Mohawk's original PowerChoice proposal, the settlement calls for the company to separate its generation business from its transmission and distribution businesses. To accomplish this, the company will conduct an auction of all non-nuclear generation assets as soon as practicable. Shareholders will receive a portion of the sale proceeds as an incentive to divest.
        Niagara Mohawk's nuclear plants will remain part of the company's regulated business and the company will continue to improve efficiency at the plants through a statewide solution such as the New York Nuclear Operating Company.
  The settlement stipulates that absent a statewide solution, Niagara Mohawk will file a detailed plan for analyzing proposed solutions for its nuclear assets, including the feasibility of an auction, transfer and/or divestiture.
        Niagara Mohawk's core focus will remain on its regulated transmission and distribution business. The company also will continue to strengthen its delivery of basic customer services associated with transmission and distribution.SPECIAL PROGRAMS
          The PowerChoice settlement calls for demand-side management programs and research and development programs to be administered by a third party. The cost of these programs, which is currently reflected in electricity bills, will be collected through a System Benefits Charge. The company also will expand its Low-Income Customer Assistance Program. In addition, the settlement calls for environmental enhancements such as transferring land in the Adirondack Park to the state and donating sulfur dioxide allowances.

  THE MASTER RESTRUCTURING AGREEMENT

        Under the PowerChoice settlement, the parties recommend
  PSC approval of the Master Restructuring Agreement signed by Niagara Mohawk and 16 independent power producers on July 9, 1997. The MRA calls for Niagara Mohawk to pay approximately
  $4 billion in cash and stock to terminate or restructure 29
  IPP contracts that represent about 84 percent of the above-market IPP costs reflected in customers' bills. Niagara
  Mohawk will finance the agreement through new debt which will be paid down over a seven- to eight-year period.
        Davis said approval of the PowerChoice settlement and consummation of the MRA will help restore Niagara Mohawk's financial health and help revitalize the Upstate economy.
        "Overall, Niagara Mohawk's financial condition should stabilize and improve. Our cash flow will improve as a result of the Master Restructuring Agreement and shareholder value will improve as that debt is reduced. In addition, the settlement provides a set of rules that will allow the company to compete fairly in the new marketplace," Davis said.
        The settlement will be the subject of evidentiary and public statement hearings before an administrative law judge. The PSC will review the settlement and the judge's analysis in open session before voting on the agreement.
  The company hopes to obtain approval from the PSC by early
  1998 and to consummate the MRA shortly thereafter.